UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under § 240.14a-12

STONE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table shown below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2015

Notice of Annual Meeting

and Proxy Statement

IMPORTANT VOTING INFORMATION

If you owned shares of our common stock at the close of business on March 27, 2015, you are entitled to one vote per share upon each matter presented at our 2015 annual meeting of stockholders to be held on May 21, 2015. Stockholders whose shares are held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”) will need to obtain a proxy from the broker, bank or other nominee that holds their shares authorizing them to vote at the annual meeting.

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the annual meeting, except on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015 and on the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares, unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the annual meeting.

YOUR VOTE IS IMPORTANT

Your vote is important. Our Board of Directors strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting.

QUESTIONS

If you have any questions about the proxy voting process, please contact the broker, bank or other nominee where you hold your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. You also may contact our Investor Relations Department by phone at (337) 237-0410 or by e-mail at information@stoneenergy.com.

ATTENDING THE ANNUAL MEETING IN PERSON

Only stockholders of record or their legal proxy holders as of March 27, 2015 or our invited guests may attend the annual meeting in person. If you plan to attend the annual meeting in person, you must present a valid form of government-issued photo identification. If you wish to attend the annual meeting and your shares are held in street name with a broker, bank or other nominee, you will need to bring your notice or a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date for the meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2015

The Notice of the 2015 Annual Meeting of Stockholders, the Proxy Statement for the 2015 Annual Meeting of Stockholders and the 2014 Annual Report to Stockholders (which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2014) of Stone Energy Corporation are available at http://www.edocumentview.com/SGY.

Stone Energy Corporation 625 E. Kaliste Saloom Road Lafayette, Louisiana 70508

Dear Fellow Stone Energy Corporation Stockholder:

You are cordially invited to attend the 2015 annual meeting of stockholders of Stone Energy Corporation, which will be held on May 21, 2015 at 10:00 a.m., local time, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130. At the annual meeting, stockholders will be asked to (1) elect our Board of Directors, (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015, (3) approve, on an advisory basis, named executive officer compensation, (4) approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares, (5) approve the Second Amendment to our 2009 Amended and Restated Stock Incentive Plan (as amended, the “Stock Incentive Plan”) to, among other things, increase the number of shares reserved for issuance under the Stock Incentive Plan by 1,600,000 shares and (6) approve the Third Amendment to our Stock Incentive Plan setting forth the eligible employees, business criteria and maximum annual per person compensation limits under the Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code. The proxy statement included with this letter provides you with information about the annual meeting and the business to be conducted.

In last year’s proxy statement, we made several enhancements in how we present information to you about our director nominees, corporate governance practices and executive compensation policies and practices, and also improved the readability of our proxy statement by using easier to read columns and text, clearer groupings and ordering of information and more bulleted lists, tables and graphics. In addition, we began to include a proxy statement summary, which appears immediately before the Notice of the 2015 Annual Meeting of Stockholders, that highlights important information included elsewhere in the proxy statement. This year’s proxy statement demonstrates our continued efforts to simplify and more effectively communicate the matters to be considered at our upcoming annual meeting and the other information included in our proxy statement. The Board and I believe that these changes reflect our ongoing commitment to make the information you are looking for easier to locate and review.

You will see that we also have continued to enhance the discussion and analysis of our executive compensation program on pages 30 to 53. Also, pages 14 through 20 and pages 71-72 of the proxy statement include detailed information about our director nominees and why we believe they are qualified to serve you.

We are committed to maintaining a constructive and open dialogue with all of our stockholders, and we view these regular improvements to our annual proxy information as an important part of this commitment to you.

Thank you for your continued support of Stone Energy Corporation.

Very truly yours,

David H. Welch

Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. We urge you to read the proxy statement carefully. Whether or not you plan to attend the annual meeting, we ask that you vote as soon as possible.

i

Proposal 1:	Election of Directors	71
Proposal 2:	Ratification of the Appointment of the Independent Registered Public Accounting Firm	73
Proposal 3:	Advisory Vote to Approve Named Executive Officer Compensation	74
Proposal 4:	Approval of an Amendment to our Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock from 100,000,000 Shares to 150,000,000 Shares	74
Proposal 5:	Approval of the Second Amendment to the Company’s Stock Incentive Plan to Increase the Number of Shares Reserved for Issuance under the Stock Incentive Plan by 1,600,000 Shares	76
Proposal 6:	Approval of the Third Amendment to the Company’s Stock Incentive Plan setting forth the Eligible Employees, Business Criteria and Maximum Annual per Person Compensation Limits under the Stock Incentive Plan for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code	86

ii

Proxy Statement Summary

This summary highlights information contained in the proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

2015 Annual Meeting of Stockholders

Date:	May 21, 2015

Time:	10:00 a.m., local time

Place:	Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130

Record Date:	March 27, 2015

Agenda:	1. Election of 10 directors each to serve a term of one year

2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015

3. Advisory vote to approve named executive officer compensation

4. Approval of an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 100,000,000 shares to 150,000,000 shares

5. Approval of the Second Amendment to our Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan by 1,600,000 shares

6.   Approval of the Third Amendment to our Stock Incentive Plan setting forth the eligible employees, business criteria and maximum annual per person compensation limits under the Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code

7. Transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting Matters and the Board’s Recommendation

The following table summarizes the items that will be brought for a vote of our stockholders at the annual meeting, along with the recommendation of the Board of Directors (“Board”) of Stone Energy Corporation (“we,” “our,” “company” or “Stone”) as to how stockholders should vote on each item.

Description		Board’s Recommendation
Proposal 1	Election of 10 director candidates nominated by the Board, each to serve a one-year term and until his or her successor has been elected and qualified	FOR
Proposal 2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015	FOR
Proposal 3	Advisory vote to approve named executive officer compensation	FOR
Proposal 4	Approval of an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 100,000,000 shares to 150,000,000 shares	FOR
Proposal 5	Approval of the Second Amendment to our Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan by 1,600,000 shares	FOR
Proposal 6	Approval of the Third Amendment to our Stock Incentive Plan setting forth the eligible employees, business criteria and maximum annual per person compensation limits under the Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code	FOR

In addition to these matters, stockholders may be asked to vote on such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

Director Nominees

The Board is comprised of nine independent directors and our Chairman, who is also our President and Chief Executive Officer (“CEO”). The following table provides summary information about each director nominee as of March 27, 2015, including whether the Board considers the nominee to be independent under the New York Stock Exchange’s independence standards. Each director is elected annually by a majority of votes cast.

Name	Age	Director Since	Independent	Positions/Committee Memberships
George R. Christmas	75	2003	Yes	C, NG
B. J. Duplantis	75	1993	Yes	C, NG, R
Peter D. Kinnear	68	2008	Yes	A, C, NG
David T. Lawrence	59	2013	Yes	A, NG, R
Robert S. Murley	65	2011	Yes	A, C, NG
Richard A. Pattarozzi	71	2000	Yes	LID, NG, R
Donald E. Powell	73	2008	Yes	A, NG
Kay G. Priestly	59	2006	Yes	A, NG, R
Phyllis M. Taylor	73	2012	Yes	C, NG, R
David H. Welch	66	2004	No	Chairman of the Board

A	Audit Committee
C	Compensation Committee
NG	Nominating & Governance Committee
R	Reserves Committee
LID	Lead Independent Director

Corporate Governance Highlights

Below are a number of our corporate governance highlights, including policies implemented and other governance achievements.

➢       Appropriately Sized Board (10 Members)

➢       9 out of 10 Directors are Independent

➢       Diverse Board Members (as to Gender, Experience and Skills)

➢      2 out of 10 Directors are Female; Named a 2020 Women on Boards Winning “W” Company for 2014

➢       All Directors Are Elected Annually

➢       Majority Voting for Uncontested Election of Directors

➢      Board Operates with a Lead Independent Director

➢       Compensation Committee Engaged Independent Compensation Consultant During 2014 and 2015

➢      Independent Directors Routinely Meet Without Management Present

➢       Robust Director Nomination Process to Identify Talented and Diverse Board Members

➢      Board and Committees Conduct Annual Self-Evaluations

➢       All Board Committees Comprised Solely of Independent Directors

➢      Committee Authority to Retain Independent Advisors

➢       Audit Committee Members Do Not Serve on More Than Three Public Company Audit Committees

➢      Four Audit Committee Financial Experts

➢       Non-Employee Directors Receive a Portion of Compensation in Equity

➢      Robust Stock Ownership and Retention Requirements for Executive Officers and Directors (Increased Director Stock Ownership Requirement in 2014)

➢       Directors Receive Orientation/Education Programs

➢      Robust Corporate Compliance Program

➢      Disclosure Committee for Financial Reporting

➢       “Say on Pay” Advisory Vote Conducted Annually

➢      Policy of No-Hedging of Company Stock

➢      No Poison Pill

2014 Executive Compensation Highlights

The cornerstone of our 2014 compensation program for our executives and all employees, regardless of level, is “pay-for-performance.” The program is designed to align the interests of our employees, including our Named Executive Officers, or “NEOs,” with those of our stockholders and to support both our short-term and long-term business objectives and the corporate values that we believe steer success. This approach allows us to pay our employees for delivering value to our stockholders while reducing overall compensation levels if we do not achieve our goals. Our compensation program discourages excessive risk by rewarding both short-term and long-term performance, maintains flexibility to respond to the dynamic and cyclical nature of our industry and allows us to be competitive in attracting, retaining and motivating our employees, including our leaders and other top-tier talent, in the highly competitive oil and gas industry.

Compensation decisions by our Compensation Committee and the Board in recognition of performance during 2014 and in response to analysis of market data included the following:

•	2014 Total Direct Compensation, or “TDC,” which is comprised of base salary, annual incentive compensation and long-term equity incentive awards, for our CEO and our other NEOs as a group approximated the 50th percentile of our peer group, consistent with our standing (at the 48th percentile) versus our peer group in terms of relative total stockholder return, or “TSR,” performance (being the average of our one-year and three-year performance, weighted equally).

•	NEO annual incentive compensation earned for 2014 performance was paid out at below the targeted amount in recognition of the varying levels of achievement of the stated business objectives and our Company’s overall performance in 2014 and stockholder return in 2014.

•	NEO annual long-term equity incentive awards in recognition of 2014 performance were made in the form of restricted stock grants vesting over three years.

Because our TSR performance relative to our peers is not determined until after year end, the base salary element of TDC for our NEOs is the only TDC element known prior to the end of our fiscal year. The annual incentive and the long-term equity incentive elements of TDC are determined and awarded in the first quarter of the following year (in this instance, in the first quarter of fiscal 2015). The table below provides a summary of the TDC received by our NEOs for 2014 performance despite the actual date that the particular element of compensation may have been granted or paid. In accordance with rules of the Securities and Exchange Commission (“SEC”): (1) base salary and annual incentive compensation received for 2014 performance are reported as 2014 compensation in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table; (2) the long-term equity incentive compensation awarded in March 2015 in recognition of 2014 performance is not reported as 2014 compensation in the Summary Compensation Table; and (3) the grant date fair value of these March 2015 awards for 2014 performance will be reported in the “Stock Awards” column of the Summary Compensation Table for 2015, with corresponding disclosure in the Grants of Plan Based Awards Table for 2015. As a result, the presentation below is in contrast to the Summary Compensation Table and the Grants of Plan Based Awards Table included in this proxy statement, which tables reflect long-term equity incentive compensation awards made during calendar year 2014 in recognition of 2013 performance, but do not reflect the long-term equity incentive compensation awards made in calendar year 2015 in recognition of 2014 performance. Accordingly, we have added a column to the Summary Compensation Table (at page 55) labeled “TDC,” which sets forth the total TDC earned by our NEOs for 2014 performance inclusive of the long-term equity incentive awards made in 2015 in recognition of 2014 performance.

NEO	2014 Base Salary	2014 Bonus (Dis- cretionary Portion)	2014 Non- Equity Incentive Plan Compensation (Fixed Performance Portion)(1)	2014 Restricted Stock Grant (Granted in March 2015)			Resulting Total Direct Compensation (TDC)
				Number of Shares	Grant Price Per Share	Aggregate Grant Date Fair Value
David H. Welch, CEO	$650,000	—	$689,750	230,829	$16.94	$3,910,250	$5,250,000
Kenneth H. Beer, CFO	380,000	—	337,458	75,711	16.94	1,282,542	2,000,000
Lisa S. Jaubert	290,000	—	252,908	44,102	16.94	747,092	1,290,000
Keith A. Seilhan	280,000	—	244,008	39,315	16.94	665,992	1,190,000
Richard L. Toothman, Jr.	290,000	—	255,875	38,024	16.94	644,125	1,190,000

(1)	Mr. Welch’s 2014 Non-Equity Incentive Plan Compensation includes $339,750 that was settled in the form of a restricted stock award with the same vesting and on the same terms as Mr. Welch’s 2014 Restricted Stock Grant (granted in March 2015). Please see “Compensation Discussion and Analysis—Annual Incentive Compensation Paid for Fiscal 2014 Performance.”

Stockholder Outreach and Engagement Efforts

Our Board and the Compensation Committee take stockholder support of our executive compensation program very seriously, and we aspire to achieve the full support of our stockholders for our executive compensation program, which we believe pays for performance, enables talent attraction, retains top talent and closely aligns the interests of our executives with those of our stockholders. Over the past two years, we have engaged in robust stockholder outreach efforts, as reflected in the stockholder advisory vote on executive compensation at our 2014 annual meeting, showing strong support for our executive compensation program, with over 95% of the votes cast in favor.

In preparation for the 2015 annual meeting of stockholders, we have continued our stockholder outreach efforts to solicit and respond to feedback about our executive compensation program and to broaden the dialogue with our stockholders, reaching out to investors representing approximately 80% of our outstanding shares of common stock and engaging in discussion with or receiving feedback from investors representing approximately 50% of the same. Through the engagement process, we determined that our stockholders supported our executive compensation program and appreciated the enhanced discussions demonstrating the link between performance and the specific pay decisions made for our NEOs.

In this proxy statement, we have endeavored to continue to be clearer regarding our approach to pay and performance alignment, both as to our philosophy and our practices. In addition, we reviewed our governance and compensation practices since the 2014 annual meeting and made adjustments where advisable, including to our Stock Ownership and Retention Guidelines, which the Board amended to increase the amount of stock our non-employee directors must own. Our governance practices and compensation program are intended to maintain the strong, direct link between the compensation of our NEOs and our performance and to continue to align the interests of our directors and NEOs with the interests of our stockholders.

Stock Incentive Plan Proposals

In Proposal 5, we are seeking approval of the Second Amendment to our Stock Incentive Plan for the purpose of, among other things, increasing the number of shares of common stock reserved for issuance under the Stock Incentive Plan by 1,600,000 shares. Approval of the increase in the number of shares of common stock available for issuance under the Stock Incentive Plan will ensure that there are sufficient shares available to meet our needs for future grants during the coming years, which allows us to provide incentive and reward opportunities to eligible individuals and assists us in retaining a competitive edge in today’s volatile business environment. In addition, in Proposal 6, we are seeking approval of the Third Amendment to the Stock Incentive Plan, which sets forth the material terms of the Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code and is intended to provide for the award of “performance-based compensation” (within the meaning of Section 162(m) of the Internal Revenue Code). Approval of the material terms of the Stock Incentive Plan, as so amended, to satisfy the requirements of Section 162(m) of the Internal Revenue Code will allow us to elect to fully deduct, for federal income tax purposes, awards granted under the Stock Incentive Plan that qualify as “performance-based compensation.”

Key Features of the Stock Incentive Plan

Key features of the Stock Incentive Plan include:

•	No discounted options may be granted

•	No recycling of shares that are (i) withheld or tendered to pay the exercise price or purchase price of an award or taxes relating to an award, (ii) covered by a stock option or stock appreciation right that is exercised or (iii) repurchased on the open market with the proceeds of an option’s exercise price

•	Awards are non-transferable, except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order or (iii) with the consent of the plan administrator

•	No automatic award grants are made to any individual

•	If Proposal 6 is approved by stockholders at the annual meeting, restricted stock and other awards may be designed to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code

•	A limitation on the maximum number of shares of common stock and on the maximum amount of cash that may be subject to awards granted to certain executive officers

•	No repricing of stock options or stock appreciation rights without stockholder approval

•	Does not provide for tax gross-ups

The following table summarizes certain information regarding our Stock Incentive Plan (but does not take into account any of the additional shares stockholders are being asked to approve at the annual meeting pursuant to Proposal 5). The Stock Incentive Plan is the only active equity plan under which the company may grant equity compensation awards and the only plan under which equity awards are outstanding.

As of March 13, 2015
Total Shares Available for Grant under the Stock Incentive Plan	309,639
Total Full Value Awards Outstanding	1,977,726
Total Stock Options Outstanding	204,474
Weighted Average Exercise Price of Stock Options Outstanding	$33.91
Weighted Average Duration of Stock Options Outstanding	1.44 years

Stone Energy Corporation 625 E. Kaliste Saloom Road Lafayette, Louisiana 70508

Notice of the 2015 Annual Meeting of Stockholders

Meeting Date:         May 21, 2015

Meeting Time:        10:00 a.m., local time

Location:                Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130

Record Date:          March 27, 2015

Purposes of the 2015 annual meeting of stockholders:

(1)	To elect 10 director candidates nominated by our Board of Directors, each to serve a one-year term and until his or her successor has been elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

(3)	To approve, on an advisory basis, named executive officer compensation;

(4)	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares;

(5)	To approve the Second Amendment to our Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan by 1,600,000 shares;

(6)	To approve the Third Amendment to our Stock Incentive Plan setting forth the eligible employees, business criteria and maximum annual per person compensation limits under the Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; and

(7)	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Information relevant to these matters is set forth in the accompanying proxy statement.

The close of business on March 27, 2015 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only our stockholders or their legal proxy holders as of the record date or our invited guests may attend the annual meeting in person.

Beginning on or about April 8, 2015, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy statement and vote online and made our proxy materials available to our stockholders over the Internet.

By Order of the Board of Directors,

Lisa S. Jaubert

Senior Vice President, General Counsel and Secretary

2015 PROXY STATEMENT

This proxy statement is furnished to you in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of Stone Energy Corporation (“we,” “our,” “company” or “Stone”) for use at the 2015 annual meeting of stockholders to be held on May 21, 2015 at 10:00 a.m., local time, at the Windsor Court Hotel located at 300 Gravier Street, New Orleans, Louisiana 70130, or at any adjournment or postponement thereof (the “Annual Meeting” or the “annual meeting”).

Purposes of the Annual Meeting; Board Recommendations

The agenda for the Annual Meeting includes the following items:

Agenda Item		Board Recommends Vote
Proposal 1	Election of 10 director candidates nominated by the Board, each to serve a one-year term and until his or her successor has been elected and qualified	FOR
Proposal 2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015	FOR
Proposal 3	Advisory vote to approve named executive officer compensation	FOR
Proposal 4	Approval of an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 100,000,000 shares to 150,000,000 shares	FOR
Proposal 5	Approval of the Second Amendment to our Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan by 1,600,000 shares	FOR
Proposal 6	Approval of the Third Amendment to our Stock Incentive Plan setting forth the eligible employees, business criteria and maximum annual per person compensation limits under the Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code	FOR

Notice of Internet Availability of Proxy Materials

On or about April 8, 2015, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 27, 2015. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Voting Procedures

Record Date

At the close of business on March 27, 2015, the “Record Date” for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were [57,215,506] shares of common stock issued and outstanding, each share of which is entitled to one vote. Common stock is the only class of our outstanding securities entitled to receive notice of and to vote at the Annual Meeting.

Appointment of Proxy Holders

Our Board asks you to appoint David H. Welch, Richard A. Pattarozzi and B.J. Duplantis as your proxy holders (“Proxy Holders”) to vote your shares at the Annual Meeting. You make this appointment by using one of the voting methods described below.

Quorum and Discretionary Authority

The presence at the Annual Meeting of a majority of shares of our common stock issued and outstanding and entitled to vote, present in person or by proxy, is necessary to constitute a quorum in order to transact business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

If less than a quorum is represented at the Annual Meeting, the Chairman of the meeting or a majority of the issued and outstanding shares so represented may adjourn the Annual Meeting from time to time, and the Proxy Holders will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment. In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the Chairman of the meeting or the Proxy Holders may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate.

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the proxies solicited by the Board will provide the Proxy Holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the Proxy Holders in accordance with the specification.

How to Vote Shares Registered in Your Name

If you own shares that are registered in your own name, you are a “registered stockholder” and you may attend the Annual Meeting and vote in person. You also may vote by proxy without attending the Annual Meeting in any of the following ways:

•	By Internet. You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, on May 20, 2015.

•	By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the proxy card.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot, which will be available at the Annual Meeting. Please note that attending the Annual Meeting without completing a ballot will not count as a vote.

•	By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the reply envelope provided.

For stockholders who have their shares voted by duly submitting a proxy by Internet, telephone or mail, the Proxy Holders will vote all shares represented by such valid proxies in accordance with the Board’s recommendations as set forth above, unless a stockholder appropriately specifies otherwise.

If you received more than one Notice of Internet Availability of Proxy Materials, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each Notice of Internet Availability of Proxy Materials that you receive in order for all of your shares to be voted at the Annual Meeting.

How to Vote Shares Held in “Street Name”

If you hold shares through a brokerage firm, trustee, bank, other financial intermediary or nominee (known as shares held in “street name”), you will receive from that broker, trustee, bank, financial intermediary or other nominee (the “intermediary”) a voting instruction form that will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.

If your shares are held in street name through a brokerage firm that is a member of the New York Stock Exchange (“NYSE”) and you want to vote on any of the proposals to be submitted to a vote at the Annual Meeting (except as to Proposals 2 and 4), you MUST indicate how you wish your shares to be voted. The broker will vote shares held by you in street name in accordance with your voting instructions, as indicated on your signed voting instruction form or by the instructions you provide via the Internet or by telephone. Absent such instructions, the proxy submitted by the broker with respect to your shares will indicate that the broker is not able to cast a vote with respect to the matter, which is commonly referred to as a “broker non-vote.” Accordingly, if your shares are held in street name, it is important that you provide voting instructions to the broker or other intermediary so that your vote will be counted. Under NYSE rules, Proposals 2 and 4 would each be considered a “routine matter,” and thus a broker would be permitted in its discretion to cast a vote on each such proposal as to your shares in the event that you do not provide the broker with voting instructions.

If you hold shares in street name and wish to vote your shares in person at the Annual Meeting, you must first obtain a valid proxy from the intermediary. To attend the Annual Meeting in person (regardless of whether you intend to vote your shares in person at the Annual Meeting), you should follow the instructions under “Attending the Annual Meeting in Person” below.

If you received more than one voting instruction form, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately follow the foregoing voting procedures for each voting instruction form that you receive in order for all of your shares to be voted at the Annual Meeting.

Revoking or Changing a Proxy

If you are a registered stockholder, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	voting again through the Internet or by telephone prior to 11:59 p.m., Eastern Time on May 20, 2015;

•	requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials;

•	voting in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or

•	submitting a written notice of revocation to the Secretary of Stone Energy Corporation at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 no later than May 20, 2015.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with that entity’s procedures.

Required Vote and Method of Counting

Proposal 1. Election of Directors

To be elected, each nominee for election as a director must receive the affirmative vote of a majority of the votes of the shares of common stock cast on such nominee at the Annual Meeting. This means that a director nominee will be elected if the number of votes cast for that nominee’s election exceeds the number of votes cast against that nominee’s election. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal.

Proposal 2. Ratification of the Appointment of the Independent Registered Public Accounting Firm

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015 requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Abstentions will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal. While we do not expect broker non-votes on this proposal because brokers have discretion to vote on it under NYSE rules, any broker non-votes received will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal.

Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation

Approval of this proposal requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on our company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” which discusses in detail how our executive compensation program implements our compensation philosophy.

Proposal 4. Approval of an Amendment to our Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock from 100,000,000 Shares to 150,000,000 Shares

Approval of this proposal requires the affirmative vote of a majority of the votes of the shares of common stock issued and outstanding and entitled to vote. Abstentions will have the same effect as a vote against the proposal. While we do not expect broker non-votes on this proposal because brokers have discretion to vote on it under NYSE rules, any broker non-votes received will have the same effect as a vote against this proposal.

Proposal 5. Approval of the Second Amendment to our Stock Incentive Plan to Increase the Number of Shares Reserved for Issuance under the Stock Incentive Plan by 1,600,000 Shares

Approval of this proposal requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Under Delaware law, abstentions and broker non-votes are not counted as votes cast and, accordingly, do not affect the outcome of the vote on this proposal for Delaware law purposes. However, under NYSE rules, this proposal must be approved by a majority of the votes cast on the proposal with abstentions counting as votes cast. Therefore, abstentions will have the same effect as a vote against the proposal for NYSE purposes.

Proposal 6. Approval of the Third Amendment to our Stock Incentive Plan setting forth the Eligible Employees, Business Criteria and Maximum Annual per Person Compensation Limits under the Stock Incentive Plan for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code

Approval of this proposal requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of the vote on this proposal.

Method and Cost of Soliciting and Tabulating Votes

The Board is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. We have also retained Georgeson Inc. for proxy solicitation and related services in connection with the Annual Meeting. Under our agreement with Georgeson, Georgeson will receive a fee of $8,500, and we will reimburse Georgeson for reasonable and customary out-of-pocket expenses incurred in performing such services. In addition, we will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners of our stock, and we will reimburse them for postage and clerical expenses. We will bear the costs of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Internet Availability of Proxy Materials, the Notice of the 2015 Annual Meeting of Stockholders, this proxy statement, the proxy card and any additional information furnished by us to our stockholders.

Attending the Annual Meeting in Person

Only stockholders of record or their legal proxy holders as of the Record Date or our invited guests may attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, you must present a valid form of government-issued photo identification. If you wish to attend the Annual Meeting and your shares are held in street name with a broker, bank or other nominee, you will need to bring your notice or a copy of your brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Annual Meeting. No banners, signs, firearms or weapons will be allowed in the meeting room. We reserve the right to inspect all items entering the meeting room.

The Annual Meeting will be held at the Windsor Court Hotel, located at 300 Gravier Street, New Orleans, Louisiana 70130. For directions to the Annual Meeting, please see your Notice of Internet Availability of Proxy Materials.

Corporate Governance

General Overview

We are committed to good corporate governance. The Board has adopted several governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, a Code of Business Conduct and Ethics (which applies to all directors and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer) and charters for the Audit, Compensation, Nominating & Governance and Reserves Committees. Each of these documents is available on our website (www.stoneenergy.com), and stockholders may obtain a printed copy, free of charge, by sending a written request to Stone Energy Corporation, Attention: Secretary, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, facsimile number (337) 521-9845. We will also promptly post on our website any amendments to these documents and any waivers from the Code of Business Conduct and Ethics for our directors and principal executive, financial and accounting officers.

Our Board of Directors

During 2014, the Board held six meetings. Each director attended at least 75% of the aggregate of all meetings of the Board and the standing committees on which he or she served during 2014. Directors are encouraged, but not required, to attend our annual meetings of stockholders, and all of our then current directors attended the 2014 annual meeting of stockholders.

To facilitate candid discussion by non-management directors, our non-management directors meet in executive sessions that are not attended by management in conjunction with each regular Board meeting. Mr. Pattarozzi presides over meetings of non-management directors and contributes to the agenda for each such meeting (the “Lead Director”). The Lead Director is chosen by the independent directors, and Mr. Pattarozzi was chosen as Lead Director in May 2012 in connection with the appointment of Mr. Welch as Chairman of the Board. For additional information about the role of our Lead Director and executive sessions of our non-management directors, please see “Board Leadership Structure” below.

Set forth below is biographical information regarding each of our directors. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any person was selected as a director or an executive officer, respectively.

George R. Christmas

Age 75

Director since 2003

Chairman of the Compensation Committee

Member of the Nominating & Governance Committee

Retired Lt. General George R. Christmas retired in 2011 as President and Chief Executive Officer of the Marine Corps Heritage Foundation, which directly supports the historical programs of the Marine Corps, preserves the history, traditions and culture of the Marine Corps, and educates Americans in its virtues. Retired Lt. Gen. Christmas graduated from the University of Pennsylvania with a bachelor of arts degree and then from Shippensburg University with a master of public administration degree. He served in the U.S. Marine Corps from 1962 to 1996, originally commissioned as a second lieutenant and rising to Brigadier General in 1988, Major General in 1991, and Lieutenant General in 1993 as

Commanding General, I Marine Expeditionary Force, Camp Pendleton, California. Lt. General Christmas’s personal decorations and medals include the Navy Cross, Defense Distinguished Service Medal, Navy Distinguished Service Medal, Defense Superior Service Medal, Purple Heart, Meritorious Service Medal and three gold stars in lieu of consecutive awards, the Army Commendation Medal, and the Vietnamese Cross of Gallantry with palm. He previously served as a consultant or advisor to various entities, including Wexford Group International, Northrup Gruman Space & Mission Systems Corporation, Marine Corps Heritage Foundation, RAND Corporation and HARRIS Corporation. Retired Lt. General Christmas presently serves as an advisor to the Marine Corps Heritage Foundation; as Member, Advisory Board, to the Florence & Robert A. Rosen Family Wellness Center for Law Enforcement and Military; as Chairman, Board of Directors, for Center House Association; as Marine Corps Senior Advisor for the Department of Defense Commemoration of the 50th Anniversary of the Vietnam War; as Witness to the War Advisory Board; as Member of the Stafford County Virginia Armed Services Memorial Commission; and as Trustee of the Stafford Hospital Foundation.

B. J. Duplantis

Age 75

Director since 1993

Chairman of the Nominating & Governance Committee

Member of the Compensation and Reserves Committees

Mr. Duplantis is a senior partner with the law firm of Gordon, Arata, McCollam, Duplantis & Eagan, having joined the firm in 1982, with a practice focused on the oil and gas industry. Prior to joining the law firm, Mr. Duplantis served in the legal department of The Superior Oil Company from 1979 to 1982 and previously was employed by Shell Oil Company, where he served in various engineering and management capacities over 10 years in Louisiana, Texas, California and New York, and also as a member of its legal department from 1971 to 1978. Mr. Duplantis graduated from Louisiana State University with a bachelor of science degree in petroleum chemical engineering and from Loyola University with a Juris Doctor degree.

In addition to his several professional affiliations, Mr. Duplantis has served on the Louisiana State Office of Conservation Intrastate Pipelines Ad Hoc Committee, the Louisiana State Office of Conservation Committee on Revision of Rules of Procedure, and the Advisory Committee for the Louisiana State Commissioner’s Office of Conservation, and is a former board member of Holy Cross College, New Orleans, Louisiana.

Peter D. Kinnear

Age 68

Director since 2008

Member of the Audit, Compensation and Nominating & Governance Committees

Mr. Kinnear held numerous management, operations and marketing roles with FMC Technologies, Inc. and FMC Corporation, both leading providers of technology services to the energy industry, starting in 1971 and retiring from FMC Technologies, Inc. in 2011. Mr. Kinnear served as Chief Executive Officer from March 2007 through February 2011 of FMC Technologies, Inc., and previously as President from March 2006 through April 2010, and Chief Operating Officer from March 2006 through March 2007. Mr. Kinnear received a bachelor’s degree in chemical engineering from Vanderbilt University and an MBA from the University of Chicago.

Mr. Kinnear presently serves on the board of directors of Superior Energy Services, Inc. (member of the audit and corporate governance committees). In addition to serving as trustee or director of various non-public entities, including The Petroleum Equipment Suppliers Association, the Business Council, and Spindletop International, Mr. Kinnear previously served on the board of directors of Tronox Incorporated from November 2005 to December 2010, and as FMC Technologies, Inc.’s Chairman of the Board from October 2008 through October 2011.

David T. Lawrence

Age 59

Director since 2013

Member of the Audit, Nominating & Governance and Reserves Committees

Mr. Lawrence has extensive global experience across the upstream energy business. He currently is Chairman and CEO of Lawrence Energy Group LLC and Chairman of the Advisory Board for the Yale Climate and Energy Institute. He served as Executive Vice President Exploration and Commercial for Shell Upstream Americas and Functional Head of Global Exploration for Shell worldwide from June 2009 until retiring from this position in April 2013. His responsibilities included exploration, acquisitions, divestments, new business development, LNG, Gas to Liquids and wind energy in the Americas. Prior roles included Executive Vice President Global Exploration and Executive Vice President Investor Relations for Royal Dutch Shell based in The Hague and London, respectively, and Vice President Exploration and Development for Shell Exploration and Production Company in the United States. In his 29 years with Shell, Mr. Lawrence conducted business in more than 40 countries around the globe.

Mr. Lawrence currently serves as a Trustee Associate of the American Association of Petroleum Geologists Foundation, and he has served on the National Ocean Industry Association as Membership Chair and as a past commissioner on the Aspen Institute commission on Arctic Climate Change. He was a member of the American Petroleum Institute Upstream Committee, where he helped lead efforts to establish the Center for Offshore Safety and was the Chairman of the European Association of Geologists

and Engineers (EAGE) Annual Meeting in Amsterdam in 2008. Mr. Lawrence is the author of numerous technical and business articles, is a recipient of the Meritorious Service Award from the American Petroleum Institute, and received the Wallace Pratt Memorial Award for best paper in the American Association of Petroleum Geologists bulletin. Mr. Lawrence received his Ph.D. in Geology and Geophysics from Yale University in 1984 and his B.A. in Geology from Lawrence University in 1977.

Robert S. Murley

Age 65

Director since 2011

Member of the Audit, Compensation and Nominating & Governance Committees

Mr. Murley is a Senior Advisor to Credit Suisse, LLC, having been employed by Credit Suisse and its predecessors from 1975 to April 2012. In 2005, he was appointed Chairman of Investment Banking in the Americas, serving in that position until April 2012. Prior to that time, Mr. Murley headed the Global Industrial and Services Group within the Investment Banking Division, as well as the Chicago investment banking office. He was named a Managing Director in 1984 and appointed a Vice Chairman in 1998. Mr. Murley received a bachelor of arts degree from Princeton University, a MBA from the UCLA Anderson School of Management and a master of science degree in International Economics from the London School of Economics.

Mr. Murley has been a director of Apollo Education Group since June 2011 (Chairman of the audit, finance and special litigation committees, and member of the nominating and governance committee), and a director of Health Insurance Innovations since November 2013. He also serves as a Trustee of Princeton University, is Chairman of the Board of the Educational Testing Service in Princeton, New Jersey, is Vice Chairman of the Board of the Ann & Robert Lurie Children’s Hospital of Chicago, is Chairman of the Board of Overseers of the UCLA Anderson School of Management and is a Trustee of the Museum of Science & Industry in Chicago, Illinois.

Richard A. Pattarozzi

Age 71

Director since 2000

Lead Independent Director

Member of the Nominating & Governance and Reserves Committees

Mr. Pattarozzi served as Vice President of Shell Oil Company from March 1999 until his retirement in January 2000, having worked for Shell Oil Company for over 33 years, from 1966 to 2000, in the United States, both onshore and in the Gulf of Mexico. He also served as President and Chief Executive Officer for both Shell Deepwater Development, Inc. and Shell Deepwater Production, Inc. from 1995 until 1999, and previously was appointed General Manager of Shell’s Deepwater Production Division in April 1991 and General Manager of Shell’s Deepwater Exploration and Production Division in October 1991. Mr. Pattarozzi graduated from the University of Illinois with a civil engineering degree.

Mr. Pattarozzi presently serves on the board of directors of FMC Technologies, Inc. (member of the compensation committee and Chair of the nominating and governance committee) and Tidewater Inc. (“Tidewater”) (as independent Chairman of the Board and a member of the compensation and nominating and governance committees), both of which are public companies. Mr. Pattarozzi previously served on the boards of Superior Energy Services, Inc. and Global Industries, Ltd., which merged with Technip in December 2011. Mr. Pattarozzi also serves on the board of trustees of the U.S. Army War College Foundation and is a past Trustee of the National World War II Museum, Inc. and past Chairman of the Offshore Energy Center and also of the United Way in New Orleans, Louisiana.

Donald E. Powell

Age 73

Director since 2008

Member of the Audit and Nominating & Governance Committees

Mr. Powell served as the Federal Coordinator of Gulf Coast Rebuilding from November 2005 until March 2008, and he received the Presidential Citizens Medal in 2008 from President George W. Bush. Mr. Powell was the 18th Chairman of the Federal Deposit Insurance Corporation, where he served from August 2001 until November 2005. Mr. Powell previously served as President and Chief Executive Officer of the First National Bank of Amarillo, where he started his banking career in 1971. Mr. Powell graduated from West Texas State University with a bachelor of science degree in economics and is a graduate of The Southwestern Graduate School of Banking at Southern Methodist University.

Mr. Powell presently serves on the board of directors of T.D. Williamson, a privately held company. Mr. Powell previously served as a director of QR Energy, LP (member of the audit and compensation committees and Chairman of the conflicts committee prior to resigning in connection with the acquisition of QR Energy, LP by Breitburn Energy Partners LP in November 2014) and as a director of Bank of America Corporation and Merrill Lynch International (United Kingdom) (retiring in May 2013 from both). He also has served on the boards of several non-public, civic and charitable organizations, including as Chairman of the Board of Regents of the Texas A&M University System, Advisory Board Member of the George Bush School of Government and Public Service and Chairman of the Amarillo Chamber of Commerce, the City of Amarillo Housing Board and the High Plains Baptist Hospital and Harrington Regional Medical Center in Amarillo, Texas.

Kay G. Priestly

Age 59

Director since 2006

Chairman of the Audit Committee

Member of the Nominating & Governance and Reserves Committees

Ms. Priestly was formerly the Chief Executive Officer and a director of Turquoise Hill Resources Ltd., an international mining company focused on copper, gold and coal in the Asia Pacific region, retiring therefrom as of December 31, 2014. From 2008 until her appointment as CEO of Turquoise Hill in 2012, she was Chief Financial Officer of Rio Tinto Copper (a division of the Rio Tinto Group – Rio Tinto plc and Rio Tinto Limited). From 2006 to 2008, she was Vice President, Finance and Chief Financial Officer of Rio Tinto’s Kennecott Utah Copper operations. Ms. Priestly served as Vice President, Risk Management and General Auditor for Entergy Corporation, an integrated energy company engaged primarily in electric power production and retail distribution operations, from 2004 to 2006. Ms. Priestly previously spent over 24 years with global professional services firm Arthur Andersen, where she provided tax, consulting and mergers & acquisitions services to global companies across many industries, including energy, mining, manufacturing and services. While at Andersen, she was a member of the global energy team, served as managing partner of the New Orleans office from 1997 to 2000, and was a member of Andersen’s global executive team from 2001 to 2002 where she had overall responsibility for the firm’s human resources strategy.

Ms. Priestly formerly served as Chairman of the board of directors of SouthGobi Resources Ltd., from September 2012 through December 2014, retiring therefrom as of December 31, 2014, and formerly served as a director of Palabora Mining Company Limited from January 2009 through May 2010.

Phyllis M. Taylor

Age 73

Director since 2012

Chairman of the Reserves Committee

Member of the Compensation and Nominating & Governance Committees

Ms. Taylor is the Chairman and Chief Executive Officer of Taylor Energy Company LLC. Ms. Taylor is a graduate of Tulane University School of Law in New Orleans, and she served as a law clerk for the Supreme Court of Louisiana and subsequently served as in-house counsel for private energy companies. Ms. Taylor also serves as Chairman and President of the Patrick F. Taylor Foundation and on the Iberia Bank Advisory Board.

Ms. Taylor is involved in numerous civic activities, including serving on the
New Orleans Business Council, the Education Commission of the States,
the Congressional Medal of Honor Foundation, the Smithsonian National
Board, the Catholic Leadership Institute National Advisory Board, the Tulane
University Board of Trustees and the Xavier University Board of Trustees.

David H. Welch

Age 66

Director since 2004

Chairman of the Board

Mr. Welch has served as the President and Chief Executive Officer of Stone since April 2004 and has served as Chairman of the Board since May 2012. Prior to joining our company in 2004, he worked for BP Amoco or its predecessors for 26 years, where his final role was Senior Vice President, BP America Inc. Mr. Welch has an engineering degree from Louisiana State University and a doctoral degree in engineering and economics from Tulane University. He has completed the Harvard Business School advanced management program and executive development programs at Stanford Business School and at Cambridge University.

Mr. Welch serves as a director of Iberia Bank (member of the compensation committee and Chairman of the enterprise risk committee). Mr. Welch has served as Chairman of the Offshore Energy Center, Chairman of the Greater Lafayette Chamber of Commerce and 2011 Chairman of the United Way in Acadiana. He currently serves as an executive director of the National Ocean Industries Association, a trustee of The Nature Conservancy of Louisiana, a director of the Offshore Energy Center, a director of Louisiana Association of Business and Industry, a director of the Upper Lafayette Economic Development Foundation and on the Lafayette Central Park board.

Director Independence Determinations

Our Corporate Governance Guidelines provide that a majority of our Board will consist of independent directors. Only directors who have been determined to be independent serve on our Audit Committee, Compensation Committee, Nominating & Governance Committee and Reserves Committee.

Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the independence standards adopted by the NYSE. None of the non-employee directors were disqualified from “independent” status under the objective NYSE listing standards. Based on information provided by the directors and after reviewing all relationships each director has with Stone, including charitable contributions we make to organizations where our directors serve as board members, the Board has affirmatively determined that none of its non-employee directors have a material relationship with Stone and therefore each is independent as defined by the current listing standards of the NYSE. In making its independence determinations, the Board took into account the relationships and recommendations of the Nominating & Governance Committee as described below. Mr. Welch, our Chairman, President and CEO, is not considered by the Board to be an independent director because of his employment with us.

In 2014, we utilized the services of Tidewater in connection with our oil and gas exploration, development and production activities. Richard A. Pattarozzi is a member of the board of directors of Tidewater (serving as Tidewater’s independent Chairman). The Nominating & Governance Committee determined that Mr. Pattarozzi was independent because his only interest was as a director of Tidewater.

In 2014, we utilized the services of FMC Technologies, Inc., which is a leading global provider of technology solutions for the energy industry, particularly subsea. Richard A. Pattarozzi is a member of the board of directors of FMC Technologies, Inc. The Nominating & Governance Committee determined that Mr. Pattarozzi was independent because his only interest was as a director of FMC Technologies, Inc.

In 2014, we utilized the services of Superior Energy Services, Inc. (and affiliated companies), which is a leading provider of specialized oilfield services and equipment used throughout the economic life cycle of oil and gas wells. Peter A. Kinnear is a member of the board of directors of Superior Energy Services, Inc. The Nominating & Governance Committee determined that Mr. Kinnear was independent because his only interest was as a director of Superior Energy Services, Inc.

In 2014, the Nominating & Governance Committee considered Donald E. Powell’s ownership of approximately $400,000 in aggregate principal amount of our debt securities that were acquired in the secondary market, and made a determination that such ownership did not preclude the independence of Mr. Powell because Mr. Powell does not receive any benefit with respect to such debt securities that is not shared on a pro rata basis with all other holders of our debt securities.

Board Leadership Structure

The Board’s leadership structure does not separate the CEO and Chairman of the Board positions. The Board retains the authority to modify this structure to best address our unique circumstances as and when appropriate, and it is possible that the Board may decide to separate the CEO and Chairman of the Board positions in the future.

The Board believes that there is no single, generally accepted approach to providing Board leadership and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company as the right leadership structure may vary as circumstances change. The Board currently is of the view that it is in Stone’s best interest for its CEO to also serve as the Board’s Chairman and to have an independent Lead Director selected by the non-management directors. The Board believes this arrangement permits a clear, unified strategic vision that ensures alignment between the Board and management, provides clear leadership, helps ensure accountability for performance, and is efficient and cost effective for the size of our company.

Mr. Welch serves as our President and CEO as well as Chairman of the Board. As the director most familiar with our business and industry, having primary responsibility for managing Stone’s day-to-day operations, and most capable of effectively identifying strategic priorities, he is best positioned to lead the Board through reviews of key business and strategic issues. The role of our Chairman is to run the Board and ensure Board effectiveness. This includes working with the Lead Director and others to set the Board’s agenda, provide clear, accurate and timely information to the Board, manage Board meetings to allow time for discussion of complex issues and promote active participation by all Board members.

Mr. Pattarozzi was selected by the Board, upon a recommendation from the Nominating & Governance Committee, to serve as the Lead Director for meetings of the non-management directors held in executive session. The role of the Lead Director includes:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors;

•	serving as liaison between the Chairman and the independent directors and among the independent directors;

•	assuring the full flow of information to the Board;

•	contributing to meeting agendas for the Board and for executive sessions;

•	authority to call meetings of the independent directors;

•	receiving and addressing stockholder communications directed to the Lead Director; and

•	if requested by major stockholders, ensuring that he is available for consultation and direct communication.

The designation of a Lead Director is subject to annual review by the Nominating & Governance Committee and the Board.

Whenever the Nominating & Governance Committee (which is comprised of all of our independent directors) meets in executive session, there is a meeting solely of our independent directors. In addition, the non-management directors separately meet in executive session at all of our regularly scheduled Board meetings. In these executive sessions, the independent directors deliberate on matters such as long-term and short-term strategy, corporate governance, board structure, succession planning and the performance of the CEO, among others.

C ommittees of the Board

As of the date of this proxy statement, our Board has the following four separately designated standing committees. The membership and purposes of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. The Board appoints members to its various committees at its regularly scheduled meeting each May.

Audit Committee
PURPOSES: • Assist the Board in monitoring: • The integrity of the financial statements of	NUMBER OF MEETINGS IN FISCAL 2014: 7

the company

•      The independent registered public accounting firm’s qualifications and independence

•      The effectiveness and performance of the company’s internal audit function and independent registered public accounting firm

•      The compliance by the company with legal and regulatory requirements

•      Annually prepare the report required by the rules of the Securities and Exchange Commission to be included in the company’s annual proxy statement

COMMITTEE MEMBERS: Peter D. Kinnear (F, I) David T. Lawrence (I) Robert S. Murley (F, I) Donald E. Powell (F, I) Kay G. Priestly (C, F, I)

Compensation Committee
PURPOSES: • Review, evaluate and approve the agreements, plans, policies and programs of	NUMBER OF MEETINGS IN FISCAL 2014: 6

the company to compensate the company’s officers and directors

•      Oversee the company’s plans, policies and programs to compensate the company’s employees

•      Review and discuss with the company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the company’s proxy statement for its annual meeting of stockholders, and determine whether to recommend to the Board that the CD&A be included in the proxy statement, in accordance with applicable rules and regulations

•       Produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K for inclusion in the company’s proxy statement, in accordance with applicable rules and regulations

•      Otherwise discharge the Board’s responsibilities relating to the compensation of the company’s officers and directors

COMMITTEE MEMBERS: George R. Christmas (C, I) B. J. Duplantis (I) Peter D. Kinnear (I) Robert S. Murley (I) Phyllis M. Taylor (I)

Nominating & Governance Committee
PURPOSES: • Assist the Board by considering management’s qualified candidates for, and	NUMBER OF MEETINGS IN FISCAL 2014: 4

by identifying other individuals qualified to become, Board members, consistent with the criteria approved by the Board, and recommend to the Board the director nominees for the next annual meeting of stockholders or for appointment to fill vacancies on the Board

•      Recommend to the Board the Corporate Governance Guidelines applicable to the company

•      Direct all matters relating to the succession of the company’s Chief Executive Officer

•      Lead the Board in the annual review of the performance of the Board and its committees, and of management

•      Advise the Board about the appropriate composition of the Board and its committees and recommend to the Board director nominees for each committee

•      Advise the Board and make recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices, all in accordance with the company’s Corporate Governance Guidelines

COMMITTEE MEMBERS:

George R. Christmas (I)

B. J. Duplantis (C, I)

Peter D. Kinnear (I)

David T. Lawrence (I)

Robert S. Murley (I)

Richard A. Pattarozzi (I)

Donald E. Powell (I)

Kay G. Priestly (I)

Phyllis M. Taylor (I)

Reserves Committee
PURPOSES: • Assist the Board in monitoring: • The integrity of the reserve estimates and	NUMBER OF MEETINGS IN FISCAL 2014: 4

related disclosures of same by the company

•      The qualifications, performance and independence of the independent reservoir engineers and training of the company’s internal reservoir engineers, geologists and geophysicists

•      Hydrocarbon reserve and resource matters as deemed necessary or appropriate in the interest of the company and its stockholders

COMMITTEE MEMBERS: B. J. Duplantis (I) David T. Lawrence (I) Richard A. Pattarozzi (I) Kay G. Priestly (I) Phyllis M. Taylor (C, I)

C	Chair of the Committee
F	Audit Committee Financial Expert as defined under Securities and Exchange Commission rules
I	Satisfies the NYSE’s definitions of independent director, as determined by the Board

Compensation Committee Processes

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to the compensation of our officers and other employees.

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to executive officer compensation, evaluates the executive officers’ performance in light of those goals and objectives and recommends to the Board the compensation levels of the CEO and the other NEOs based on this evaluation. The Compensation Committee annually reviews and approves, and recommends to the Board for approval and ratification, for the CEO, the other executive officers and any other person whose total compensation is reasonably likely to equal or exceed the total compensation of any member of senior management: (1) the TDC level, including each element of TDC, being the annual base salary level, the annual incentive opportunity level and the long-term equity incentive opportunity level, (2) employment agreements, severance arrangements and change in control agreements/provisions, in each case as, when and if appropriate, and (3) any special or supplemental benefits, including any perquisites.

The Compensation Committee also has overall responsibility for approving and evaluating the annual incentive compensation plan as well as our director and officer compensation plans, policies and programs and has the authority to authorize and to make grants pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer. However, the Board does have the authority to grant discretionary awards of restricted stock to non-employee directors pursuant to the Stock Incentive Plan.

Please see “Compensation Discussion and Analysis” for additional information on the roles of the Compensation Committee, compensation consultant and our management team in determining the form and amount of executive compensation.

The Board’s Role in Risk Oversight

The Board is responsible for overseeing our company’s management of risk. The Board strives to effectively oversee our enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of our company for the benefit of our stockholders. The Board understands that its focus on effective risk oversight is critical to setting our company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand our company’s risk philosophy by having regular discussions with management to establish a mutual understanding of our company’s overall appetite for risk. The Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our most significant risk exposures, including market risk, liquidity risk, reputational risk, commodity price risk, operational risk, hurricane risk, safety risk, cybersecurity risk, compliance risk and legal risk. The CEO is considered to be our chief risk officer, being ultimately responsible for day-to-day operations, and is primarily responsible for instituting risk management practices that are consistent with our overall business strategy and risk profile. The Board expects, and receives, frequent updates from the CEO and other members of our management team about our most significant risks so as to enable it to evaluate whether management is responding appropriately. For example, senior management attends Board meetings and is available to address any questions or concerns raised by our Board relating to risk assessment and management and any other matters. In addition, our Board receives presentations from senior management on strategic matters involving our operations and business.

The Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. For example, the Audit Committee considers risks related to financial reporting such as overseeing our internal controls and interacting with our independent public accounting firm at least quarterly. The Compensation Committee oversees our compensation practices in order that they do not encourage unnecessary and excessive risk taking by management. In addition, the Reserves Committee monitors the integrity of our reserves estimates and related disclosures, while the Nominating & Governance Committee oversees risks relating to our corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and to compliance with the law. Each of the Board’s committees reports regularly to the Board on risk-related matters within its responsibilities.

The Board believes that the combination of these practices provides integrated insight into our management of risks.

Consideration of Director Nominees

Stockholder Nominees

Our Nominating & Governance Committee will consider all properly submitted stockholder recommendations of candidates for election to the Board. Our Bylaws permit stockholders to nominate candidates for election to the Board provided that such nominees are recommended in writing pursuant to the procedures described below under “Communications, Stockholder Proposals and Other Company Information—Stockholder Proposals and Director Nominations.” In evaluating the recommendations of stockholders for director nominees, as with all other possible director nominees, our Nominating & Governance Committee will address the membership criteria set forth below under “Director Criteria, Qualifications, Experience and Diversity.” There have been no material changes in the procedures by which stockholders may recommend director nominees.

Identifying and Evaluating Nominees for Directors

Our Nominating & Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board. Our Nominating & Governance Committee evaluates candidates for nomination to the Board, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. Our Nominating & Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the Annual Meeting. Stockholders may recommend possible director nominees for consideration by our Nominating & Governance Committee as indicated above. None of our stockholders recommended director nominees for election at the Annual Meeting. The Nominating & Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not.

We do not have a formal policy to consider diversity in identifying director nominees, but our Nominating & Governance Committee does take into account certain diversity considerations, which are described below. The Board considers itself to be well diversified due to its members’ differences in viewpoint on many issues, professional experience, education and general backgrounds, while also having the requisite business and oil and gas industry experience to perform its oversight role satisfactorily for our stockholders.

Director Criteria, Qualifications, Experience and Diversity

Our Corporate Governance Guidelines contain qualifications that apply to director nominees recommended by our Nominating & Governance Committee. All candidates must possess the requisite skills and characteristics the Board deems necessary. In addition to an assessment of a director’s qualification as independent, the Nominating & Governance Committee considers integrity, honesty, age, skills and experience in the context of the needs of the Board as to the long-term corporate needs for new and supplemental board expertise. The Nominating & Governance Committee believes that the Board should include appropriate expertise and reflect gender, cultural and geographical diversity, in light of the entire Board’s current composition. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of our activities and the willingness to commit the time and effort required, including attendance at Board meetings and committee meetings of which he or she is a member. As set forth in our Corporate Governance Guidelines, a review of each director’s qualifications is undertaken annually, with the Board also conducting an annual self-evaluation to consider its own and its committees’ effectiveness.

Certain Relationships and Related Transactions

Policies and Procedures

The Nominating & Governance Committee Charter provides that the Nominating & Governance Committee periodically reviews all transactions that would require disclosure under Item 404(a) of Regulation S-K (each, a “Related Person Transaction”) and makes a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In accordance with such policies and procedures, each officer and director must complete a directors and officers questionnaire each year that solicits information concerning transactions with related persons. Additionally, at least quarterly, the Nominating & Governance Committee asks each director whether any issues have arisen concerning independence, transactions with related persons or conflicts of interest. To the extent that a transaction or a possible transaction with a related person exists, the Nominating & Governance Committee determines whether the transaction should be approved or ratified and makes its recommendation to the Board. In determining whether or not to recommend the initial approval or ratification of a Related Person Transaction, the Nominating & Governance Committee considers all of the relevant facts and circumstances available to the committee, including (if applicable) but not limited to:

•	whether there is an appropriate business justification for the transaction;

•	the benefits that accrue to Stone as a result of the transaction;

•	the terms available to unrelated third parties entering into similar transactions;

•	the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);

•	the availability of other sources for comparable products or services;

•	whether it is a single transaction or a series of ongoing, related transactions; and

•	whether entering into the transaction would be consistent with our Code of Business Conduct and Ethics.

In the event that the Board considers ratification of a Related Person Transaction and determines not to so ratify, management makes all reasonable efforts to cancel or annul such transaction.

Related Party Transactions

There were no related party transactions for the year 2014.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Board”) of Stone Energy Corporation (“Stone”) assists the Board in monitoring (1) the integrity of the financial statements of Stone; (2) the independent registered public accounting firm’s qualifications, independence and performance; (3) the effectiveness and performance of Stone’s internal audit function and independent public accountants; and (4) the compliance by Stone with legal and regulatory requirements.

The Board has determined that each of the members of the Audit Committee satisfies the standards of independence established under the Securities and Exchange Commission’s (“SEC”) rules and regulations and listing standards of the New York Stock Exchange. The Board has further determined that each of the members of the Audit Committee is financially literate and that each of Ms. Priestly and Messrs. Kinnear, Murley and Powell is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

In connection with our consolidated financial statements for the year ended December 31, 2014, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements contained in Stone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with management;

•	approved the appointment of Ernst & Young LLP to serve as Stone’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	discussed with Stone’s independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 16; and

•	received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP its independence from Stone and its management.

Based on the review and discussions with Stone’s management and independent registered public accounting firm, as set forth above, the Audit Committee recommended to Stone’s Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Audit Committee,

Kay G. Priestly - Chairman
Peter D. Kinnear
David T. Lawrence
Robert S. Murley
Donald E. Powell

Executive Officers

The following table sets forth information regarding the names, ages (as of March 27, 2015) and positions held by each of our executive officers, followed by biographies describing the business experience of our executive officers for at least the past five years. Our executive officers serve at the discretion of our Board.

Name	Age	Position
David H. Welch	66	Chairman of the Board, President and Chief Executive Officer
Kenneth H. Beer	57	Executive Vice President and Chief Financial Officer
Lisa S. Jaubert	59	Senior Vice President, General Counsel and Secretary
John J. Leonard	55	Senior Vice President – Exploration and Business Development
E. J. Louviere	66	Senior Vice President – Land
Keith A. Seilhan	48	Senior Vice President – Gulf of Mexico
Richard L. Toothman, Jr.	51	Senior Vice President – Appalachia
Florence M. Ziegler	54	Senior Vice President – Human Resources, Communications and Administration

For Mr. Welch’s biographical information, see “Corporate Governance—Our Board of Directors.”

Kenneth H. Beer was named Executive Vice President and Chief Financial Officer in January 2011. Previously, he served as Senior Vice President and Chief Financial Officer since August 2005. Prior to joining Stone, he served as a director of research and a senior energy analyst at the investment banking firm of Johnson Rice & Company. Prior to joining Johnson Rice & Company in 1992, he was an energy analyst and investment banker at Howard Weil Incorporated.

Lisa S. Jaubert was named Senior Vice President, General Counsel and Secretary in May 2013. She previously served as Assistant General Counsel since joining Stone in July 2012. Prior to joining Stone, she worked as Counsel with Latham & Watkins, LLP where she was a specialist in M&A, finance and other energy related transactions. Ms. Jaubert also served over five years as Assistant General Counsel and Assistant Corporate Secretary for Mariner Energy, was a founding shareholder of Schully Roberts Slattery Jaubert & Marino PLC, served as an outsourced general counsel for many smaller E&P companies and was partner or associate in two other energy law firms.

John J. Leonard was promoted to Senior Vice President—Exploration and Business Development effective January 28, 2015, after being named Vice President—Exploration in January 2014. He previously served as General Manager of Deepwater Development from February 2013 through January 2014, Director of Reservoir Engineering from January 2012 through February 2013, Asset Manager Conventional Shelf from July 2011 through January 2012, Asset Manager GOM Shelf East from January 2010 through July 2011, Eastern GOM Asset Manager from January 2007 through January 2010, Chief Reservoir Engineer from February 2006 through January 2007, and also Reservoir Engineer from August 2005 through February 2006. Prior to joining Stone in August 2005, he was employed by Object Reservoir as a Project Manager and Service Engineer, by Expro Americas as an Engineering Manager, and by Pro Tech as an Engineering Manager.

E. J. Louviere was named Senior Vice President—Land in April 2004. Previously, he served as Vice President – Land since June 1995. He has been employed by Stone since its inception in 1993.

Keith A. Seilhan was promoted to Senior Vice President—Gulf of Mexico effective January 28, 2015, after being named Vice President—Deep Water in February 2013. He previously served as Deep Water Projects Manager since joining Stone in July 2012. Prior to joining Stone, Mr. Seilhan filled various senior leadership roles for Amoco and BP over his 21 year career with them. In his final year with BP, he filled the role as BP’s Incident Commander on the Deepwater Horizon Incident in 2010, and thereafter worked as an Emergency Response Consultant with The Response Group for 1 1⁄2 years. While with Amoco and BP, he served, as among other roles, an Asset Manager and an Operations Manager for Deep Water assets, Operations Director for Gulf of Mexico and the Organizational Capability Manager. On April 17, 2014, pursuant to a settlement between the SEC and Mr. Seilhan, which settlement was approved by the Court, the SEC filed a complaint in the U.S. District Court for the Eastern District of Louisiana alleging that Mr. Seilhan sold securities while in possession of material nonpublic information and in breach of duties owed to BP and its shareholders, in violation of Section 17(a) of the Securities Act of 1933, as amended (the “Securities Act”), Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder. Without admitting or denying the allegations, Mr. Seilhan consented to the entry of a final judgment permanently enjoining him from future violations of Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. Mr. Seilhan also agreed to disgorgement in the amount of $105,409, plus $13,300 of prejudgment interest, and to pay a civil penalty of $105,409. The SEC’s inquiry related to activities prior to Mr. Seilhan’s employment with Stone and was not directed at, and does not concern, Stone or any other member of management or any member of our Board.

Richard L. Toothman, Jr. was named Senior Vice President—Appalachia in February 2013 and Vice President—Appalachia in May 2010. Prior to joining Stone in May 2010, he was employed by CNX Gas Company in Bluefield, Virginia since August 2005 where he held two executive positions, VP Engineering and Technical Services and VP International Business. He also worked for Consol Energy and Conoco in prior years.

Florence M. Ziegler was named Senior Vice President—Human Resources, Communications and Administration in February 2014 and Vice President—Human Resources, Communications and Administration in September 2005. She has been employed by Stone since its inception in 1993 and served as the Director of Human Resources from 1997 to 2004.

Compensation Discussion and Analysis

Summary of Our Compensation Program

The Compensation Committee of our Board oversees our compensation program for executives and other employees. The cornerstone of our compensation program is “pay-for-performance,” aligning the interests of our employees, including our NEOs, with those of our stockholders. As a result, we pay our employees for delivering value to our stockholders while reducing overall compensation levels if we do not achieve our goals. Our compensation program discourages excessive risk by rewarding both short-term and long-term performance, maintains flexibility to respond to the dynamic and cyclical nature of our industry and allows us to be competitive in attracting, retaining and motivating our employees, including our leaders and other top-tier talent, in the highly competitive oil and gas industry. The Compensation Committee considers our compensation philosophy and program design annually to ensure that our executive compensation program supports the company’s strategies and objectives, is aligned with stockholder interests and rewards our executive officers in a manner consistent with the underlying philosophy. This Compensation Discussion and Analysis (“CD&A”) provides important information on our executive compensation program and explains the compensation decisions made by the Compensation Committee and our Board for our “Named Executive Officers,” or “NEOs,” for fiscal 2014.

For 2014, our NEOs were:

Name	Principal Position
David H. Welch	Chairman of the Board, President and Chief Executive Officer
Kenneth H. Beer	Executive Vice President and Chief Financial Officer
Lisa S. Jaubert	Senior Vice President, General Counsel and Secretary
Keith A. Seilhan	Senior Vice President–Gulf of Mexico
Richard L. Toothman, Jr.	Senior Vice President–Appalachia

The Compensation Committee believes that our executive compensation program plays a significant role in our ability to achieve operational and financial results and to drive stockholder value. In 2014, our company achieved many important milestones. We had multiple drilling successes on development and exploration prospects, both in the GOM deep water and in Appalachia; we divested non-core properties to raise funds and refocus our efforts on these growth areas; we increased our reserves despite the property sales; we contracted a deep water drilling rig, allowing us to better control project timing and cost; and we executed a successful equity offering, providing us with financial flexibility going into an uncertain 2015. And, we accomplished these milestones while maintaining an exemplary safety record in 2014.

Compensation decisions by our Compensation Committee and the Board, in recognition of performance during 2014 and in response to analysis of market data, included the following:

•	2014 Total Direct Compensation (“TDC”), which is comprised of base salary, annual incentive compensation and long-term equity incentive awards, for our CEO and our other NEOs as a group approximated the 50th percentile of our peer group, consistent with our standing (at the 48th percentile) versus our peer group in terms of relative Total Stockholder Return (“TSR”) performance (being the average of our one-year and three-year performance, weighted equally).

•	NEO annual incentive compensation earned for 2014 performance was paid out at below the targeted amount in recognition of the varying levels of achievement in 2014 of the stated business objectives, our company’s overall performance and stockholder return.

•	NEO annual long-term equity incentive awards in recognition of 2014 performance were made in the form of restricted stock grants vesting over three years in equal installments.

•	The 2015 base salary for our CEO and our Chief Financial Officer has been maintained at the same level as their respective 2014 base salaries. The 2015 base salaries for the other NEOs have been increased modestly over 2014 base salaries to account for the promotion of Mr. Seilhan from Vice President to Senior Vice President and the relevant market data at the 25th percentile being the target for our NEOs’ base salaries.

We believe this correlation between executive pay and our performance has been achieved by tying targeted TDC of our executive officers directly to our TSR relative to our peer group. For example, if our TSR is in the 40th percentile of our peer group for a given year, then the TDC of our executive officers, including our NEOs, for that year will generally be at or near the 40th percentile of the competitive marketplace. Because our TSR performance relative to our peers is not determined until after year end, the base salary element of TDC for our NEOs is the only TDC element known prior to the end of a fiscal year. The annual incentive and the long-term equity incentive elements of TDC are determined and awarded in the first quarter of the following year (in this instance, in the first quarter of fiscal 2015).

Fundamentals on how we define TDC, TSR, our peer group and the competitive marketplace are described, together with the other specifics of our executive compensation program, throughout the remainder of our CD&A.

CEO Pay At-A-Glance

The majority of our CEO pay is variable and linked to our financial performance and change in stockholder value. The first chart below generally reflects our CEO’s TDC as determined under our compensation program (base salary rate, annual incentive compensation and grant date value of long-term equity incentive award) in recognition of 2014 performance, including showing long-term equity incentive awards made in 2015 in recognition of 2014 performance, but also including 2014 “Other Compensation” and annualized salary received by our CEO in 2014 to coincide with the presentation of these elements in the Summary Compensation Table. Thus, the bar graphs on this chart show the elements of CEO pay for the past five years and the red line on the chart compares the pattern of annual changes year-over-year in our CEO pay with our absolute TSR performance indexed to 2009, reflecting that our approach to determining TDC yields clear alignment between the pattern of change in CEO pay year-over-year and in our absolute TSR performance.

CEO Pay Aligned with Absolute TSR Performance

	2010	2011	2012	2013	2014
TSR Indexed to 2009	123	146	113	191	93

Annualized salary	$520,000	$545,000	$590,833	$620,833	$645,833
Annual incentive(1)	442,000	817,500	720,000	1,117,500	689,750
LTI	2,300,000	4,300,000	3,139,000	4,432,516	3,910,250
Other compensation	20,099	21,339	22,179	21,119	20,987

Total Direct Compensation	$3,282,099	$5,683,839	$4,472,012	$6,191,968	$5,266,820

(1)	For fiscal 2014 performance, $339,750 of our CEO’s total $689,750 annual incentive compensation was settled in the form of a restricted stock award, subject to the same vesting and other terms as his 2014 long-term equity incentive award granted in March 2015, with the remainder paid in cash.

The chart below plots the percentile ranking of our CEO’s TDC for 2013 and 2014 against the percentile ranking (relative to our peer group) of our TSR performance. The horizontal axis in the chart represents our average one-year and three-year TSR (weighted equally) relative to the same TSR calculation for our peer group companies, on a percentile basis. The vertical axis in the chart represents our CEO’s TDC relative to the TDC of CEOs within our peer group, on a percentile basis. The shaded area or “alignment fairway” in this chart denotes a range within which our CEO’s TDC and our relative TSR performance are in one to one alignment, plus or minus 40%. We believe this range represents a reasonable alignment of pay and performance against the market data.

CEO Pay Aligned with Performance Relative to Peers

Based upon our philosophy, we expect our CEO’s TDC in any given year to fall close to the middle of the shaded range on the chart. However, compensation benchmarking inherently involves the business judgment of the Compensation Committee members, in consultation with management and the Compensation Consultant. Consequently, although generally used sparingly, the Compensation Committee retains the discretion to make adjustments to our CEO’s compensation even if that adjustment would cause the CEO’s compensation to fall outside of the “alignment fairway.” The Compensation Committee did not make such adjustments relative to our CEO’s 2014 compensation.

Our Executive Compensation Practices

Below we highlight our core executive compensation practices, both the practices we have implemented to drive performance, and the practices we have not implemented because we do not believe they would serve our stockholders’ interests.

What We Do
☑ Align total direct compensation (TDC) with TSR performance relative to peers
☑ Heavy emphasis on variable (“at-risk”) pay
☑ Double trigger severance benefits
☑ Equity ownership guidelines
☑ Share retention requirements
☑ Independent compensation consultant

What We Don’t Do
☒ No liberal share recycling under the long-term incentive plan
☒ No significant perquisites
☒ No repricing of underwater stock options
☒ Nohedging transactions or short sales by executive officers or directors permitted
☒ Severancemultipliers not greater than 3.0X for any executive officer

Say-on-Pay and Engagement with Stockholders

Our Board and the Compensation Committee take stockholder support of our executive compensation program very seriously, and we aspire to achieve the full support of our stockholders for our executive compensation program. We believe our executive compensation program pays for performance, enables talent attraction, retains top talent and closely aligns the interests of our executives with those of our stockholders. Over the past two years we have engaged in robust stockholder outreach efforts regarding the design of our executive compensation program. The advisory vote on executive compensation at our 2014 annual meeting reflected strong support for our executive compensation program, with over 95% of the votes cast in favor.

In preparation for the Annual Meeting, we have continued to seek the views of our stockholders, reaching out to investors representing approximately 80% of our outstanding shares of common stock, and engaging in discussion with or receiving feedback from investors representing approximately 50% of the same. This stockholder outreach included focused efforts to better understand and respond to stockholder views on executive compensation and our corporate governance practices. Through this engagement process, we learned that our stockholders appreciated the enhanced discussions demonstrating the link between our performance and the specific pay decisions made for our NEOs, and that our stockholders supported our governance practices and our overall compensation program.

The Board and the Compensation Committee reviewed the results of the advisory vote on executive compensation from the 2014 annual meeting and determined not to make any material changes to our executive compensation program based on the results of that vote. The Board and the Compensation Committee will continue to consider what is learned through stockholder outreach and the outcome of the company’s say-on-pay votes when making future compensation decisions for the NEOs, including in their review of our executive compensation program. The company’s next advisory vote on executive compensation will occur at the Annual Meeting. Please see “Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation.”

2014 Corporate Performance Highlights

In 2014, our company achieved important milestones leaving us well-positioned for success now and in the future. As a result of our drilling successes, the increase in reserves and the divestitures of non-core properties, including our non-core GOM conventional shelf properties, we strengthened our focus in our two principal growth areas, the lower-cost GOM and Appalachia basins. Throughout 2014, our people and our capital remained focused in these areas where our future view of resource potential, drilling inventory, project returns and profitable growth fits with our long-term vision and strategy.

We refer you to our Annual Report on Form 10-K, primarily “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” where we have detailed our full financial and operating results for fiscal 2014. These are a few of our fiscal 2014 performance highlights:

Operational Highlights—In 2014, we drilled two deep water wells at our Cardona prospect in the GOM and initiated production before year end, less than one year after the first well commenced drilling. By year-end 2014, these wells were flowing gross volumes of approximately 10,000 barrels of oil equivalent per day back to our Pompano platform. Additionally, we drilled a successful deep water exploration well at our Amethyst prospect, and sanctioned a development plan with production expected in 2016, also to flow to our Pompano platform. In October 2014, we entered into an agreement to contract a deep water drilling rig for our multi-year deep water program in the GOM, allowing us to better control project timing and cost.

In Appalachia, during 2014 we drilled 38 wells in the Marcellus wet gas window, an increase of 65% in just two years, and produced an average of over 100 million cubic feet equivalent per day for the year, exiting 2014 producing approximately 140 million cubic feet equivalent per day. Our successful Point Pleasant—Utica shale exploration well began producing in early December 2014, confirming the play on our existing acreage for future development. We are now reviewing the development potential of the Utica shale for a possible drilling program commencing late 2015.

We accomplished these milestones while maintaining an exemplary safety record with a zero total recordable incidents rate in 2014.

Reserve Growth—Year-end 2014 estimated proved reserves were 915 billion cubic feet equivalent, a 6% increase from 2013 year-end estimated proved reserves. We replaced approximately 252% of production in 2014 from drilling additions and extensions. These accomplishments were achieved despite the sales of non-core properties.

Sale of Non-core Properties—In 2014, we completed sales of our interests in two onshore Louisiana fields, non-core properties in the GOM conventional shelf and a scattering of other non-core properties in order to raise funds and refocus our efforts in our growth areas, the GOM deep water and Appalachia. Despite these sales, we increased our reserves over year-end 2013.

Public Offering of Common Stock—In May 2014, we sold shares of our common stock in a public offering, resulting in net proceeds of approximately $226.0 million, affording us financial flexibility going into a period of continued volatility in commodity prices.

Liquidity—We experienced a significant decline in oil and natural gas prices during the second half of 2014 and into 2015, resulting in reduced revenue and cash flows and contributing to ceiling test write-downs of our U.S. oil and gas properties at September 30 and December 31, 2014. This decline in prices also led us to reduce our planned capital expenditures budget for 2015. Nevertheless, as of December 31, 2014, we had $480.8 million of availability under our bank credit of facility (with no outstanding borrowings and $19.2 million in issued letters of credit), and cash on hand of approximately $74.5 million (as well as approximately $177.6 million of restricted cash in connection with the sale of our non-core GOM conventional shelf properties, which became unrestricted on January 27, 2015). We had net cash flows from operating activities during fiscal year 2014 totaling $401.1 million and net cash used in investing activities during fiscal year 2014 totaling $872.6 million (without offset for the approximate $177.6 million of restricted cash, in connection with the sale of our non-core GOM conventional shelf properties referenced above), with net cash provided by financing activities during fiscal year 2014 totaling $215.4 million, including net proceeds of approximately $226 million from the May 2014 public offering of our common stock.

The Compensation Committee believes the current compensation program properly reflects our compensation philosophy and contributed to our important achievements in 2014, as well as to our proactive responses to the significant decline in oil and natural gas prices during the second half of 2014, the difficult conditions evident in the broader global markets and other factors beyond our control affecting the oil and gas industry.

Our Compensation Philosophy

The Compensation Committee and our Board believe that the most effective executive compensation program is one based on two factors, market competitiveness and pay-for-performance, both of which are aligned with the interests of stockholders.

MARKET COMPETITIVENESS	We seek to provide competitive total compensation opportunities that attract, retain and motivate the executive talent needed to operate and grow a successful business.
PAY-FOR-PERFORMANCE

We promote alignment of interests between stockholders and executive officers by linking a significant portion of executive officer pay to incentives that reward:

•      Achievement of positive annual performance; and

•      Creation of long-term growth in stockholder value.

In support of these two guiding principles, we have historically taken the following approach to establishing executive officer pay levels:

•	Base Salary Below Market Median: We target executive officer base salaries, including NEO base salaries, below the market median and generally at the 25th percentile of the market.

•	Emphasis on Incentive Compensation: We provide the opportunity (through annual incentives and long-term equity incentives) to achieve realized pay that may range anywhere between the 10th percentile and the 90th percentile of the TDC reported in market data, depending on performance.

•	TDC Commensurate with our Performance: The TDC of our executive officers, including our NEOs, is generally reflective of our relative TSR performance. Unless otherwise noted, when our TSR performance is discussed in this CD&A it refers to the average of our one-year and three-year TSR performance (weighted equally) and is considered relative (on a percentile basis) to the same TSR calculation for our Peer Group companies.

We define TDC as the sum of the following components, which are also illustrated in the table below:

•	Base Salary (fixed pay)

•	Incentive Compensation (variable pay), which includes:

1.	Annual incentive compensation rewarding performance over the short-term (current year) through a combination of formulaic and qualitative assessments; and

2.	Long-term equity incentive compensation rewarding the creation of long-term (multi-year) growth in value and ensuring alignment between our executives and our stockholders.

Components of Total Direct Compensation

Elements of Our Executive Compensation Program

The purposes and characteristics of each element of our 2014 executive compensation program, including base salary, annual incentive compensation and long-term equity incentive compensation (which are the three components that comprise TDC) are summarized below:

Type	Form	Purpose/Terms
Cash	Base Salary

•      Fixed compensation that is reviewed annually and adjusted if and when appropriate

•      Generally targeted at the 25th percentile of market data

•      Reflects each executive officer’s level of responsibility, leadership, tenure, qualifications and contribution to the success and profitability of the company and the competitive marketplace for executive talent specific to our industry

Annual Incentive Award

•      Variable incentive tied to annual performance paid in the year subsequent to the performance year, which may be settled in cash, restricted stock or a combination thereof

•      Motivates our executive officers to achieve our short-term business objectives that drive long-term performance while providing flexibility to respond to opportunities and changing market conditions

•      An annual determination based upon a mix of company performance against pre-established performance goals, a discretionary assessment by the Compensation Committee and individual performance

Type	Form	Purpose/Terms
Equity	Long-Term Equity Incentives—Restricted Stock Awards

•      Variable long-term award made in the year subsequent to the performance year, with ratable vesting over three years, and with the ultimate realized value varying with our stock price

•      Grant date value is determined at the beginning of a year based upon our TDC analysis and TSR performance against peers through the end of the prior fiscal year

•      Motivates executive officers to achieve our business objectives by tying incentives to the performance of our stock over the long term; reinforces the link between the interests of our executive officers and our stockholders; and motivates our executive officers to remain with us by mitigating swings in incentive values during periods of high commodity price volatility

Retirement	401(k) Plan	• Provides for pre-tax employee deferrals up to IRS approved limit and discretionary match • In 2014, the Board approved a 50% match
	Deferred Compensation Plan	• Provides for pre-tax employee deferrals for eligible employees, including our NEOs, to accumulate additional retirement savings
Other	Health and Welfare Benefits	• Executive officers, including NEOs, are eligible to participate in the health and welfare benefits available to all salaried employees generally
	Perquisites	• Limited perquisites, including club memberships for certain NEOs responsible for business development and employee recruitment
	Severance and Change in Control Benefits	• Provide for involuntary severance and change in control protection intended to retain executives and to minimize distraction in the event of a corporate transaction

Rationale for Fiscal 2014 Compensation

Under our compensation program, TDC for our executive officers, including the NEOs, is generally targeted at or near the percentile of the average of our one-year and three-year TSR performance relative to our Peer Group. For example, if the average of our one-year and three-year TSR (weighted equally) through the end of a given year is at the 40th percentile relative to our Peer Group, the targeted TDC of our executive officers, including the NEOs, for that year will generally be set at or near the 40th percentile of the market data.

The “market data” used for these purposes consists of the combination of compensation data provided by the Effective Compensation, Inc. (“ECI”) Annual Oil & Gas E&P Industry Compensation Survey for the given year and Peer Group proxy statement data. ECI Annual Oil & Gas E&P Industry Compensation Survey and Peer Group proxy statement data are combined (with the Peer Group data weighted 60% and the ECI Annual Oil & Gas E&P Industry Compensation Survey data weighted 40%) to create the “market data” or “marketplace” referred to throughout our CD&A. Please read “—Alignment of Pay and Performance—Peer Group for Assessing Pay and Performance” below for more information. Where TDC is used in reference to market data, the timing of payment of incentive compensation by our peers may not align perfectly with our timing; however, we believe TDC provides an accurate representation of market data for purposes of aligning the compensation of our executive officers, including our NEOs, with our performance relative to the performance of other companies within our industry with which we compete for talent.

In establishing the applicable target TDC percentile for the NEOs for a given year, in addition to relative TSR performance, the Compensation Committee may also consider in its discretion other strategic milestones, including without limitation growing reserves, positive results in hedging activity, changes in absolute stock performance, risk mitigation, managing lease operating expenses, acreage acquisitions and divestitures, changes in net asset value and new field discoveries. In addition to strategic milestones, the Compensation Committee retains the discretion to consider competitive pressures, retention concerns, emerging industry trends, and individual executive performance in order to ensure our compensation program remains flexible and reactive to a volatile marketplace.

Generally, once the target TDC percentile is established for our NEOs for a given year, TDC is allocated among the three components set forth below as follows:

Officer	Base Salary	Annual Incentive Award	Long-Term Equity Incentive Award
CEO	25th percentile of market data	0-2.4x base salary	TDC minus Base Salary minus Annual Incentive Award paid
Other NEOs	25th percentile of market data	0-2.0x base salary	TDC minus Base Salary minus Annual Incentive Award paid

Having determined the target TDC percentile for a given performance year based on our relative TSR, the Compensation Committee assesses each executive’s performance and contribution in terms of TDC relative to the marketplace in order to approve the TDC of our CEO and the other NEOs, and then sets the grant date fair value (determined in accordance with Financial Accounting Standards Board, Accounting Standards Codification (“FASB ASC”) Topic 718) of the actual long-term equity incentive compensation awards as TDC minus base salary rate and minus annual incentive compensation. The annual incentive award is actually paid, and the long-term equity incentive award is granted, early in the year immediately following the relevant performance year.

For 2014, the Compensation Committee determined we were a median performer, ending the year at roughly the 48th percentile relative to our Peer Group with respect to average one-year and three-year TSR, and exercised its discretion to set target TDC at the 50th percentile of TDC reported in the market data, slightly above our relative TSR performance.

As discussed above, TDC under our executive compensation program emphasizes variable compensation. The Compensation Committee believes that a program emphasizing variable compensation motivates our executive officers, including our NEOs, to achieve our long-term business objectives by tying incentives to the achievement of our key financial and performance objectives as reflected through our performance relative to our peers. Further, our emphasis on long-term equity incentive compensation reinforces the link between the interests of our executive officers and those of our stockholders. The chart below reflects the actual allocation of NEO TDC for 2014 between fixed and variable compensation.

Alignment of Pay and Performance

Peer Group for Assessing Pay and Performance

In 2014, the Compensation Committee used the following group of independent exploration and production companies in determining (1) the points earned for relative one-year TSR under our annual incentive compensation plan, (2) the average of our one-year and or three-year TSR performance relative to our peers for purposes of benchmarking target TDC, and (3) along with the ECI Annual Oil & Gas E&P Industry Compensation Survey for 2014 (the “ECI 2014 Survey”), the percentile targets for pay elements of TDC for our executive officers, including the NEOs. This collection of peer companies, inclusive of us, is referred to as our “Peer Group.” Where references are made throughout the CD&A to our TSR performance relative to our peers, it is the collection of peer companies below that constitutes those peers.

2014 Compensation Peer Group
• Cabot Oil & Gas Corporation • Callon Petroleum Company • Carrizo Oil & Gas, Inc. • Cimarex Energy Company • Comstock Resources, Inc. • Contango Oil & Gas Company • Denbury Resources Inc.	• Energy XXI (Bermuda) Limited • EPL Oil & Gas, Inc. • Exco Resources Inc. • Newfield Exploration Company • PDC Energy • PetroQuest Energy, Inc.	• Range Resources Corporation • SandRidge Energy, Inc. • SM Energy Company • Swift Energy Company • Ultra Petroleum Corporation • W&T Offshore, Inc. • Whiting Petroleum Corporation

Our Peer Group is developed taking into consideration peer company metrics such as asset size, revenues and enterprise value, similar strategies, comparability of asset portfolio and basins and availability of compensation data, with our 2014 Peer Group consisting of companies:

•	With whom we compete in our industry for executive talent and stockholder investment;

•	Similar to us in terms of size, scope and nature of business operations, including geographic footprint and operational focus, with some larger and some smaller in size and scope; and

•	That (for the most part) participate in the ECI 2014 Survey used to determine the target TDC of the competitive marketplace.

The Peer Group is periodically reviewed and updated by Pearl Meyer & Partners, LLC (“Pearl Meyer” or the “Compensation Consultant”), an independent compensation consultant engaged by the Compensation Committee, to ensure that the group is reasonable and remains appropriate for us and our compensation program. Decisions on any changes to the Peer Group are recommended by the Compensation Consultant and our CEO to the Compensation Committee before receiving final approval by the Board.

The 2014 Peer Group is the same as the 2013 Peer Group; however, EPL Oil & Gas, Inc. (“EPL”), one of the peer companies, was acquired by Energy XXI (Bermuda) Limited in mid- 2014. After consultation with the Compensation Consultant and the CEO, the Board and the Compensation Committee determined (i) to continue to include the 2014 data for EPL in the Peer Group analyses, (ii) that the twenty remaining companies in the 2014 Peer Group provided a sufficient amount of additional comparison data for 2014 and (iii) not to select a replacement company for the remainder of 2014.

The Compensation Committee, our Board and our management understand the inherent limitations in using any peer group or data set. For example, there are fluctuations in survey participation from year to year, and we compete for executive talent with peers that are, in some cases, significantly larger than us. However, we believe we have established a sound review process that seeks to mitigate these limitations, including taking into consideration differences and similarities between us and the companies in our Peer Group when referencing benchmarks for executive officer compensation, including that of our NEOs. In connection with the Compensation Committee’s determinations of 2014 compensation for our executive officers, including NEOs, the Compensation Consultant provided the Compensation Committee with an analysis of prevailing compensation levels in the marketplace, including our industry peers, which analysis was adjusted for relative company size and revenue.

ECI 2014 Survey Data for Assessing Pay and Performance

The ECI 2014 Survey utilized by the Compensation Committee provided data for over 356 jobs found in exploration and production firms in the United States. While participation varies from year to year, there were 121 participants in ECI’s 2014 Survey, and 16 of the 21 companies in our 2014 Peer Group, including us, participated in the ECI 2014 Survey.

•	The data collected from the ECI 2014 Survey is intended to reflect pay rates for positions in the market that have responsibilities similar to those of our executives. To the extent possible for each position, we attempt to collect data from the Independent Public Company category in the ECI Survey for the Peer Group.

•	We believe the ECI 2014 Survey provides us with a meaningful market reference point for those companies with whom we most closely compete for executive talent and, consequently, with sufficient information on competitive employment market dynamics, to fashion a competitive compensation program designed to attract and retain those highly capable employees necessary for us to be competitive in our industry.

Role of Compensation Committee and Executive Officers

The Compensation Committee is responsible for determining, with Board review, approval and adoption all compensation decisions for each of the NEOs, and approving TDC for all of our other executive officers. The Compensation Committee’s approach is not formulaic but consists of both subjective and objective considerations. In determining compensation, the Compensation Committee considers our overall performance, including operational and financial performance, and the overall performance of the executive officer team, including the role and relative contribution of each its members. Each executive officer’s impact during the year, and his or her overall value to the company, is assessed through evaluating long-term and current performance in the officer’s primary area of responsibility, strategic initiatives, leadership, market competition for the officer’s position and the officer’s role in succession planning and development and other intangible qualities that contribute to corporate and individual success.

In making compensation decisions for the executive officers, including the NEOs, the Compensation Committee relies, in part, on input from the CEO and our Senior Vice President—Human Resources, Communications and Administration (“SVPHR”), who provide information and make recommendations, as appropriate, concerning executive compensation. Input from management typically includes the following:

•	The CEO proposes new base salary amounts based on his evaluation of individual performance and expected future contributions, a review of market data to ensure competitive compensation against the external market, including the Peer Group, and comparison of the base salaries of the executive officers who report directly to the CEO to ensure that each officer’s salary level accurately reflects that officer’s relative skills, responsibilities, experiences and contributions.

•	The CEO also makes recommendations to the Compensation Committee relating to our performance measures, targets and similar items that affect executive officer compensation.

•	The CEO typically attends a portion of each Compensation Committee meeting to review and discuss executive compensation matters.

•	The SVPHR submits compensation data to, and collects data from, industry-specific compensation survey sources described above, coordinates the flow of information between the Compensation Consultant and the Compensation Committee as directed by the Compensation Committee, and provides to the Compensation Committee recommendations for appropriate position matches for each of our executive officers, including the NEOs.

While the Compensation Committee considers it important to receive information and recommendations from the CEO, the SVPHR and the Compensation Consultant on the contributions of and proposed TDC for the executive officers, including the NEOs, the Compensation Committee does not delegate these compensation decisions to the CEO, the SVPHR, the Compensation Consultant or any other party.

Role of the Compensation Consultant

The Compensation Committee may solicit input from an independent compensation consultant from time to time in making executive compensation decisions. In general, the role of our outside compensation consultant is to assist the Compensation Committee in analyzing executive pay packages and understanding our financial measures relating to compensation, but the Compensation Committee is under no obligation to follow the advice or recommendations of any compensation consultant.

The Compensation Committee has the sole authority to hire independent compensation consultants and, for 2014, the Compensation Committee’s decided to engage Pearl Meyer directly as its independent compensation consultant. In 2014, the Compensation Committee solicited input from Pearl Meyer regarding compensation practices within our Peer Group, within the oil and gas marketplace and within the broader general industry marketplace for the United States. Pearl Meyer also assists the Compensation Committee by preparing reports regarding TDC for our executive officers, including the NEOs, and within the marketplace, and TSR both with respect to the performance of our stock and the stock of our Peer Group.

The Compensation Committee regularly reviews the services provided by its outside consultant and believes that Pearl Meyer is independent under applicable SEC rules in providing executive compensation consulting services. In making this determination, the Committee noted that during fiscal 2014:

•	Pearl Meyer did not provide any services to the company or our management other than services requested by or with the approval of the Compensation Committee, which were limited to executive and director compensation consulting;

•	Pearl Meyer maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;

•	We have been advised by Pearl Meyer that the fees we paid to Pearl Meyer in 2014 ($81,427.19) were less than 1% of Pearl Meyer’s total revenue;

•	None of the Pearl Meyer consultants working on our matters had any business or personal relationship with any Compensation Committee members;

•	None of the Pearl Meyer consultants working on our matters had any business or personal relationship with any of our executive officers; and

•	None of the Pearl Meyer consultants working on our matters owns our stock.

The Compensation Committee continues to monitor the independence of the Compensation Consultant on a periodic basis.

Components of 2014 Executive Compensation

Our 2014 executive compensation program used a mix of fixed and variable compensation elements and provided alignment with both short- and long-term business goals through annual and long-term incentives. A significant percentage of TDC was allocated to incentive-based compensation in accordance with our compensation philosophy. However, we did not follow a strict formula in setting TDC or in determining each element of an executive officer’s TDC. In addition to the TDC components, total compensation for our NEOs for 2014 included perquisites and benefits under other plans and programs we maintain. The individual elements of TDC are described in more detail below.

Base Salary

While the Compensation Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain personnel who are highly talented, the Compensation Committee has historically adhered to a philosophy of generally providing more conservative base salaries, as compared to the competitive market, in combination with more aggressive incentive compensation opportunities in order to strongly emphasize pay-for-performance. This approach has generally resulted in salaries for our NEOs targeted at the 25th percentile of our market data.

Executive officer base salaries are primarily based on job responsibilities and individual contributions. We identify analogous base salary levels of executives in the market data based on each officer’s level of responsibility, leadership role, tenure and contribution to our success and profitability. The Compensation Committee reviews executive officer base salaries on an annual basis and adjusts them if they deviate substantially from the market data or other changes or circumstances warrant a revision. These base salary levels are also reviewed by the Compensation Committee in determining severance and change in control benefits.

Considering the recommendations of the CEO (as to executives other than himself) and as approved by the Compensation Committee, on February 20, 2014, the Board approved and adopted an increase in the base salaries of our NEOs to the levels set forth below for the remainder of the 2014 year, effective as of March 1, 2014. The increases were due to a combination of factors, including (1) Peer Group data, (2) success in achieving 2013 operational and strategic goals, and (3) the individual responsibilities and performance of the executives.

Officer	2013 Base Salary	2014 Base Salary
David H. Welch	$625,000	$ 650,000
Kenneth H. Beer	375,000	380,000
Lisa S. Jaubert	255,000	290,000
Keith A. Seilhan	245,000	280,000
Richard L. Toothman, Jr.	275,000	290,000

Annual Incentive Compensation

Our 2005 Annual Incentive Compensation Plan (the “Annual Incentive Plan”) provides for annual incentive compensation to our executive officers, including the NEOs, which awards may be settled in cash or restricted stock or a combination thereof as determined by the Compensation Committee. The Compensation Committee is responsible for determining the participants, performance criteria to be used, award levels, allocation and form of payment of incentive awards. Any allocated incentives are awarded to individuals, including executive officers, based upon a combination of company and individual performance factors. The overall objective of the Annual Incentive Plan is to provide a strong motivational tool for our officers and other employees to achieve pre-established company performance targets for a given performance year. Regardless of the performance on any of the objectives, the Board has the authority to suspend or eliminate payment of annual incentive compensation for any year if it determines that, in its sole discretion, business conditions or other factors indicate that is in our best interests.

Targets are a combination of (1) fixed objectives set at the beginning of the performance year and (2) a Compensation Committee discretionary component that is determined after the end of the performance year. For the 2014 performance year, the Compensation Committee’s assessment of our performance under the annual incentive compensation program was based on 80% fixed quantitative targets and a 20% discretionary component, exercisable by the Compensation Committee and the Board. The discretionary component is subjective and encompasses a broader range of criteria, including subjective and objective performance criteria. Amounts that are earned pursuant to the fixed performance-based components are disclosed within the Summary Compensation Table as “Non-Equity Incentive Plan Compensation,” while amounts earned pursuant to the discretionary component are disclosed as “Bonus” awards within the Summary Compensation Table. In December 2013, the Compensation Committee approved the following 2014 performance measures for the program and their relative weighting:

Annual Incentive Plan Performance Measures

Relative Stock Performance (25% weight)	Our ranking in TSR for 2014 measured against the TSR of our Peer Group during 2014. Unlike elsewhere in this CD&A, TSR for purposes of our annual incentive compensation is calculated with respect to 2014 only.
Proved Reserves Growth (25% weight)

Increase in estimated proved reserves over the 2013 year-end estimated proved reserves as reported in our Annual Report on Form 10-K after adjusting for 2014 production and divestitures. The increase in reserves may come from a combination of discoveries, performance revisions and price revisions, but excludes acquisitions not incorporated in the capital expenditure budget. Growing reserves is a critical component of a healthy exploration and production business. Reserves provide the source of production, which is directly converted to revenue to drive the business. All of our 2014 year-end estimated proved reserves were independently engineered by Netherland Sewell & Associates (“NSAI”), and the reserves performance target amount is based upon the amount contained in NSAI’s report. None of our NEOs calculates or is responsible for calculating these reserves.

EBITDA (25% weight)

EBITDA (earnings before interest, taxes, depletion and amortization) is calculated as net income or (loss) from operations plus or (minus) (1) interest expense, (2) provision (benefit) for income taxes, (3) depreciation, depletion and amortization, (4) write-down of oil and gas properties, (5) impairments, (6) accretion on asset retirement obligations, (7) (gains) and losses on sale of assets, and (8) extraordinary (gains) and losses.

Safety (5% weight)

Safety is measured based on total recordable incident rate (TRIR) performance, or the number of safety incidents per 200,000 man-hours worked for employees and certain contractors. Safety is included as a performance measure because maintaining a healthy workforce is critical to ensuring execution of our business plan. There is also a strong correlation between positive long-term business performance and solid safety performance. We also believe it is in the interest of stockholders to prevent accidents.

Committee Discretionary Assessment (20% weight)

The discretionary factor is determined within the sole discretion of the Compensation Committee and the Board and considers company and management performance in response to external conditions and achievement of strategic milestones. The discretionary component took into account our 2014 performance in increasing reserves through drilling operations, generating production volumes and keeping operating expenses within the annual guidance provided to investors, absolute stock price performance, upgrading our property base through selected leasing and also divestitures, generally maintaining the liquids/gas reserves ratio, maintaining the company’s liquidity, completing an equity offering, circumstances in the macro-environment, affordability, and managing overall risk mitigation.

The Compensation Committee established, and the Board approved and adopted, the following 2014 goals for each of the adopted performance measures under the Annual Incentive Plan for 2014, and as of year-end 2014 we performed as follows on these goals:

Measure	Minimum	Target	Stretch	Actual Performance
Relative Stock Performance	#10	#5	#1	#12
Proved Reserves Growth (Bcfe)	100	125	175	234.6
EBITDA ($ millions)	400	440	490	449
Safety (TRIR)	0.60	0.50	0.30	0.00
Discretionary	—	—	—	See below

Of the foregoing performance measures, the 2014 goals for the EBITDA measure were approved by the Compensation Committee and the Board in December 2013 at the following levels, subject to these levels being reduced if the company was successful in selling its non-core GOM conventional shelf properties: (i) $420 million for the minimum, (ii) $460 million for the target and (iii) $510 million for the stretch. These 2014 goals approved in December 2013 were lower than the 2013 EBITDA goals because of concluded and soon- to- be concluded dispositions of non-core assets, but were not reflective of a potential sale of non-core GOM conventional shelf properties. As noted above in “2014 Corporate Performance Highlights,” we completed the sale of non-core GOM conventional shelf properties in July 2014, and as a result approximately 13% of our total production volumes at year-end 2014 were sold. The 2014 goals for the EBITDA performance measure were reduced $20 million each to the goals noted in the table above to account for the sale of these non-core producing properties, with approval of the Compensation Committee and the Board.

Achieving or exceeding the “stretch” performance goal for a measure earns the maximum points ascribed to such measure, with the sum of the maximum points that may be earned for achieving the stretch performance goal on all measures equaling 200 points. The Compensation Committee believes the stretch performance goal for each measure should be difficult but highly advantageous for us to achieve. No points are earned for a performance measure if less than the minimum performance goal for such measure is achieved. Results achieved between the minimum and target performance goals and the target and maximum, or stretch, performance goals are linearly interpolated between points. To the extent that performance goals are met, points are earned and awarded, as determined by the Compensation Committee, towards the total 2014 annual incentive compensation pool from which annual incentive compensation awards are determined.

The potential points and the actual points earned for fiscal 2014 for each of the performance measures, as well as the discretionary points awarded, are set forth in the table below. In 2014, the target annual incentive compensation opportunity for each NEO was (1) 100% of the NEO’s 2014 annualized base salary (120% for our CEO) for performance at the target goal for each performance measure (which includes an award of the target 20 points for the discretionary component), and (2) 200% of the NEO’s 2014 annualized base salary (240% for our CEO) for performance at the maximum, or stretch, goal for each performance measure (which includes an award of the stretch 40 points for the discretionary component). In other words, each point reflected in the table below effectively represents one percentage point (1.2 percentage points in the case of our CEO) of annualized base salary.

	Total Potential Points			Actual Earned Points NEOs
Measure	Minimum	Target	Maximum
Relative Stock Performance	0	25	50	0
Proved Reserves Growth	0	25	50	50
EBITDA	0	25	50	29
Safety (total recordable incident rate)	0	5	10	10
Discretionary	0	20	40	0

Total	0	100	200	89

Annual Incentive Compensation Paid for Fiscal 2014 Performance

Each NEO’s actual 2014 annual incentive compensation payment was less than the potential target opportunity as a result of our earning a total of 89 points (less than the target total 100 potential points, including the discretionary component) due to (1) our aggregate actual performance being slightly above target for the combined four objective performance measures, and (2) the Compensation Committee’s determination, approved by the Board, that no points be awarded under the discretionary component, based upon the recommendation of the CEO and reflecting the challenging industry and commodity price environment faced by the company during the final quarter of 2014 and heading into 2015. Further, the Compensation Committee determined, as approved by the Board, that the 2014 annual incentive compensation payment for our CEO would be settled partly in cash and partly through an award of restricted stock on the same vesting schedule and other terms as his award of long-term equity incentive compensation in recognition of 2014 performance (granted in March 2015). This determination was made in the interest of further aligning our CEO with the interests of our stockholders over the long-term and consistent with the company’s increased focus on liquidity and conserving cash in this period of volatile commodity prices. The full amount of the 2014 annual incentive compensation award (including the portion settled in the form of restricted stock awards) is disclosed within the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” for 2014.

Based on the Compensation Committee’s determinations, approved and adopted by the Board, the annual incentive compensation awards for the NEOs based on fiscal 2014 performance were as follows compared against their target annual incentive compensation opportunity:

		2014 Target Incentive
	2014 Annualized Salary	Opportunity		Annual Incentive Award(1)
Officer		Percent of Salary	Dollar Amount
David H. Welch	$645,833	120%	$775,000	$689,750
Kenneth H. Beer	379,167	100%	379,167	337,458
Lisa S. Jaubert	284,167	100%	284,167	252,908
Keith A. Seilhan	274,167	100%	274,167	244,008
Richard L. Toothman, Jr.	287,500	100%	287,500	255,875

(1)	Mr. Welch’s 2014 annual incentive compensation award was settled $350,000 in cash and $339,750 in restricted stock that was granted with the same vesting schedule and on the same terms as his long-term equity incentive award in recognition of 2014 performance (granted in March 2015).

Annual Incentive Compensation for Fiscal 2015 Performance

In December 2014, the Compensation Committee adopted, and the Board approved and adopted, the following performance measures, and associated minimum, target and stretch goals, to be used to determine the annual incentive compensation pool for 2015:

	Goals
Performance Measure	Minimum	Target	Stretch
Relative Stock Performance	#10	#5	#1
EBITDA ($ millions)	310	350	450
Drilling Additions of Proved Reserves (MMBOE)	1	5	15
HSE Performance	.40	.30	.20
Discretionary	—	—	—

The Compensation Committee approved changes in the performance measures and associated goals for use in 2015 to better support the company’s current strategies and objectives, including to reflect our focus in 2015 on preserving capital, maintaining a healthy balance sheet, optimizing our portfolio of opportunities and ensuring the ability to respond quickly and appropriately to improvements in commodity prices and the macro-environment as they occur. As a result, the 2014 measure of “Proved Reserves Growth” has been changed to “Drilling Additions of Proved Reserves,” and the total potential points that may be earned for this measure have been reduced to 10 points for the target goal and 20 points for the maximum goal. In addition, for each of the “Relative Stock Performance” and “EBITDA” performance measures, the total potential points that may be earned for each have increased to 30 points for the target goal and 60 points for the maximum goal, reflecting the decrease in planned capital expenditures for drilling in 2015. The goals for the 2015 EBITDA performance measures are lower than the 2014 EBITDA goals primarily due to a significantly lower commodity price environment, and have been set to levels that reflect (i) at the target goal, our estimated production for 2015 using December 2014 forward strip commodity prices, (ii) at the minimum goal, the same estimated production level but a $10 decline in the price of oil and $0.50 decline in the price of natural gas, and (iii) at the maximum goal, exceeding the target goal estimated production by 10% and an increase of $10 in the price of oil and of $0.50 in the price of natural gas. We have also broadened our safety performance measures for 2015 to include not only personal safety as reflected by total recordable incident rate, the measure used in 2014, but also environmental safety, as measured by reported spills of hydrocarbons, and compliance safety as measured by fines or penalties paid to state or federal regulatory agencies. Finally, the points potentially available under the discretionary component were increased (to 20 points at the target goal and from 40 points to 50 points at the maximum goal) to afford the Compensation Committee greater ability to ensure that annual incentive compensation that may be awarded for 2015 performance is properly aligned with the company’s actual performance in 2015, taking into consideration all factors including the macro-environment.

Long-Term Equity Incentive Compensation

Awards of long-term equity incentive compensation are intended to provide a substantial forward-looking incentive to our executive officers that:

•	Emphasizes long-term value creation;

•	Aligns the long-term interests of our executive officers with those of our stockholders by directly linking rewards to stockholder return; and

•	Fosters meaningful levels of long-term stock ownership by our executive officers.

Long-term equity incentive awards with respect to a given year are typically granted to our executive officers in the form of restricted stock awards in the first quarter of the following year. In determining the value of long-term equity incentive compensation awards for each of our executive officers, including the NEOs, with respect to a given year, the Compensation Committee determines and approves (1) the target TDC percentile based on the average of our one- and three-year TSR performance (weighted equally, and relative (on a percentile basis) to the same TSR calculation for our Peer Group companies (as previously described under “Rationale for Fiscal 2014 Compensation”), (2) the TDC and base salary rate for each of our NEOs and (3) the total points and dollar value awarded for each NEO’s annual incentive compensation award for the applicable year in accordance with the Committee’s determination and our Annual Incentive Plan. The grant date fair value (determined in accordance with FASB ASC Topic 718) for each NEO’s long-term equity incentive compensation award is then determined by subtracting the NEO’s base salary rate and annual incentive compensation award from the NEO’s TDC amount. In addition, in establishing the grant date fair value of an executive officer’s long-term equity incentive compensation, the Compensation Committee may also consider other subjective factors, including an individual executive’s performance against strategic milestones such as positive results in growing reserves, hedging activity, liquidity, risk mitigation, health, safety, environmental and regulatory targets, acreage acquisition, new field discoveries, and major field acquisitions; however, for long-term equity incentive awards granted for 2014 performance, the Compensation Committee decided to use the established TDC percentile for each NEO. Once determined, the grant date value established by the Compensation Committee is then converted into a number of restricted shares based upon our closing share price on March 1st of the year in which the award is granted.

Awards of restricted stock to employees under our Stock Incentive Plan generally vest in substantially equal annual installments over three years from the year of grant. The Compensation Committee retains the discretion to grant restricted stock awards with different vesting schedules either from year to year or among our executive officers.

2015 Equity Incentive Awards In Recognition of Fiscal 2014 Performance

Based on the Compensation Committee’s determinations, the following awards of restricted stock were made to the NEOs on March 1, 2015 with respect to fiscal 2014 performance:

Officer	2015 Restricted Stock Granted in Recognition of Performance Through December 2014
	Shares	Grant Price	Grant Value
David H. Welch	230,829	$16.94	$3,910,250
Kenneth H. Beer	75,711	16.94	1,282,542
Lisa S. Jaubert	44,102	16.94	747,092
Keith A. Seilhan	39,315	16.94	665,992
Richard L. Toothman, Jr.	38,024	16.94	644,125

These restricted stock awards vest one-third per year on January 15 of 2016, 2017 and 2018, subject to continued employment of the executive officer.

Mr. Welch has a provision in his employment agreement providing that, after he has completed five consecutive years of employment as President and CEO, he will not be required to forfeit upon his retirement any outstanding unvested stock options or restricted stock and his options will continue to vest and the restrictions will continue to lapse without his being an employee. Mr. Welch completed five consecutive years of employment as President and CEO on April 1, 2009. However, shares of restricted stock awarded to Mr. Welch since 2011 have been specifically conditioned on his agreement to waive this provision in his employment agreement and, consequently, the restricted stock awards granted to him in 2015 with respect to fiscal 2014 performance also vest in substantially equal annual installments in accordance with the vesting schedule described above, subject to his continued employment.

Pursuant to SEC rules, the restricted stock awards granted in March 2015 for the 2014 fiscal year will be disclosed as 2015 compensation in the Summary Compensation Table and are not included in the 2014 Grants of Plan-Based Awards table included in this proxy statement; however, because these awards relate to the 2014 fiscal year, they are considered as part of the Compensation Committee’s TDC analysis with respect to 2014.

2014 Equity Incentive Awards In Recognition of Fiscal 2013 Performance

Based on the Compensation Committee’s determinations, the following awards of restricted stock were made to the NEOs on March 1, 2014 with respect to fiscal 2013 performance:

Officer	2014 Restricted Stock Granted in Recognition of Performance Through December 2013
	Shares	Grant Price	Grant Value
David H. Welch	123,331	$35.94	$4,432,516
Kenneth H. Beer	46,188	35.94	1,659,997
Lisa S. Jaubert	20,868	35.94	749,996
Keith A. Seilhan	15,442	35.94	554,985
Richard L. Toothman, Jr.	17,807	35.94	639,984

These restricted stock awards vest one-third per year on January 15 of 2015, 2016 and 2017, subject to continued employment of the executive officer, and, with respect to Mr. Welch, are further subject to the additional condition described above with respect to the awards granted in 2015 for 2014 performance.

Pursuant to SEC rules, the restricted stock awards granted in March 2014 for the 2013 fiscal year are disclosed as 2014 compensation in the Summary Compensation Table and are included in the 2014 Grants of Plan-Based Awards table included in this proxy statement; however, because these awards relate to the 2013 fiscal year, they were considered as part of the Compensation Committee’s TDC analysis with respect to 2013 and not 2014.

Other Program Components

The executive officers, including the NEOs, also participate in a variety of retirement, health and welfare, and paid time-off benefits that are available to all our salaried employees generally on a non-discriminatory basis. These benefits are designed to enable us to attract and retain our workforce in a competitive marketplace and to ensure that we have a productive and focused workforce. These benefit plans, and the limited perquisites we provide to our executive officers, are described in greater detail below.

Perquisites and Other Benefits

Perquisites and other personal benefits represent a small part of our overall compensation package. These benefits help us attract and retain senior level executives and are reviewed periodically to ensure that they are competitive with industry norms. We sponsor membership in golf or social clubs for certain senior executives who have responsibility for entertainment deemed necessary or desirable to conduct business and recruit employees. In addition, during part of 2014, Mr. Seilhan was provided with temporary use of a company provided apartment in Lafayette pending his move from Houston, Texas.

401(k) Plan

To provide employees with retirement savings in a tax efficient manner, under our 401(k) Profit Sharing Plan (“401(k) Plan”), in 2014, eligible employees are permitted to defer receipt of up to 60% of their eligible compensation, plus an additional catch-up amount for employees age 50 or over of up to $5,500 (subject to certain limits imposed by the Internal Revenue Code (the “Code”)). The 401(k) Plan provides that a discretionary match of employee deferrals, before catch-up amounts, may be made by us, at our discretion and as determined by the Board, in cash or shares of our stock. During the year ended December 31, 2014, and since the inception of the 401(k) Plan, the Board has approved, and we have made, annual matching contributions of $1.00 for every $2.00 contributed by an employee up to the maximum deferral amount permitted by the Code, excluding catch-up contributions.

Deferred Compensation Plan

To provide certain executives and other highly compensated individuals with additional retirement savings opportunities, the Stone Energy Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides eligible individuals with the option to defer up to 100% of their eligible compensation for a calendar year. The Compensation Committee may, at its discretion, match all or a portion of a participant’s deferrals based upon a percentage determined by the Board. In addition, the Board may elect to make discretionary profit sharing contributions to the plan. During the year ended December 31, 2014, and since the inception of the Deferred Compensation Plan, there were no matching or profit sharing contributions made by us, and the Compensation Committee does not anticipate any matching or profit sharing contributions in 2015. The amounts held under the Deferred Compensation Plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. The “Nonqualified Deferred Compensation” section below contains additional details regarding the Deferred Compensation Plan and each NEO’s account in such plan.

Severance Plan and Change of Control Benefits

We provide severance and change of control benefits to our executive officers, which are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. We believe that providing consistent, competitive levels of severance protection to senior executives helps minimize distraction during times of uncertainty and helps to retain key employees. Our severance arrangements provide benefits to ease an employee’s transition in the event of an unexpected employment termination due to ongoing changes in our employment needs. The Compensation Committee is responsible for administering these arrangements. For a detailed description of potential payments that could be made to our NEOs pursuant to these arrangements, please see the “Potential Payment Upon Termination or Change of Control” table below.

Stock Ownership and Retention Guidelines and Prohibition on Hedging

The Board has adopted Stock Ownership Guidelines designed to further align the interests of our executive officers and directors with those of our stockholders. Executives are required to meet the following ownership levels within five years of being promoted or appointed to their position. All of the NEOs, and all other executive officers, are in compliance with the Stock Ownership Guidelines.

Individual	Multiple of Salary(1)
Chief Executive Officer	5x base salary
Executive Vice President	4x base salary
Senior Vice President	3x base salary
Vice President	2x base salary

(1)	In effect on January 1 of the applicable year.

Among other terms, the guidelines provide that (1) restricted stock will be included in determining the stock ownership of an individual, (2) the value of our stock used in determining the number of shares needed to comply with the guidelines in a given year will be the average price of our stock during August of that same calendar year, and (3) until the applicable guideline multiple of salary is attained, an individual is required to retain, and not sell or otherwise dispose of, at least 75% of his or her net shares (after tax withholding) acquired through long-term equity incentive awards. For each officer, the guidelines will be reduced 15% per year beginning on the 61st anniversary of the birth date of the officer, such that the officer need comply with only 85% of the guidelines after age 61, 70% after age 62, 55% after age 63, 40% after age 64, and 25% after age 65 and thereafter until retirement or other termination of employment. The Board may amend or terminate the Stock Ownership Guidelines in its sole discretion.

For the description of the Stock Ownership Guidelines applicable to directors, please read “Director Compensation” below.

The Board has adopted a policy prohibiting any executive officer of the company, including the NEOs, from hedging company stock.

Tax and Accounting Considerations

The Compensation Committee considers the expected tax treatment to our company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Code generally limits the deductibility of certain compensation expenses in excess of $1.0 million to a “covered employee” in any fiscal year, although certain qualifying performance-based compensation is not subject to the limits on deductibility. For these purposes, “covered employees” will consist of our CEO and the three most highly compensated executive officers other than our chief financial officer. The Compensation Committee currently considers the deductibility under Section 162(m) of the Code of compensation awarded its executives to the extent reasonably practical and consistent with our objectives, but the Compensation Committee may nonetheless approve compensation that does not fall within these requirements and may authorize compensation that results in non-deductible amounts above the limits if it determines that such compensation is in our best interests.

We provide Messrs. Welch and Beer with certain tax protection in the form of a potential gross-up payment to reimburse them for excise taxes that might be incurred under Section 4999 of the Code, as well as any additional income taxes resulting from such reimbursement. However, if the total to be paid to Mr. Welch or Mr. Beer does not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the executive such that the receipt of the total would not give rise to any excise tax, then no gross-up payment will be made and the total payments to the executive in the aggregate will be reduced to the Reduced Amount. At the time these provisions were put in place, they reflected typical market practice and we still believe that they are a valuable executive retention tool.

We are accounting for stock-based payments in accordance with the requirements of FASB ASC Topic 718.

Risks Arising from Compensation Policies and Practices

The Compensation Committee, with the assistance of the Compensation Consultant, has assessed the risks related to our compensation programs, including our executive compensation program. Based on this assessment, the Compensation Committee believes that the design and governance of our compensation programs, including our executive compensation program, do not encourage our executive officers, including the NEOs, to take excessive or inappropriate risks and that the risks arising from the design of the programs are not reasonably likely to affect the company in a material adverse manner.

The Compensation Committee believes that our executive compensation program is consistent with the highest standards of risk management. Rather than determining annual incentive compensation awards based on a single metric, the Compensation Committee considers a balanced set of performance measures that it believes collectively best indicate successful management of our assets and strategy. In addition to measurable targets, the Compensation Committee applies its informed judgment to compensation decisions, taking into account factors such as quality and sustainability of earnings, successful implementation of strategic initiatives and adherence to core values. The Compensation Committee has determined that using long-term equity incentive awards of restricted stock, vesting over three years, aligns our executive officers’ interests with the interests of our stockholders and discourages short-term risk taking. In addition, essentially all of our employees participate in our compensation programs thereby encouraging consistent behavior across the company. Together, the features of our compensation programs, including our executive compensation program, are intended to ensure that our compensation opportunities do not encourage excessive risk taking and to focus our executives and other employees on managing our company toward long-term sustainable value for our stockholders.

Compensation Committee Report

The Compensation Committee does hereby state that:

•	The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management; and

•	Based on the review and discussions with management, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in Stone Energy Corporation’s proxy statement and incorporated by reference into Stone Energy Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Compensation Committee,

George R. Christmas - Chairman

B. J. Duplantis

Peter D. Kinnear

Robert S. Murley

Phyllis M. Taylor

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or at any time since the beginning of 2014 has been, employed by or served as an officer of the company or any of its subsidiaries or had any relationships requiring disclosure with the company or any of its subsidiaries. None of our executive officers is now, or at any time has been, since the beginning of 2014, a member of the compensation committee or board of directors of another entity one of whose executive officers has been a member of our Board or Compensation Committee.

Executive Compensation Tables

Summary Compensation

The following table sets forth the compensation earned by the NEOs for services rendered in all capacities to our company and its subsidiaries for the fiscal years ended December 31, 2014, 2013 and 2012.

SUMMARY COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2014
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)	TDC ($)(5)
David H. Welch	2014	$645,833	$—	$4,432,516	$689,750	$20,987	$5,789,086	$5,250,000
Chairman of the Board, President and Chief Executive Officer	2013	620,833	223,500	3,139,300	894,000	21,119	4,898,752	6,175,016
	2012	590,833	295,082	4,300,000	424,918	22,179	5,633,012	4,459,300

Kenneth H. Beer	2014	379,167	—	1,659,997	337,458	8,750	2,385,372	2,000,000
Executive Vice President	2013	372,500	112,000	1,214,419	448,000	8,750	2,155,669	2,594,997
and Chief Financial Officer	2012	357,000	53,550	1,327,015	257,040	8,500	2,003,105	1,885,009

Lisa S. Jaubert	2014	284,167	—	749,996	252,908	8,750	1,295,821	1,290,000
Senior Vice President,
General Counsel and
Secretary

Keith A. Seilhan	2014	274,167	—	554,985	244,008	31,100	1,104,260	1,190,000
Senior Vice President–	2013	240,833	76,842	420,186	288,158	40,805	1,066,824	1,164,985
Gulf of Mexico	2012	97,500	14,625	44,060	70,200	8,500	234,885	700,011

Richard L. Toothman, Jr.	2014	287,500	—	639,984	255,875	8,750	1,192,109	1,190,000
Senior Vice President–	2013	272,083	92,727	319,823	327,273	8,750	1,020,656	1,334,984
Appalachia	2012	235,833	35,375	338,011	169,800	8,500	787,519	764,998

(1)	The amounts reflected in this column relate to the discretionary component of the annual incentive awards granted by the Compensation Committee pursuant to the Annual Incentive Plan. Please see “Compensation Discussion and Analysis—Components of 2014 Executive Compensation—Annual Incentive Compensation.” For 2014, the Compensation Committee determined that no amounts would be paid with respect to the discretionary component.

(2)	Restricted stock awards reflected in this column were made pursuant to our Stock Incentive Plan. The values shown in this column reflect the aggregate grant date fair value of restricted stock awards granted in each year, computed in accordance with FASB ASC Topic 718, determined without regard to possible forfeitures. The value ultimately received by the executive officer may or may not be equal to the values reflected above. See Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a complete description of the valuation, including the assumptions used. Restricted stock awards granted in March 2014 for the 2013 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2014, and restricted stock awards granted in March 2015 for the 2014 fiscal year will be reported in the “Stock Awards” column of the Summary Compensation Table for 2015, in each case, in accordance with SEC rules.

(3)	The amounts reflected in this column relate to the fixed performance components of the annual incentive awards granted by the Compensation Committee pursuant to the Annual Incentive Plan. Please see “Compensation Discussion and Analysis—Components of 2014 Executive Compensation—Annual Incentive Compensation.” In addition, for 2014, $339,750 of the total amount earned for Mr. Welch was settled in the form of a restricted stock award, subject to the same vesting and other terms as the long-term equity incentive restricted stock awards granted in March 2015 for the 2014 fiscal year, and the remainder was paid in cash.

(4)	The following table provides detail for the All Other Compensation column for each of the NEOs for 2014. Please see “Compensation Discussion and Analysis—Components of 2014 Executive Compensation—Other Program Components” for a brief discussion of these items.

	Mr. Welch	Mr. Beer	Ms. Jaubert	Mr. Seilhan	Mr. Toothman
Company 401(k) match	$8,750	$8,750	$8,750	$8,750	$8,750
Annual dues for club memberships	12,237	—	—	—	—
Housing benefit	—	—	—	22,350	—

	$20,987	$8,750	$8,750	$31,100	$8,750

(5)	The amounts reflected in this column are intended to be supplemental and are not required by SEC disclosure rules. As described in our CD&A, TDC represents total direct compensation awarded by our Compensation Committee for service with respect to a given fiscal year. TDC reported in this column includes, for each NEO, (a) the annual base salary rate, (b) the amounts in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns, and (c) the grant date fair value of the long-term equity incentive award of restricted stock granted in the following fiscal year (which, with respect to fiscal 2014, will be reported on our Summary Compensation Table next year as a 2015 “Stock Award”). We believe TDC more accurately represents the compensation decisions made by the Compensation Committee with respect to performance for any given fiscal year.

Grants of Plan Based Awards

The following table discloses information concerning each grant of awards in 2014 under the Annual Incentive Plan and Stock Incentive Plan to the NEOs. It also discloses potential future payouts under our Annual Incentive Plan. For more information about these awards please read the sections of this proxy statement titled “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Incentive Compensation” and “—Long-Term Equity Incentive Compensation.”

GRANTS OF PLAN BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2014

				All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	Grant Date Fair Value of Stock and Option Awards($)(3)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
		Target($)	Maximum($)
David H. Welch	03/01/14	—	—	123,331	$4,432,516
	—	$620,000	$1,240,000	—	—
Kenneth H. Beer	03/01/14	—	—	46,188	1,659,997
	—	303,334	606,668	—	—
Lisa S. Jaubert	03/01/14	—	—	20,868	749,996
	—	227,334	454,668	—	—
Keith A. Seilhan	03/01/14	—	—	15,442	554,985
	—	219,334	438,668	—	—
Richard L. Toothman, Jr.	03/01/14	—	—	17,807	639,984
	—	230,000	460,000	—	—

(1)

These columns show the range of possible payouts under the fixed performance components of the annual incentive awards granted by the Compensation Committee pursuant to the Annual Incentive Plan. For 2014, achieving the target goals for each of the four fixed performance measures under the Annual Incentive Plan would have earned 80 points or 80% of the executive officer’s targeted annual incentive opportunity (96 points or 96% in the case of our CEO), plus up to 20% (24% for our CEO) as a discretionary amount. Similarly, achieving the stretch (or maximum) goals for each of the four fixed performance measures would have earned 160 points or 160% of the executive officer’s targeted annual incentive opportunity (192 points or 192% in the case of our CEO), plus up to 40% (48% for our CEO) as a discretionary amount. Thus, achieving the target goals for both the fixed performance measures and the discretionary portion of the award could have resulted in an award of 100% (120% for our CEO) of the executive officer’s targeted annual incentive opportunity, and achieving the stretch goals for both the fixed performance measures and the discretionary portion of the award could have resulted in a maximum award of 200% (240% for our CEO) of the executive officer’s targeted annual incentive opportunity.

If none of the minimums are achieved and if no discretionary amount is awarded, then no annual incentive award would be paid under the Annual Incentive Plan. No threshold level of performance exists for the NEOs with respect to these awards, and results achieved between the minimum and target performance goals and the target and stretch performance goals are linearly interpolated between points. Amounts reported do not include amounts potentially payable with respect to the discretionary component of annual incentive awards, and no amounts were actually paid for 2014 with respect to the discretionary component of the award. The amount actually paid with respect to the awards reported in this table (including, for Mr. Welch, the amount settled in the form of a restricted stock award) is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2014. Please read “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Incentive Compensation” for additional information.

(2)	Reflects restricted stock awards granted in March 2014 for the 2013 fiscal year.

(3)	Calculated in accordance with FASB ASC Topic 718, determined without regard to possible forfeitures, as described in footnote 2 to the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

The following narrative provides additional information about the various compensation plans, programs and policies reflected in the Summary Compensation Table and the Grants of Plan Based Awards Table for the year ended December 31, 2014.

Employment-Related Agreements with NEOs

The terms governing the employment and compensation of Messrs. Welch and Beer are outlined in individual employment agreements. For a description of the material terms of the agreements in place with each of these officers during 2014, please see “Potential Payments Upon Involuntary Termination or Change of Control—Employment Agreements” below. We do not maintain employment agreements with any other NEOs.

Salary and Annual Incentive Compensation in Proportion to Total Compensation

The following table sets forth the percentage of each of the NEO’s total compensation that we paid in the form of base salary and annual incentive compensation for 2014.

Name	Base Salary and Annual Incentive Compensation as a Percentage of Total Compensation
David H. Welch(1)	23%
Kenneth H. Beer	30%
Lisa S. Jaubert	41%
Keith A. Seilhan	47%
Richard L. Toothman, Jr.	46%

(1)	The 2014 annual incentive compensation award to our CEO, Mr. Welch, was settled partly in cash and the remainder in restricted stock awarded on the same vesting schedule and other terms as the long-term equity incentive award made in recognition of 2014 performance (granted in March 2015).

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning the number and value of outstanding and unexercised options as well as the number and value of unvested restricted stock awards at December 31, 2014.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
David H. Welch	6/16/2005	30,000	—	$48.29	6/16/2015
	2/7/2006	15,000	—	47.75	2/7/2016
	1/9/2007	15,000	—	33.19	1/9/2017
	1/15/2008	25,000	—	44.67	1/15/2018
	1/15/2009	20,000	—	10.05	1/15/2019
	2/17/2009	29,474	—	6.97	2/17/2019
						3/1/2012	44,210 (3)	$746,265
						3/1/2013	103,557 (4)	1,748,042
						3/1/2014	123,331 (5)	2,081,827
Kenneth H. Beer	8/1/2005	30,000	—	$53.20	8/1/2015
	1/9/2007	10,000	—	33.19	1/9/2017
	1/15/2008	15,000	—	44.67	1/15/2018
	1/15/2009	15,000	—	10.05	1/15/2019
						3/1/2012	13,644 (3)	230,311
						3/1/2013	40,061 (4)	676,230
						3/1/2014	46,188 (5)	779,653
Lisa S. Jaubert	—	—	—	—	—
						7/1/2012	2,000 (6)	33,760
						3/1/2013	6,004 (4)	101,348
						3/1/2014	20,868 (5)	352,252
Keith A. Seilhan	—	—	—	—	—
						7/1/2012	587 (6)	9,909
						3/1/2013	13,861 (4)	233,974
						3/1/2014	15,442 (5)	260,661
Richard L. Toothman, Jr.	—	—	—	—	—
						3/1/2012	3,474 (3)	58,641
						3/1/2013	10,551 (4)	178,101
						3/1/2014	17,807 (5)	300,582

(1)	All outstanding stock options were fully vested as of December 31, 2014. Generally, stock options vested in substantially equal annual installments over a five-year period.

(2)	The market value shown was determined by multiplying the number of unvested shares of stock by $16.88, which was the closing market price of our common stock on December 31, 2014.

(3)	The restrictions on the total number of shares of restricted stock granted on March 1, 2012 lapsed as follows: (a) with respect to one-third of the total shares on January 15, 2013, (b) with respect to one-third of the total shares on January 15, 2014, and (c) with respect to the remaining one-third of the total shares on January 15, 2015.

(4)	The restrictions on the total number of shares of restricted stock granted on March 1, 2013 lapsed or will lapse as follows: (a) with respect to one–third of the total shares on January 15, 2014, (b) with respect to one-third of the total shares on January 15, 2015, and (c) with respect to the remaining one-third of the total shares on January 15, 2016.

(5)	The restrictions on the total number of shares of restricted stock granted on March 1, 2014 lapsed or will lapse as follows: (a) with respect to one-third of the total shares on January 15, 2015, (b) with respect to one-third of the total shares on January 15, 2016, and (c) with respect to the remaining one-third of the total shares on January 15, 2017.

(6)	The restrictions on the total number of shares of restricted stock granted on July 1, 2012 lapsed or will lapse as follows: (a) with respect to one-third of the total shares on July 1, 2013, (b) with respect to one-third of the total shares on July 1, 2014, and (c) with respect to the remaining one-third of the total shares on July 1, 2015.

Option Exercises and Stock Vested

The following table sets forth information regarding the number of stock awards vested, and the related value received during 2014 for the NEOs. There were no stock option exercises during 2014. All values realized were calculated by using the market value of our stock on the vesting date for the award, which was the average of the high and low price of our stock on the vesting date (or, if the vesting date was not a trading day, on the last trading day preceding the vesting date).

OPTION EXERCISES AND STOCK VESTED TABLE FOR THE YEAR ENDED DECEMBER 31, 2014
	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
David H. Welch	129,322	$4,222,749
Kenneth H. Beer	45,673	1,491,301
Lisa S. Jaubert	5,001	190,973
Keith A. Seilhan	7,517	253,981
Richard L. Toothman, Jr.	11,417	372,871

Nonqualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation during 2014 for the NEOs.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2014
Name	Executive Contributions in Last FY($)	Aggregate Earnings (Loss) in Last FY($)	Aggregate Balance at Last FYE($)(1)
David H. Welch	—	$51,793	$3,939,514
Kenneth H. Beer	—	52,756	935,185
Lisa S. Jaubert	—	—	—
Keith A. Seilhan	—	—	—
Richard L. Toothman, Jr.	—	—	—

(1)	The following portions of the aggregate balance amounts for each of the NEOs were reported as compensation to the officer in the Summary Compensation Table in previous fiscal years: Mr. Welch—$526,420 for the year ended December 31, 2010 and $208,391 for the year ended December 31, 2009, and Mr. Beer—$35,333 for the year ended December 31, 2009.

Our Deferred Compensation Plan provides eligible executives and other highly compensated individuals with the option to defer up to 100% of their base salary and 100% of their annual incentive award for a calendar year, and the Compensation Committee may, at its discretion, match all or a portion of the participant’s deferral based upon a percentage determined by the Board. Deferral elections are made separately for salary and bonus not later than December 31 for amounts to be earned in the following year. In addition, the Board may elect to make discretionary profit sharing contributions to the plan. Since the inception of the plan we have not made matching or profit sharing contributions, and the Compensation Committee does not anticipate making any matching or profit sharing contributions in 2015. Currently, Messrs. Welch and Beer are the only NEOs who participate in the Deferred Compensation Plan; however, neither Mr. Welch nor Mr. Beer elected to defer any amounts to the plan for 2014.

All employee contributions to the plan and investment returns on those contributions are fully vested. Distributions from the Deferred Compensation Plan are only made upon a separation of service and will be made as a lump-sum cash payment or in monthly installments over up to ten years, based on the participant’s election and subject to the six-month delay of distributions imposed on certain of our key employees by Section 409A of the Code. The amounts held under the plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. Investment options under the plan are identical to the investment options available to participants in our 401(k) Plan. Both the Deferred Compensation Plan and the 401(k) Plan utilize a mutual fund investment window that enables participants to elect a wide variety of mutual funds. Participants may change their investment elections daily. The investment funds and rate of return for the year ended December 31, 2014 for the investment options actually elected by the NEOs who participate in the plan for all or any portion of 2014 are as follows:

•	David H. Welch – Stock investments include Fidelity International Discovery, Fidelity Retirement Money Market Fund, Fidelity Retirement Government Money Market Fund and Fidelity New Markets, Inc. with a combined rate of return for the year ended December 31, 2014 of 1.3%.

•	Kenneth H. Beer – Stock investments include Fidelity Leveraged Co. Stock Fund, Fidelity Diversified International Fund, Fidelity Small Cap Stock Fund and Spartan US Equity Index with a combined rate of return for the year ended December 31, 2014 of 6.0%.

Potential Payments Upon Termination or Change of Control

Employment Agreements

We have employment agreements with two of our NEOs, Messrs. Welch and Beer. We do not maintain employment agreements with any other NEOs.

On May 19, 2005, we entered into an employment agreement, commencing August 1, 2005, with Mr. Kenneth H. Beer. The employment agreement does not specifically address severance provisions, but instead provides that Mr. Beer is entitled to receive severance benefits as set forth in our Executive Plan (described below).

On January 12, 2006, we entered into an employment agreement with Mr. David H. Welch, which was superseded by an employment agreement dated December 2, 2008 to comply with Section 409A of the Code. Under the agreement, upon completion of five consecutive years of employment, which occurred on April 1, 2009, Mr. Welch will not be required to forfeit, at the time of retirement, any unvested stock options or any restricted shares, and these options will continue to vest and the restrictions will continue to lapse without his being an employee of the company (although this provision has been waived with respect to subsequent grants including those in 2012, 2013, and 2014, as described above). Beginning on December 31, 2008 and on December 31 of each year thereafter, the term of the agreement is automatically extended for one year, such that each December 31 will begin a new three-year term. However, the Board may give written notice to Mr. Welch that the term of the employment agreement will cease to be so extended, in which event the agreement will terminate on the first anniversary of the date such notice is given. Although Mr. Welch does not participate in the Executive Plan, the severance benefits provided to him under his employment agreement are substantially similar to the benefits provided under the Executive Plan, as described below.

Change of Control and Severance Plans

Our Executive Change of Control and Severance Plan, as amended and restated effective as of December 31, 2008 (the “Executive Plan”), was established to provide financial security to our executives, including our NEOs, in the event of a Change of Control (as defined below) and upon certain terminations of employment. The Compensation Committee is responsible for administering the Executive Plan as well as a severance plan for our employees generally.

Pursuant to Mr. Welch’s employment agreement and the Executive Plan, if an officer, including an NEO, incurs an Involuntary Termination (as defined below) of employment, the officer will receive the following:

•	Any unpaid base salary up to the date of termination.

•	In the case of Messrs. Welch and Beer, a lump sum severance payment of 2.99 times the sum of (1) the executive’s annual base salary calculated using the higher of the annual salary rate in effect at the time of termination or that in effect on the date of the Change of Control and (2) any target bonus for which the executive is eligible for the fiscal year in which the termination occurs at the one hundred percent level. Based on 2014 salaries and target bonuses, these payments would be $4,275,700 for Mr. Welch, and $2,272,400 for Mr. Beer.

•	In the case of the other NEOs, and upon an Involuntary Termination occurring outside a Change of Control Period, a lump sum severance payment in an amount equal to his respective annual base salary; based the on 2014 base salary, this payment would be $290,000 to Ms. Jaubert, $280,000 to Mr. Seilhan and $290,000 to Mr. Toothman. Upon an Involuntary Termination occurring during a Change of Control Period, the NEOs (other than Messrs. Welch and Beer) receive a lump sum severance payment in an amount equal to 2.99 times his respective annual base salary; based on 2014 salary, this payment would be $867,100 to Ms. Jaubert, $837,200 to Mr. Seilhan and $867,100 to Mr. Toothman.

•	A lump sum amount representing a pro rata share of the bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion (which amount will be reduced to the extent of any prorated bonus paid to the executive upon a Change of Control as described below).

•	Outplacement services, the duration and costs for which are to be determined by the then prevailing practice of the Human Resources Department and that, in no event, may exceed an amount equal to 5% of the annual base salary of the executive;

•	The continuation of health benefit coverage for the officer and, where applicable, his eligible dependents for the six-month period following the date of the Involuntary Termination, at a cost to the officer that is equal to the cost for an active employee for similar coverage.

•

In the case of Messrs. Welch and Beer, a potential Gross-Up Payment to reimburse them for excise taxes that might be incurred under Section 4999 of the Code, as well as any additional income taxes resulting from such reimbursement, provided that if it shall be determined that the executive is entitled to a Gross-Up Payment but the total to be paid does not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the executive such that the receipt of the total would not give rise to any excise tax, then no Gross-Up Payment shall be made and the total payments to the executive in the aggregate shall be reduced to the Reduced Amount.

Upon the occurrence of a Change of Control, the Executive Plan provides that the following benefits will automatically be provided to our officers, including our NEOs, without regard to whether the officer’s employment with us terminates:

•	Unexercised in-the-money stock options will be fully vested and cancelled immediately prior to the Change of Control in exchange for cash equal to the product of the number of our shares issuable upon exercise of the respective stock options times the excess, if any, of the per share cash consideration to be determined by the Board in connection with the Change of Control over the aggregate exercise price under such stock options.

•	All the remaining vesting restrictions with respect to any of our restricted stock awards issued or issuable pursuant to any of our stock incentive plans expire.

•	We will contribute to our 401(k) Plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) Plan for the period from January 1 in the calendar year of the Change of Control through the effective date of the Change of Control, less any matching amounts previously contributed to the 401(k) Plan for such period, if any, to be credited to the 401(k) Plan participants’ accounts according to the terms of the 401(k) Plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Code for such contribution.

•	We will pay the executive a pro rata share of the bonus opportunity up to the date of the Change of Control at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion.

The Executive Plan may not be amended or terminated to adversely affect the benefits or potential rights to benefits for a period of 12 months following amendment or termination. In the event of a Change of Control during the existence of the Executive Plan, the term of the plan is automatically extended for 24 months following the date of such Change of Control.

The Executive Plan also requires that the executive sign a general release within 45 days of an Involuntary Termination in order to receive the applicable payments and benefits for such a termination.

For purposes of the Executive Plan and Mr. Welch’s employment agreement:

•	“Cause” means any termination of an executive’s employment by reason of the executive’s willful and continued failure to perform substantially their duties after written notice of such failure has been given to the executive, or the willful engaging by the executive in conduct that is materially injurious to Stone, monetarily or otherwise.

•	A “Change of Control” is generally deemed to have occurred if the event described in any of the following has occurred:

¡	any person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of our securities (though not including securities that were acquired directly from our company);

¡	the Board of Directors as of December 31, 2008 fails to constitute the majority of the members of the Board, unless the Board members replacing the current members were appointed or elected by the current Board or by members of the Board previously so appointed or elected;

¡	an arrangement, merger or consolidation of our company other than a transaction that would: (1) result in our voting securities outstanding immediately prior to such transaction continuing to represent at least 65% of the combined voting power of our securities or the surviving entity or any parent thereof outstanding immediately after such transaction, or (2) result in an arrangement, merger or consolidation which is effected to implement a recapitalization of our company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities representing 20% or more of the combined voting power of our then outstanding securities; or

¡	our stockholders approve a plan of complete liquidation or dissolution of our company, or there is a sale or disposition of all or substantially all of our assets, other than a sale or disposition by our company of all or substantially all of its assets to an entity of which at least 65% of the combined voting power of its voting securities are owned by our stockholders in substantially the same proportions as their ownership of our company immediately prior to such sale.

•	“Change of Control Period” means (1) the 24-month period following a Change of Control in the case of Messrs. Welch and Beer and (2) the 12-month period following a Change of Control in the case of the other NEOs.

•	“Good Reason” means the occurrence (without the executive’s express written consent) on or within any Change of Control Period of any one of the following acts by us:

¡	a material reduction in the executive’s annual base salary as in effect on the date of the Change of Control or as increased thereafter (except for certain across-the-board salary reductions);

¡	a material diminution in the authority, duties or responsibilities of the executive as in effect immediately prior to the Change of Control; or

¡	a requirement that the executive transfer to a work location that is more than 50 miles from such executive’s principal work location immediately prior to the Change of Control.

•	An “Involuntary Termination” means any termination of the executive’s employment by us other than for Cause or a termination by the executive during a Change of Control Period for a Good Reason.

The Executive Plan provides that the Executive’s right to terminate employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness.

Payments Made Upon Termination Generally

Regardless of the manner in which an executive officer’s employment terminates, including that of a NEO, he or she is entitled to receive amounts earned during his or her employment. These amounts include:

•	non-equity compensation earned during the fiscal year;

•	amounts contributed pursuant to our Deferred Compensation Plan;

•	unused vacation pay; and

•	amounts accrued and vested through our 401(k) Plan.

Upon termination in the event of death or disability, our executive officers, including our NEOs, receive the same benefits as are provided to our employees generally on a nondiscriminatory basis (including 401(k) matching contributions for the year of death or disability, group term life insurance benefits and long term disability benefits). However the maximum benefit provided under our long term disability policy to our NEOs (and other executive officers) is $15,000 per month (or 66 2⁄3% of salary if less). This monthly maximum is higher than the monthly maximum established for other employees.

Quantification of Potential Payments Upon Termination or Change of Control

The table below reflects the amount of compensation to each of the NEOs in the event of termination of such executive’s employment, or a Change of Control, as applicable. The amount of compensation payable to each NEO upon an Involuntary Termination occurring outside of the Change of Control Period, an Involuntary Termination occurring during the Change of Control Period, voluntary termination, or our Change of Control, is shown below.

The following assumptions were used in determining the amounts below in the Potential Payment Upon Termination or Change of Control Table:

•	All terminations or the Change of Control, as applicable, would be effective as of December 31, 2014 (the last business day of 2014).

•	Mr. Welch’s employment agreement requires us to provide him with one year’s prior written notice in order to terminate his employment. The amounts reported in the table below do not include any compensation or benefits that would be paid or provided to Mr. Welch during the one-year period from the date notice of termination of his employment was provided to the date of such termination.

•	The closing share price of our common stock as of December 31, 2014 was $16.88. The closing price of our stock on the NYSE on March 27, 2015 was $[ ], which would change the aggregate payout amount in the event of a Change of Control. There can be no assurance that a Change of Control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact.

•	The actual amounts to be paid can only be determined at the time of such executive’s separation. The cash incentive compensation, for example, is a pro rata share of the annual incentive opportunity for the year up to the date of termination at the then projected year-end rate of payout in an amount, if any, as determined by the Compensation Committee in its sole discretion.

•	Outplacement services are not to exceed an amount equal to 5% of the annual base salary of the executive.

•	Vacation pay assumes the executive has not used any vacation days and is being paid for all unused days.

•	The 401(k) Plan match assumes the executive is eligible for the maximum contribution.

•

Tax gross-up payments reflect the amount payable to the executives to offset any excise tax imposed under the Code. The amount shown assumes the “base amount” is the five-year average W-2 earnings for the period of calendar years 2009 through 2013. The benefit amount in excess of a named executive officer’s “base amount” is considered an “excess parachute payment” and if the “parachute payment” is equal to or greater than three times the base amount, then the excess parachute payment is subject to an excise tax. The calculation of the gross up amounts are based upon an excise tax rate under Section 4999 of 20%, a 39.6% federal income tax rate and a 2.35% Medicare tax rate. We have also made the assumptions that (1) no amounts will be discounted as attributable to reasonable compensation, (2) all cash severance payments are contingent upon a Change of Control, and (3) we could rebut the presumption required under applicable regulations that the equity awards granted in 2014 were contingent upon a Change of Control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE
Name	Benefit	Involuntary Termination Occurring Outside of a Change of Control Period	Involuntary Termination Occurring on Date of a Change of Control	Voluntary Termination (Other than a Good Reason Termination Occurring During a Change of Control Period)	Change of Control (No Termination)
David H. Welch	Severance (1)	$4,275,700	$4,275,700	$—	$—
	Pro rata incentive compensation (2)	689,750	689,750	—	689,750
	Tax gross-up payment (3)	—	—	—	—
	Outplacement (4)	32,500	32,500	—	—
	401(k) match (5)	—	8,750	8,750	8,750
	Health and welfare benefits (6)	6,822	6,822	—	—
	Stock options and restricted stock – accelerated vesting (7)	—	4,576,134	—	4,576,134
	Vacation pay (8)	62,500	62,500	62,500	—
	Total	$5,067,272	$9,652,156	$71,250	$5,274,634

Kenneth H. Beer	Severance (1)	$2,272,400	$2,272,400	$—	$—
	Pro rata incentive compensation (2)	337,458	337,458	—	337,458
	Tax gross-up payment (3)	—	—	—	—
	Outplacement (4)	19,000	19,000	—	—
	401(k) match (5)	—	8,750	8,750	8,750
	Health and welfare benefits (6)	10,261	10,261	—	—
	Stock options and restricted stock – accelerated vesting (7)	—	1,686,194	—	1,686,194
	Vacation pay (8)	36,538	36,538	36,538	—
	Total	$2,675,657	$4,370,601	$45,288	$2,032,402

Lisa S. Jaubert	Severance (9)	$290,000	$867,100	$—	$—
	Pro rata incentive compensation (2)	252,908	252,908	—	252,908
	Outplacement (4)	14,500	14,500	—	—
	401(k) match (5)	—	8,750	8,750	8,750
	Health and welfare benefits (6)	6,822	6,822	—	—
	Stock options and restricted stock – accelerated vesting (7)	—	487,360	—	487,360
	Vacation pay (8)	27,885	27,885	27,885	—
	Total	$592,115	$1,665,325	$36,635	$749,018

Keith A. Seilhan	Severance (9)	$280,000	$837,200	$—	$—
	Pro rata incentive compensation (2)	244,008	244,008	—	244,008
	Outplacement (4)	14,000	14,000	—	—
	401(k) match (5)	—	8,750	8,750	8,750
	Health and welfare benefits (6)	10,261	10,261	—	—
	Stock options and restricted stock – accelerated vesting (7)	—	504,544	—	504,544
	Vacation pay (8)	26,923	26,923	26,923	—
	Total	$575,192	$1,645,686	$35,673	$757,302

Richard L.	Severance (9)	$290,000	$867,100	$—	$—
Toothman, Jr.	Pro rata incentive compensation (2)	255,875	255,875	—	255,875
	Outplacement (4)	14,500	14,500	—	—
	401(k) match (5)	—	8,750	8,750	8,750
	Health and welfare benefits (6)	6,822	6,822	—	—
	Stock options and restricted stock – accelerated vesting (7)	—	537,324	—	537,324
	Vacation pay (8)	27,885	27,885	27,885	—
	Total	$595,082	$1,718,256	$36,635	$801,949

(1)	Severance amounts for Messrs. Welch and Beer are calculated by multiplying the sum of each executive’s base salary and target bonus by 2.99. For 2014, Mr. Welch’s base salary is $650,000 and his target bonus is $780,000. Mr. Beer’s base salary and target bonus are each $380,000 for 2014.

(2)	These amounts reflect the total amount actually paid to each NEO for 2014 performance under the 2014 Annual Incentive Plan, which we believe is reflective of the projected year-end rate of payout as of December 31, 2014. The fixed performance component of the annual incentive award for 2014 is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2014 and the discretionary component of the annual incentive award for 2014 is reported in the “Bonus” column of the Summary Compensation Table for 2014.

(3)	The potential tax gross-up payments for Messrs. Welch and Beer were calculated using the assumptions referenced in the narrative above the table, and it was determined none would be due.

(4)	The amounts reported for each executive’s outplacement services assume that the maximum amount of 5% of salary was paid.

(5)	Each 401(k) Plan match assumes that we provided the executive with 50% of the maximum amount allowable by the Code for elective deferred contributions, which was $17,500 for 2014.

(6)	The amounts reported above represent the portion of employee health insurance premiums covered by us for each NEO per month multiplied by 6 months.

(7)	The amounts reported above reflect accelerated vesting of all unvested stock options and restricted stock. None of the NEOs held unvested stock options as of December 31, 2014. The restricted stock portion of the amounts above are calculated by multiplying the number of shares of restricted stock each executive held as of December 31, 2014 by the fair market value of the stock on December 31, 2014, which was $16.88. The number of restricted shares held by each NEO as of December 31, 2014 was as follows:

•	Mr. Welch – 271,098 shares,

•	Mr. Beer – 99,893 shares,

•	Ms. Jaubert – 28,872 shares,

•	Mr. Seilhan – 29,890 shares, and

•	Mr. Toothman – 31,832 shares.

(8)	The amounts reported above for vacation pay were calculated by using the officer’s base salary divided by 52 weeks, multiplied by five weeks.

(9)	Severance amounts for Ms. Jaubert and Messrs. Seilhan and Toothman are calculated by multiplying their base salaries by 1.0 for an Involuntary Termination occurring outside of a Change of Control Period and by 2.99 for an Involuntary Termination occurring during a Change of Control Period. For 2014, Ms. Jaubert’s base salary was $290,000, Mr. Seilhan’s base salary was $280,000, and Mr. Toothman’s base salary was $290,000.

2014 Director Compensation

Elements of Director Compensation

Each of our directors who is not an officer or employee of our company or any of its subsidiaries (a “nonemployee director”) is paid, on a quarterly basis, an annual retainer of $85,000 in lieu of fees based on the number of meetings attended. The annual retainer was increased to this amount effective May 22, 2014. Additionally, the individuals serving the following roles receive an additional annual retainer, also paid on a quarterly basis: the Lead Director receives $25,000, the Audit Committee Chairman receives $15,000, the Compensation Committee Chairman receives $10,000, the Nominating & Governance Committee Chairman receives $9,000, and the Reserves Committee Chairman receives $9,000. The Board has also reserved the right, in its sole discretion, to provide additional compensation at a rate of not more than $1,500 per additional meeting to nonemployee directors who attend more than five meetings of the Board or more than five meetings of each committee on which he or she serves during a calendar year. The Board did not exercise this right in fiscal 2014.

Pursuant to our Stock Incentive Plan, the Board determines in its discretion each year whether restricted shares or stock options are to be awarded to any of our nonemployee directors. Historically, awards of stock options or restricted shares to nonemployee directors have been granted effective as of the date of the annual meeting of stockholders each year. On May 22, 2014, the Board awarded each nonemployee director 3,850 shares of restricted stock to fully vest in one year or on the date of the Annual Meeting, whichever date is earlier. The number of restricted shares was calculated by dividing $165,000 by the closing price of the company’s common stock on May 22, 2014 of $42.86 per share. Upon the occurrence of a Corporate Change (as defined in the Stock Incentive Plan) or termination of the nonemployee director’s membership on the Board by reason of death or disability, forfeiture restrictions on the restricted shares will lapse.

Stock Ownership and Retention Guidelines and Certain Prohibitions Related to Our Securities

The Board has adopted Stock Ownership Guidelines that apply to our nonemployee directors, who are required to meet the following ownership level within five years of being elected to their position. All nonemployee directors are in compliance with the Stock Ownership Guidelines. Mr. Welch is subject to the Stock Ownership Guidelines applicable to our executive officers, which are described in greater detail in the CD&A.

Individual	Multiple of Annual Retainer(1)
Nonemployee Director	5x annual retainer

(1)	In effect on January 1 of the applicable year.

Among other terms, the guidelines provide that (1) restricted stock will be included in determining the stock ownership of an individual, (2) the value of our stock used in determining the number of shares needed to comply with the guidelines in a given year will be the average price of our stock during August of that same calendar year, and (3) until the applicable guideline is attained, an individual is required to retain, and not sell or otherwise dispose of, at least 75% of his or her net shares (after tax withholding) acquired through long-term equity incentive awards. The Board may amend or terminate the Stock Ownership Guidelines in its sole discretion.

The Board has adopted a policy prohibiting any nonemployee director of the company from hedging company stock.

Director Compensation Table

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, to each of our directors during 2014.

DIRECTOR SUMMARY COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2014
Name(1)	Fees Earned or Paid in Cash($)	Stock Awards($)(2)	All Other Compensation ($)(3)	Total($)
George R. Christmas	$93,750	$165,000	$2,000	$260,750
B. J. Duplantis	92,750	165,000	2,000	259,750
Peter D. Kinnear	83,750	165,000	10,000	258,750
David T. Lawrence	83,750	165,000	—	248,750
Robert S. Murley	83,750	165,000	10,000	258,750
Richard A. Pattarozzi	108,750	165,000	10,000	283,750
Donald E. Powell	83,750	165,000	10,000	258,750
Kay G. Priestly	98,750	165,000	—	263,750
Phyllis M. Taylor	92,750	165,000	—	257,750

(1)	David H. Welch is not included in this table as he is an officer and thus receives no compensation for his service as a director. The compensation received by Mr. Welch is shown in the Summary Compensation Table.

(2)	The values shown in this column reflect the aggregate grant date fair value of restricted stock awards granted in fiscal 2014, computed in accordance with FASB ASC Topic 718, determined without regard to possible forfeitures. The value ultimately received by the director may or may not be equal to the values reflected above. See Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a complete description of the valuation, including the assumptions used. The number of shares of restricted stock held by each of our nonemployee directors at December 31, 2014 was 3,850 shares.

(3)	The values shown in this column consisted solely of matching charitable contributions of up $10,000 in the aggregate per calendar year per director to qualified charitable organizations. In fiscal 2014, the total matching contributions by our company for all directors was $44,000, and contributions were made to the following organizations: Animal Friends Shelter, Aquia Episcopal Church, Army War College Foundation, Inc., Boys & Girls Club of Austin County, Covenant House, Holy Cross School, Laurie Children’s Foundation, National WWI Museum, Saint Bede Abbey & Academy, Stafford Hospital Foundation, The Good Shepard School, University of Illinois Foundation and West Texas A&M University.

Equity Compensation Plan Information

The following table provides information regarding the shares of our common stock that may be issued under our existing equity compensation plans with the Stock Incentive Plan being the only active equity plan under which the company may grant equity compensation awards. As of December 31, 2014, there were 1,303,106 shares of restricted common stock outstanding pursuant to the Stock Incentive Plan. The number of securities reported in column (c) as available for future issuance does not include any of the additional shares that stockholders are being asked to approve at the Annual Meeting. See “Proposal 5: Approval of the Second Amendment to our Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan by 1,600,000 shares.”

Equity Compensation Plan Information as of December 31, 2014
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted- average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders	204,974(1)	$33.94	1,563,967
Equity compensation plans not approved by security holders (2)	—	—	—
Total	204,974	$33.94	1,563,967

(1)	Weighted average term of outstanding options is 2.4 years.

(2)	No equity compensation plans have been adopted without approval by security holders.

Stock Ownership Information

Security Ownership of Directors, Management and Certain Beneficial Holders

The following table sets forth certain information regarding beneficial ownership of common stock as of March 13, 2015 (unless otherwise indicated) of (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) our Named Executive Officers (as defined herein), (3) each of our directors and director nominees, and (4) all of our executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
BlackRock, Inc.(4)	7,986,791	14.0%
Fidelity Management & Research Company(5)	7,883,703	13.8%
Putnam Investment Management, LLC(6)	3,707,012	6.5%
The Vanguard Group, Inc.(7)	3,546,851	6.2%
Dimensional Fund Advisors(8)	3,090,047	5.4%
David H. Welch	952,101	1.7%
Kenneth H. Beer	362,963	*
Lisa S. Jaubert	73,992	*
Keith A. Seilhan	70,309	*
Richard L. Toothman, Jr.	79,775	*
George R. Christmas	39,251	*
B. J. Duplantis	45,393	*
Peter D. Kinnear	56,981	*
David T. Lawrence	5,078	*
Robert S. Murley	15,859	*
Richard A. Pattarozzi	33,715	*
Donald E. Powell	36,849	*
Kay G. Priestly	34,347	*
Phyllis M. Taylor	41,045	*
Executive officers and directors as a group (consisting of 17 persons)	2,068,481	3.6%

*	Less than 1%.

(1)	Unless otherwise noted, the address for each beneficial owner is c/o Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508.

(2)	Under the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if he or she directly or indirectly has or shares the power to vote or dispose of, or to direct the voting or disposition of, such shares, whether or not he or she has any pecuniary interest in such shares, or if he or she has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by (a) Mr. Welch include 134,474 shares, (b) Mr. Beer include 70,000 shares, and (c) the executive officers and directors as a group include 204,474 shares, that may be acquired by such persons within 60 days through the exercise of stock options.

(3)	Based on total shares issued and outstanding of 57,215,506 as of March 13, 2015. Based on the number of shares owned and acquirable within 60 days of March 13, 2015.

(4)	BlackRock, Inc.’s address is 40 East 52nd Street, New York, New York 10022. The number of shares held is based on information included in a Schedule 13G filed on January 9, 2015. BlackRock, Inc. is an institutional investment management firm, and it has sole voting power as to 7,849,332 shares and sole dispositive power as to 7,986,791 shares.

(5)	Fidelity Management & Research Company’s address is 245 Summer Street, Boston, Massachusetts 02210. The number of shares held is based on information included in a Schedule 13G filed on February 13, 2015. Fidelity Management & Research Company is an institutional investment advisor. In its role as an investment advisor, Fidelity Management & Research Company has sole voting power as to 85,300 shares and sole dispositive power as to 7,883,703 shares.

(6)	Putnam Investment Management, LLC’s address is One Post Office Square, Boston, Massachusetts 02109. The number of shares held is based on information included in a Schedule 13G filed on February 27, 2015. Putnam Investment Management, LLC is an institutional investment advisor. In its role as an investment advisor, Putnam Investment Management, LLC has sole voting power as to 59,698 shares and sole dispositive power as to 3,707,012 shares.

(7)	The Vanguard Group, Inc.’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The number of shares held is based on information included in a Schedule 13G filed on February 9, 2015. The Vanguard Group, Inc. is an institutional investment advisor. In its role as an investment advisor, The Vanguard Group, Inc. has sole voting power as to 79,270 shares, sole dispositive power as to 3,472,047 shares and shared dispositive power as to 74,804 shares.

(8)	Dimensional Fund Advisors’ address is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The number of shares held is based on information included in a Schedule 13G filed on February 5, 2015. The Vanguard Group, Inc. is an institutional investment advisor. In its role as an investment advisor, The Vanguard Group, Inc. has sole voting power as to 2,995,284 shares, sole dispositive power as to 3,090,047.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and related regulations require our Section 16 officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Section 16 officers, directors and greater than 10% beneficial owners are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms we received, we believe that, during the fiscal year ended December 31, 2014, our Section 16 officers, directors and greater than 10% beneficial owners timely complied with all applicable filing requirements of Section 16(a).

Proposals Requiring Your Vote

Proposal 1: Election of Directors

Our directors are elected annually and serve one-year terms or until their death, resignation or removal. Each of our current directors is standing for election. Our Bylaws allow for a maximum of 13 directors, but the Board has determined that 10 is currently the optimal number of directors to serve on our Board and has set the size of the Board at that number.

Based on recommendations from our Nominating & Governance Committee, the Board has nominated George R. Christmas, B. J. Duplantis, Peter D. Kinnear, David T. Lawrence, Robert S. Murley, Richard A. Pattarozzi, Donald E. Powell, Kay G. Priestly, Phyllis M. Taylor and David H. Welch for election as directors to serve until the 2016 annual meeting of stockholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. Each nominee is currently a director, and all nominees were previously elected to the Board by the stockholders. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.

Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the Proxy Holders will vote for the election of such other person(s) as may be nominated by the Board or the Board may determine to reduce the size of the Board.

The following table sets forth information regarding the individual experience, qualifications, attributes and skills that led our Board to conclude that each of our directors should serve on the Board.

Director Nominee	Other Board Experience	Acct.	Fin. & Invt. Banking	Leadership & Gen. Mgmt.	Oil & Gas Explo- ration	M&A Bus. Dev.	Service Sector	Oil & Gas Operations	Political	Legal
George R. Christmas	✓			✓					✓
B.J. Duplantis				✓	✓			✓	✓	✓
Peter D. Kinnear	✓	✓	✓	✓		✓	✓	✓	✓
David T. Lawrence		✓	✓	✓	✓	✓	✓	✓	✓
Robert S. Murley	✓	✓	✓	✓		✓
Richard A. Pattarozzi	✓			✓	✓		✓	✓
Donald E. Powell	✓	✓	✓	✓		✓			✓
Kay G. Priestly	✓	✓	✓	✓		✓
Phyllis M. Taylor	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
David H. Welch	✓	✓	✓	✓	✓	✓	✓	✓	✓

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Each of our directors has contributed to the mix of skills, core competencies and qualifications of our Board as shown in the table above. Ms. Priestly and Messrs. Kinnear, Murley and Powell, are particularly valued for their financial and business acumen. Mr. Duplantis and Ms. Taylor bring to the Board an appreciation of legal risks confronting the company and the energy industry as a result of their legal education and legal and business experiences. Messrs. Pattarozzi and Welch, as engineers and former heads of substantial business units of major oil companies, contribute an in-depth understanding of operational issues confronting our business. Mr. Duplantis, also an engineer with prior major oil company experience, likewise brings an understanding of operational issues encountered by oil and gas companies such as ours. Similarly, Mr. Lawrence, as a geologist and geophysicist and former head of substantial business units of a major integrated oil company, contributes an in-depth understanding of oil and gas exploration activities and associated issues encountered by our company. Retired Lt. Gen. Christmas brings to the Board the unique leadership and management skills acquired through his long service in the U.S. Marine Corps, as well as his many years of experience in U.S. national security enabling him to assist the Board in assessing geopolitical risk. Messrs. Christmas, Kinnear, Lawrence, Murley, Pattarozzi and Welch and Mss. Priestly and Taylor also offer the judgment and perspective of former chief executive officers, presidents and leaders of major enterprises. Each director also contributes intangible qualities such as critical thinking, industry knowledge, and historical knowledge of our business.

Each of the nominees, other than Mr. Welch, is an independent director.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

Proposal 2:	Ratification of the Appointment of the Independent Registered Public Accounting Firm

Pursuant to the recommendation of the Audit Committee, the Board appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2015. The Board recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board believes that the change would be in the best interests of Stone and its stockholders. If the stockholders vote against ratification, the Board will reconsider its selection.

Ernst & Young LLP has served as our independent registered public accounting firm and audited our consolidated financial statements beginning with the fiscal year ended December 31, 2002.

We are advised that no member of Ernst & Young LLP has any direct or material indirect financial interest in Stone or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Set forth below are the aggregate fees billed by Ernst & Young LLP, the independent registered public accounting firm, for each of the last two fiscal years:

	2013	2014
Audit Fees(1)	$630,250	$645,000
Audit-Related Fees	–	–
Tax Fees(2)	108,324	119,875
All Other Fees	–	–
Total	$738,574	$764,875

(1)	Audit Fees represent the aggregate fees billed for professional services provided in connection with the audit of our financial statements, attestation work in connection with our Sarbanes-Oxley Section 404 internal control compliance, review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Tax Fees represent the aggregate fees billed for professional services provided in connection with tax return preparation and tax consulting.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to stockholder ratification), and approves all audit engagement fees and terms and all significant non-audit engagements with the independent registered public accounting firm. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Audit Committee pre-approved all services provided by the independent registered public accounting firm in fiscal 2014. The Audit Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered public accounting firm and the related fees.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ERNST & YOUNG LLP, FOR FISCAL 2015.

Proposal 3:    Advisory Vote to Approve Named Executive Officer Compensation

We are providing our stockholders with an advisory (nonbinding) vote on the compensation paid to our NEOs (sometimes referred to as the “say-on-pay” proposal) as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion set forth in this proxy statement. Accordingly, you may vote on the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to Stone Energy Corporation’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion, is hereby approved.”

This vote is nonbinding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. The current frequency on such advisory vote is once a year. We expect the next vote to occur at the 2016 annual meeting of stockholders.

As described above in detail under the “Compensation Discussion and Analysis” section of this proxy statement, our compensation program is designed to attract and retain talented executives and also to motivate our executives to achieve our designated goals and thereby create a successful company enhancing stockholder value. We ask that you please read this discussion and analysis of our compensation program for more information including how the results of our most recent say-on-pay vote have affected our compensation policies and decisions. This advisory, nonbinding say-on-pay vote does not cover director compensation, which is also disclosed in the accompanying compensation tables.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

Proposal 4:	Approval of an Amendment to our Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock from 100,000,000 Shares to 150,000,000 Shares

On December 11, 2014, the Board approved an amendment to Article Fourth of our Certificate of Incorporation to increase the number of authorized shares of capital stock from 105,000,000 to 155,000,000 shares, consisting of 5,000,000 previously authorized shares of preferred stock, 100,000,000 previously authorized shares of common stock and 50,000,000 newly authorized shares of common stock. The text of the proposed amendment is set forth below, and the full amendment is provided in Appendix A.

Purpose and Effects of the Proposed Amendment

We are currently authorized pursuant to our Certificate of Incorporation to issue up to 100,000,000 shares of common stock. As of March 27, 2015, there were [57,215,506] shares of common stock issued and outstanding and [19,365,300] shares of common stock reserved for issuance (upon the exercise of outstanding stock options and as required in connection with the company’s 2017 convertible notes and related warrants), resulting in only [23,419,194] shares of authorized and unissued shares of common stock available for issuance. The purpose of our proposed increase in the authorized shares of common stock is to make available additional shares of common stock for issuance for financing activities, acquisitions, stock issuances pursuant to employee benefit plans and other corporate purposes without the requirement of further action by our stockholders. We have no current plans, intentions, proposals or arrangements to issue any of the additional shares of common stock that will become authorized shares of our capital pursuant to the proposed amendment, including without limitation in a merger, consolidation, acquisition or similar business transaction. We believe that it is important for us to have available for issuance a number of authorized shares of common stock sufficient to support our growth and to provide adequate flexibility for future corporate needs.

If the proposed amendment is approved by stockholders, the company would have [73,419,194] shares of common stock available for issuance (after taking into consideration the shares required to be held in reserve as set forth above). Those shares would be available for issuance from time to time at the discretion of the Board without further stockholder action, except as may be required for a particular transaction by law, stock exchange regulations or other agreements or restrictions we may enter into in the future. Increasing the number of authorized shares of common stock will provide us with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from stockholders.

The proposed new authorized shares of common stock would become part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. No stockholder has any preemptive rights to acquire additional shares of the common stock. The increase in the authorized shares of common stock will not of itself cause any changes in our capital accounts or have any immediate effect on the rights of existing stockholders. However, to the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership interests and could be issued at prices lower than the prices at which existing stockholders purchased their stocks. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

An increase in the number of authorized shares of our common stock may make it more difficult to, or discourage an attempt to, obtain control of us by means of a takeover bid that the Board determines is not in our best interest nor in the best interests our stockholders. However, the Board does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of us. We have no current plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Vote Required for Approval

Pursuant to Section 242(b) of the DGCL and our Certificate of Incorporation, approval of Proposal 4 requires the affirmative vote of a majority of the votes of the shares of common stock issued and outstanding and entitled to vote. Abstentions will have the same effect as a vote against the proposal. While we do not expect broker non-votes on this proposal because brokers have discretion to vote on it under NYSE rules, any broker non-votes received will have the same effect as a vote against this proposal.

On March 27, 2015, there were [57,215,506] shares of common stock issued and outstanding. As of March 27, 2015, our directors and officers had the right to vote [1,864,007] shares of common stock.

Implementation of Proposed Amendment

If Proposal 4 is approved by the requisite holders of the common stock as set forth above, the proposed amendment to Article Fourth of the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State.

Text of the Amendment

We propose to amend the first paragraph of Article Fourth of the Certificate of Incorporation so that the first sentence of the paragraph would read in its entirety as follows:

“FOURTH: The total number of shares of capital stock of the corporation shall be 155,000,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $.01 per share, and 150,000,000 shares of Common Stock, par value of $.01 per share.”

The only changes that would be made to the first paragraph of Article Fourth of the Certificate of Incorporation, as currently in effect, would be to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 and to reflect a corresponding increase in the aggregate number of shares of capital stock of all classes that may be issued from 105,000,000 to 155,000,000. The full text of the proposed amendment to the Certificate of Incorporation to effect Proposal 4 is included as Appendix A to this Proxy Statement.

Board Recommendation

The Board believes it is in the best interest of the company and its stockholders to approve the amendment to our Certificate of Incorporation as set forth above.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 100,000,000 SHARES to 150,000,000 SHARES.

Proposal 5:	Approval of the Second Amendment to the Company’s Stock Incentive Plan to Increase the Number of Shares Reserved for Issuance under the Stock Incentive Plan by 1,600,000 Shares

At the Annual Meeting, the stockholders will be asked to approve the adoption of the Second Amendment (the “Second Amendment”) to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (as amended by the First Amendment to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive the Plan, the “Stock Incentive Plan”, and such amendment, the “First Amendment”) to, among other things, increase the number of shares of common stock reserved for issuance under the Stock Incentive Plan. If the Second Amendment is approved at the Annual Meeting, then it will become effective as of May 21, 2015. The company believes approval of the Second Amendment is advisable in order to ensure the company has an adequate number of shares of common stock available in connection with its compensation program.

For ease of reference, we have included, as appendices to this proxy statement, our Stock Incentive Plan, as amended to date, the Second Amendment that is the subject of this Proposal 5 and the Third Amendment that is the subject of Proposal 6, as follows:

•	Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan, approved by stockholders May 28, 2009—See Appendix D.

•	First Amendment to Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan, approved by stockholders May 20, 2011—See Appendix D.

•	Proposed Second Amendment to Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan, to be voted on by stockholders at the Annual Meeting under Proposal 5—See Appendix B.

•	Proposed Third Amendment to Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan, to be voted on by Stockholders at the Annual Meeting under Proposal 6—See Appendix C.

Background and Purpose of the Proposal

The company’s stockholders originally approved the Stock Incentive Plan at the company’s annual meeting held on May 28, 2009 and approved the First Amendment at the company’s annual meeting held on May 20, 2011. The First Amendment increased the number of shares of common stock reserved for issuance under the Stock Incentive Plan by 2,800,000 shares to 8,525,000. As of March 13, 2015, 309,639 shares remained available for grant under the Stock Incentive Plan. The purpose of the Second Amendment is to (i) increase the number of shares of common stock that the company may issue under the Stock Incentive Plan, including the number of shares of common stock that may be issued under the Stock Incentive Plan through incentive stock options (as described below), by 1,600,000 shares, (ii) extend the term of the Stock Incentive Plan to May 21, 2025, and (iii) make certain other clarifying changes to the Stock Incentive Plan.

The Board of Directors unanimously acted, on December 11, 2014 and February 19, 2015, to amend the Stock Incentive Plan to effect the revisions described above, subject to stockholder approval at the Annual Meeting. If the Second Amendment is not approved by the stockholders at the Annual Meeting, then the Stock Incentive Plan will continue in effect in its present form, including as modified by the First Amendment. If the Second Amendment is approved, the company intends to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares available for issuance under the Stock Incentive Plan.

The company believes approval of the Second Amendment will give it flexibility to make stock-based grants and other awards permitted under the Stock Incentive Plan over the next two (2) to three (3) years in amounts determined appropriate by the Administrator (as defined below under “Description of the Stock Incentive Plan—Administration”); however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested under the Second Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of the company’s common stock, award levels and amounts provided by the company’s competitors and hiring activity over the next few years. The closing market price of the company’s common stock as of March 27, 2015 was [$        ] per share, as reported on the New York Stock Exchange.

The following table summarizes certain information regarding our Stock Incentive Plan but does not take into account any of the additional shares that stockholders are being asked to approve at the annual meeting). The Stock Incentive Plan is the only active equity plan under which the company may grant equity compensation awards and the only plan under which equity awards are outstanding.

As of March 13, 2015
Total Shares Available for Grant under the Stock Incentive Plan	309,639
Total Full Value Awards Outstanding	1,977,726
Total Stock Options Outstanding	204,474
Weighted Average Exercise Price of Stock Options Outstanding	$ 33.91
Weighted Average Duration of Stock Options Outstanding	1.44 years

Description of the Stock Incentive Plan

The following is a summary of the material features of the Stock Incentive Plan, as amended to reflect the proposed Second Amendment. The summary does not purport to be a complete description of all provisions of the Stock Incentive Plan and is qualified in its entirety by reference to the complete text of (i) the Stock Incentive Plan, a copy of which is included in Appendix D to this Proxy Statement, (ii) the First Amendment, a copy of which is included in Appendix D to this Proxy Statement, and (iii) the proposed Second Amendment, which is attached to this Proxy Statement as Appendix B.

The Stock Incentive Plan is designed to promote the interests of the company and its stockholders by providing a means whereby certain employees of the company and its affiliates and the nonemployee directors of the company may develop a sense of proprietorship and personal involvement in the development and financial success of the company, and to encourage them to remain with and devote their best efforts to the business of the company. Accordingly, the Stock Incentive Plan provides for granting (a) “incentive” stock options as defined in Section 422 of the Internal Revenue Code, (b) stock options that do not constitute incentive stock options (“non-statutory” stock options), (c) stock appreciation rights in conjunction with an incentive or non-statutory stock option, (d) restricted stock, or (e) any combination of the foregoing (collectively referred to as “awards”).

Number of Shares Subject to the Stock Incentive Plan

The Second Amendment would increase the number of shares of common stock available for awards under the Stock Incentive Plan, and the number of shares of common stock that may be issued under the Stock Incentive Plan through incentive stock options, from the number authorized under the Stock Incentive Plan, as amended by the First Amendment, by 1,600,000 shares. Accordingly, the aggregate maximum number of shares authorized to be issued under the Stock Incentive Plan, and the aggregate maximum number of shares authorized to be issued under the Stock Incentive Plan through incentive stock options, is 10,125,000 shares of common stock (which number includes the number of shares of common stock previously issued pursuant to an award (or made subject to an award that has not expired or terminated) granted under the Stock Incentive Plan, the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”), the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan, the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan, or the Stone Energy Corporation 1993 Nonemployee Directors’ Stock Option Plan. The foregoing limitations are subject the adjustment provisions of the Stock Incentive Plan.

Shares of common stock subject to an award that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (awards of restricted stock shall not be considered “delivered shares” for this purpose), will again be available for awards under the Stock Incentive Plan. However, shares (i) tendered or withheld in payment of any exercise or purchase price of an award or taxes relating to an award, (ii) shares that were subject to an option or stock appreciation right but were not issued or delivered as a result of the net settlement or net exercise of such award, and (iii) shares repurchased on the open market with the proceeds of an option’s exercise price, will not, in each case, be available for awards under the Stock Incentive Plan.

Common stock issued under the Stock Incentive Plan may come from authorized but unissued shares of common stock or common stock previously issued and outstanding and reacquired by the company, subject to the restrictions described in the preceding paragraph.

Administration

The Stock Incentive Plan is administered by the “Administrator,” which means (a) in the context of awards granted to, or the administration (or interpretation of any provision) of the Stock Incentive Plan as it relates to, any person (other than a nonemployee director) who is subject to Section 16 of the Exchange Act, the Committee (as defined below), (b) in the context of awards granted to, or the administration (or interpretation of any provision) of the Stock Incentive Plan as it relates to, any nonemployee director, the Board, or (c) in the context of awards granted to, or the administration (or interpretation of any provision) of the Stock Incentive Plan as it relates to, any person who is not subject to Section 16 of the Exchange Act, the Chief Executive Officer of the company (or, if the Chief Executive Officer is not a member of the Board, the Committee), unless the Stock Incentive Plan specifies that the Committee will take specific action (in which case such action may only be taken by the Committee) or the Committee specifies that it will serve as Administrator. The Board may from time to time, in its sole discretion, put any restrictions or limitations on the powers that may be exercised under the Stock Incentive Plan by the Chief Executive Officer in his capacity as Administrator as described in the preceding sentence. The term “Committee” means a committee of, and appointed by, the Board that will be comprised solely of two or more directors who are both (i) outside directors (within the meaning of Section 162(m) of the Internal Revenue Code), and (ii) nonemployee directors (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee of the Board currently serves as the “Committee.”

The Administrator has full authority, subject to the terms of the Stock Incentive Plan, to interpret the Stock Incentive Plan and to establish rules and regulations for the proper administration of the Stock Incentive Plan. All decisions made by the Administrator in construing the provisions of the Stock Incentive Plan are final; provided, however, that in the event of a conflict in any such decision as between the Committee and the Chief Executive Officer, each acting in capacity as Administrator of the Stock Incentive Plan, the determination by the Committee will be conclusive.

Eligibility to Participate

All of the employees of the company and its affiliates (including an employee who may also be an officer or director of any such company) and all nonemployee directors of the company are eligible to participate in the Stock Incentive Plan. The selection of employees and nonemployee directors, from among those eligible, who will receive awards is within the discretion of the Administrator. As of March 13, 2015, approximately 384 employees and 9 nonemployee directors were eligible to participate in the Stock Incentive Plan.

Term

The Stock Incentive Plan originally became effective as of May 28, 2009 and its term was originally scheduled to end on May 28, 2019. The Second Amendment would extend the Stock Incentive Plan’s term to end on May 21, 2025. As a result, upon approval of the Second Amendment, no further awards may be granted under the Stock Incentive Plan after May 21, 2025, and the Stock Incentive Plan will terminate thereafter once all options have been exercised or expired and all restricted stock has vested or been forfeited. The Board may, however, terminate the Stock Incentive Plan at any time without prejudice to the holders of any then outstanding awards.

Stock Options

The Stock Incentive Plan provides for the grant of stock options that allow a participant to purchase a share of the company’s common stock. Stock options may be either incentive stock options governed by Section 422 of the Internal Revenue Code or non-statutory options. The Administrator will determine the terms and conditions of any stock option at the time of grant. All options will be evidenced by an option agreement containing provisions consistent with the Stock Incentive Plan and such other provisions as the Administrator deems appropriate.

Term of Option. The term of each option will be as specified by the Administrator at the date of grant (but not more than 10 years). The effect of an optionee’s termination of employment or membership on the Board by reason of death, retirement, disability or otherwise will be specified in the option contract that evidences each option grant.

Option Price. The exercise or purchase price of an option (the “option price”) will be determined by the Administrator and will not be less than the fair market value of a share of the company’s common stock on the date that the option is granted. Except for adjustments for certain changes in the common stock, the Administrator may not, without the approval of the stockholders of the company, amend any outstanding option contract that evidences an option grant to reduce the option price or cancel any outstanding options in exchange for cash, other awards or options with an option price that is less than the option price of the original options.

Special Rules for Certain Stockholders. Notwithstanding the foregoing, if an incentive stock option is granted to an employee who then owns, directly or by attribution under the Internal Revenue Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

Status of Options. The status of each option granted to an employee as either an incentive stock option or a non-statutory stock option will be designated by the Administrator at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options. All options granted to nonemployee directors will be non-statutory stock options.

Payment of Option Price. The option agreement may provide for the payment of the option price, in whole or in part, in cash, by the delivery of a number of shares of common stock owned by the optionee, a “cashless exercise” of the option, or by a combination of cash and common stock.

Stock Appreciation Rights. An option agreement may provide for the surrender of the right to purchase shares under an incentive stock option or non-statutory option in return for a payment in cash or shares of common stock, or a combination of cash and shares of common stock, equal in value to the excess of the fair market value of the shares with respect to which the right is surrendered over the option price thereof, on such terms and conditions as the Administrator may prescribe. In the case of a stock appreciation right that is granted in connection with an incentive stock option, such right shall be exercisable only when the fair market value of the common stock exceeds the option price.

Restricted Stock

The Stock Incentive Plan provides for the grant of restricted stock awards, which are shares of the company’s common stock that are subject to transfer limitations, a risk of forfeiture, and other restrictions imposed by the Administrator in its sole discretion. All restricted stock awards will be evidenced by a restricted stock agreement.

Transfer Restrictions and Forfeiture Obligations. Pursuant to a restricted stock award, shares of common stock will be issued or delivered to the recipient at the time the award is made without any payment to the company (other than for any payment amount determined by the Administrator in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to the company as may be determined in the discretion of the Administrator. The Administrator may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on:

(i)

the attainment of performance goals related to one or more of the following objective business criteria that the Committee determines is appropriate: (1) the price of a share of common stock, (2) the company’s earnings per share, (3) the company’s market share, (4) the market share of a business unit of the company designated by the Administrator, (5) the company’s sales, (6) the sales of a business unit of the company designated by the Administrator, (7) the net income (before or after taxes) of the company or any business unit of the company designated by the Administrator, (8) the cash flow or return on investment of the company or any business unit of the company designated by the Administrator, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the company or any business unit of the company designated by the Administrator, (10) the economic value added, (11) the return on capital, assets or stockholders’ equity achieved by the company, or (12) the total stockholders’ return achieved by the company (collectively referred to as the “Performance Measures”);

(ii)	the recipient’s continued employment or service as a director with the company and its affiliates for a specified period;

(iii)	the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion; or

(iv)	a combination of any of these factors.

The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the company or any affiliate, division or department thereof. In addition, restricted stock awards intended to constitute “performance-based compensation” (within the meaning of Section 162(m) of the Internal Revenue Code) shall be subject to the attainment of performance goals related to the objective business criteria described below under “Proposal 6: Approval of the Third Amendment to the company’s Stock Incentive Plan setting forth the eligible employees, business criteria and maximum annual per person compensation limits under the Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code,” upon approval of such Proposal 6.

Other Terms and Conditions. Upon the issuance of shares of common stock pursuant to a restricted stock award, except for the restrictions described above and unless otherwise provided, the recipient of the award will have all the rights of a stockholder of the company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Administrator may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to restricted stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a director of a recipient of restricted stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

Accelerated Vesting. The Administrator may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the Administrator, but, except in connection with a Corporate Change (as defined below), the Administrator may not take any action to vest a restricted stock award that has been granted to a “covered employee” (within the meaning of Section 162(m) of the Internal Revenue Code) if such award has been designed to meet the exception for “performance-based compensation” under Section 162(m).

Corporate Change and Other Adjustments

The Stock Incentive Plan provides that, upon a Corporate Change (as defined below), the Committee shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Incentive Plan, which alternatives may vary among individual participants: (i) accelerate the time at which outstanding options may be exercised so that options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which such date all unexercised options shall terminate, (ii) require the mandatory surrender to the company by selected participants of some or all of the outstanding options held by such participants as of a date specified by the Committee, in which event the Committee shall cancel such options and pay each participant a cash payment determined in accordance with the Stock Incentive Plan, or (iii) adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of common stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee). In addition, upon a Corporate Change or other changes in our common stock, the Committee may in its discretion make appropriate adjustments to other awards granted under the Stock Incentive Plan to reflect the transaction, including acceleration of the vesting conditions applicable to any such award. The Stock Incentive Plan provides that a Corporate Change generally occurs if (a) the company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (b) the company sells, leases or exchanges all or substantially all of its assets, (c) the company is dissolved and liquidated, (d) any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the company’s voting stock, or (e) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board.

In the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of common stock occurring after an award is granted, the following will be appropriately adjusted by the Committee:

(i)	the maximum number of shares that may be issued under the Stock Incentive Plan;

(ii)	the maximum number of shares that may be issued under the Stock Incentive Plan through incentive stock options;

(iii)	the maximum number of shares that may be issued to any one individual;

(iv)	any restrictions or limitations on the awards that may be granted by the Chief Executive Officer; and

(v)	the number and price of shares of common stock or other consideration subject to an award.

Amendments

The Board may from time to time amend the Stock Incentive Plan; however, no amendment may be adopted without the prior approval of the stockholders of the company if the amendment (a) materially increases the benefits accruing to nonemployee directors participating under the Stock Incentive Plan, (b) increases the number of shares of common stock that may be issued under the Stock Incentive Plan or increases the number of shares of common stock that may be issued under the Stock Incentive Plan through incentive stock options or changes the class of eligible participants, or (c) amends or deletes the provision of the Stock Incentive Plan that prevents the Administrator from amending any outstanding option contract to reduce the option price or cancel any outstanding options in exchange for cash, other awards or options having a lower option price.

Transferability

An award (other than an incentive stock option) is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Administrator. An incentive stock option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative.

Certain United States Federal Income Tax Aspects of the Stock Incentive Plan

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the Stock Incentive Plan. This description is based on current laws in effect on March 13, 2015, which are subject to change (possibly retroactively). The tax treatment of participants under the Stock Incentive Plan may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences or any tax consequences related to the transfer of awards, which is generally prohibited by the Stock Incentive Plan except in limited circumstances. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Stock Incentive Plan.

Stock Options and Stock Appreciation Rights

Participants will not realize taxable income upon the grant of a stock option or a SAR. Upon the exercise of a non-statutory option or a stock appreciation right, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a non-statutory option or stock appreciation right that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price will have a tax basis that equals the tax basis of the previously held shares of common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

No stock options have been granted pursuant to the Stock Incentive Plan since its initial effective date on May 28, 2009.

Restricted Stock

A recipient of restricted stock generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph. Subject to the discussion below under “Tax Consequences to the Company,” the company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Stock Incentive Plan could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. The ability of the company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Stock Incentive Plan could be limited by Section 162(m) of the Internal Revenue Code. Section 162(m) limits the company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a covered employee in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of an award must be based on the satisfaction of one or more performance goals selected by the Administrator and certain other requirements must be met, including stockholder approval requirements. In order to allow awards to potentially qualify as “performance-based compensation,” the company is seeking stockholder approval of the material terms of the Stock Incentive Plan, including the maximum amount of compensation that may be paid under the Stock Incentive Plan, pursuant to Proposal 6. Awards under the Stock Incentive Plan intended to qualify as “performance-based compensation” may not be granted in a given period if such awards relate to a number of shares of common stock that exceeds a specified limitation. The company may determine that it is in the company’s best interests not to satisfy the requirements for the “performance-based compensation” exception in certain situations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

Grants to Certain Persons

The awards, if any, that will be made to eligible participants under the Stock Incentive Plan are subject to the discretion of the Administrator, and thus the company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees and directors under the Stock Incentive Plan, as proposed to be amended. Therefore, the New Benefits Table is not provided. No stock options have been granted under the Stock Incentive Plan since its initial effective date on May 28, 2009.

Required Vote for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Under Delaware law, abstentions and broker non-votes are not counted as votes cast and, accordingly, do not affect the outcome of the vote on this proposal for Delaware law purposes. However, under NYSE rules, this proposal must be approved by a majority of the votes cast on the proposal with abstentions counting as votes cast. Therefore, abstentions will have the same effect as a vote against the proposal for NYSE purposes.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” PROPOSAL 5 TO APPROVE THE SECOND AMENDMENT TO THE STOCK INCENTIVE PLAN.

Proposal 6:	Approval of the Third Amendment to the Company’s Stock Incentive Plan setting forth the Eligible Employees, Business Criteria and Maximum Annual per Person Compensation Limits under the Stock Incentive Plan for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code

Background and Purpose of the Proposal

In addition to requesting approval at the Annual Meeting of the Second Amendment to the Stock Incentive Plan as set forth in Proposal 5, the company is also asking stockholders to approve the Third Amendment to the Stock Incentive Plan (the “Third Amendment”), which amendment sets forth the material terms of the Stock Incentive Plan for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). A copy of the Third Amendment is included as Appendix C to this proxy statement. As explained in greater detail below, we believe approval of this Proposal 6 is advisable in order to allow us to grant awards under the Stock Incentive Plan that may qualify as “performance-based compensation” under Section 162(m).

The Stock Incentive Plan is designed, in part, to allow us to provide “performance-based compensation” that may be tax-deductible by us and our subsidiaries without regard to the limits of Section 162(m) in the event we choose to structure compensation in a manner that will satisfy the exemption. Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) determined pursuant to the executive compensation disclosure rules of the SEC (the “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to the Covered Employees in excess of that amount if it qualifies for exemption as “performance-based compensation” under Section 162(m).

In addition to certain other requirements, in order to qualify for this exemption, the material terms of the Stock Incentive Plan must be disclosed to and approved by our stockholders. Under Section 162(m), the material terms of the Stock Incentive Plan (including as amended by the Second Amendment and Third Amendment to the Stock Incentive Plan) that stockholders are being asked to approve are (i) the maximum amount of compensation that may be paid to an individual who is likely to be a Covered Employee under the Stock Incentive Plan during a specified period, (ii) the employees eligible to receive compensation under the Stock Incentive Plan, and (iii) the list of business criteria on which performance goals may be based. Each of these items is discussed below, and stockholder approval of this Proposal 6 constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements. Accordingly, we are asking our stockholders to approve the Third Amendment setting forth the material terms of the Stock Incentive Plan for purposes of Section 162(m), to be effective as of May 21, 2015. The Third Amendment does not change the employees eligible to receive compensation under the Stock Incentive Plan, but does (i) allow us to grant cash awards (which may or may not be designated as performance awards) under the Stock Incentive Plan, (ii) impose a fixed share number limit on stock-based awards and a fixed dollar limit on cash awards granted during any calendar year under the Stock Incentive Plan to individuals likely to be Covered Employees, and (iii) add additional business criteria that may be utilized in setting performance goals under the Stock Incentive Plan.

If this Proposal 6 is not approved, our Covered Employees may not receive the compensation that we intended to provide them under the Stock Incentive Plan and the deductibility of awards granted to Covered Employees in the future may potentially be limited. This means that the company may be limited in its ability to grant awards that satisfy its compensation objectives and that are deductible (although the company retains the ability to evaluate the performance of the Covered Employees and to pay appropriate compensation even if some of it may be non-deductible).

The following is a summary of the Section 162(m) material terms of the Stock Incentive Plan, as amended to reflect the Third Amendment. The summary is qualified in its entirety by reference to the complete text of the proposed Third Amendment, which is attached to this proxy statement as Appendix C.

Maximum Amounts of Compensation

Consistent with certain provisions of Section 162(m), restrictions on the maximum amount of compensation that may be awarded to an individual under the Stock Incentive Plan in a specified period must be provided for in the plan and approved by our stockholders. The Third Amendment provides that an individual who is likely to be a Covered Employee may not receive during any calendar year (i) stock based awards under the Stock Incentive Plan relating to more than 500,000 shares of stock (subject to adjustment from time to time in accordance with the provisions of the Stock Incentive Plan), or (ii) cash awards having a value determined on the date of grant in excess of $10,000,000, to the extent any such award is intended to be “performance-based compensation” within the meaning of Section 162(m) (a “Section 162(m) award”). The performance period applicable to any performance award may not exceed ten years.

Eligibility to Participate

Consistent with certain provisions of Section 162(m), the employees eligible to receive compensation under the Stock Incentive Plan must be set forth in the plan and approved by our stockholders. All of the employees of the company and its affiliates (including an employee who may also be an officer or director of any such company) and all nonemployee directors of the company are eligible to participate in the Stock Incentive Plan. The selection of employees and nonemployee directors, from among those eligible, who will receive awards is within the discretion of the Administrator. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance goals described below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold the performance award.

Business Criteria

Consistent with certain provisions of Section 162(m), the business criteria on which performance goals applicable to “performance-based compensation” may be based under the Stock Incentive Plan must be provided for in the plan and approved by our stockholders. The Compensation Committee, which is the “Administrator” under the Stock Incentive Plan with respect to Section 162(m) awards, may use any measures of performance described below it deems appropriate in establishing performance conditions and may exercise its discretion, to the extent such discretion does not violate applicable law, to decrease the amounts payable under any award based on such conditions. If an eligible employee is likely to be a Covered Employee, and the Administrator determines that the contemplated award should qualify as “performance-based compensation” under Section 162(m), then the grant, vesting, exercise and/or settlement of such performance award, whether a stock-based award or a cash award, will be contingent upon achievement of one or more pre-established performance goals based on business criteria set forth below.

Performance goals set by the Administrator may related to one or more of the following objective business criteria for us, on a consolidated basis, and/or for specified subsidiaries, businesses or geographical units (except with respect to the total stockholder return and earnings per share criteria): (1) earnings per share, (2) revenues, (3) cash flow, (4) cash flow from operations, (5) cash flow return, (6) return on net assets, (7) return on assets, (8) return on investment, (9) return on capital, (10) return on equity, (11) economic value added, (12) operating margin, (13) contribution margin, (14) net income, (15) net income per share, (16) pretax earnings, (17) pretax earnings before interest, depreciation, and amortization, (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (19) total stockholder return, (20) debt reduction or management, (21) market share, (22) fair market value of our common stock, (23) operating income, (24) stock price, (25) effective equipment utilization, (26) achievement of savings from business improvement projects, (27) capital projects deliverables, (28) performance against health, safety and/or environmental targets, (29) safety performance and/or incident rate, (30) human resources management targets, including medical cost reductions and time to hire, (31) satisfactory internal or external audits, (32) sales, (33) reserves, production and related targets, and (34) any of the above goals determined pretax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The terms above are used as applied under generally accepted accounting principles, as applicable.

In addition, to the extent consistent with Section 162(m), in establishing a performance goal for a Section 162(m) award, the Administrator may provide for the manner in which performance will be measured to reflect the impact of any of the following events or occurrences: (i) asset write-downs or impairments to assets; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in Accounting Standards Codification Topic 225; (vi) any change in accounting principles as defined in Accounting Standards Codification Topic 250; (vii) any loss from a discontinued operation as described in Accounting Standards Codification Topic 360; (viii) goodwill impairment charges; (ix) operating results for any business acquired during the calendar year; (x) third party expenses associated with any investment or acquisition; (xi) any amounts pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (xii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (xiii) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; or (xiv) marked-to-market adjustments for financial instruments.

Performance goals for Section 162(m) awards will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m). Performance goals for Section 162(m) awards will be established not later than 90 days after the beginning of any applicable performance period, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m). All determinations by the Administrator as to the establishment, amount and certification of achievement of performance goals will be made in writing and the Administrator may not delegate any responsibility relating to such Section 162(m) awards. Notwithstanding the foregoing, stock options and stock appreciation rights with an exercise price not less than the fair market value of our common stock on the date of grant are intended to be Section 162(m) awards, even if not otherwise contingent upon achievement of a pre-established performance goal or goals. The Stock Incentive Plan does not preclude the Administrator from granting awards to Covered Employees that are not intended to constitute Section 162(m) awards or from determining that is it no longer necessary or appropriate for a Section 162(m) award to qualify as such.

For a detailed description of the other material features of, certain tax consequences associated with participation in and other information regarding the Stock Incentive Plan, please see “Proposal 5: Approval of the Second Amendment to the company’s Stock Incentive Plan to Increase the Number of Shares Reserved for Issuance under the Stock Incentive Plan by 1,600,000 Shares.” A participant in the Stock Incentive Plan will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon.

Required Vote for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of the vote on this proposal.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” PROPOSAL 6 TO APPROVE THE THIRD AMENDMENT AND MATERIAL TERMS OF THE STOCK INCENTIVE PLAN FOR SECTION 162(M) PURPOSES.

Communications, Stockholder Proposals and Other Company Information

Communications with Directors

Our Board welcomes communications from our stockholders and other interested parties.

If any stockholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at Stone, they should send their complaint in writing to Ms. Priestly, the Chairman of the Audit Committee, at our principal executive offices, which are located at the address listed below. Stockholders and any other interested parties may send communications to our Board, to any committee of our Board, to the Lead Director (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, to:

Board of Directors, Committee Name or Director’s name, as appropriate Stone Energy Corporation 625 E. Kaliste Saloom Road Lafayette, Louisiana 70508

We will forward all correspondence directly to the committee or individual director, as appropriate. Our independent directors approved our process for collecting and organizing stockholder communications to the Board.

Stockholder Proposals and Director Nominations

Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at our 2016 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, stockholder proposals should be received by our Secretary at the address below not later than December 10, 2015.

In addition to the requirements of Rule 14a-8, and as more specifically provided in our Bylaws, in order for nominations of persons for election to the Board or a proposal of any other business to be properly brought before the 2016 annual meeting of stockholders, whether or not submitted for inclusion in our proxy statement under Rule 14a-8, it must be submitted in accordance with our Bylaws and must be received at our principal executive offices no earlier than January 22, 2016 and not later than February 21, 2016. Any such proposal must be an appropriate subject for stockholder action under applicable law and must comply with the notice requirements set forth in Article III, Section 13 of our Bylaws and should be sent in writing to:

Stone Energy Corporation, Attention: Secretary 625 E. Kaliste Saloom Road Lafayette, Louisiana 70508 (337) 521-9845 fax

Detailed information for submitting recommendations for director nominees is available upon written request to our Secretary at the address listed above.

Householding of Proxy Materials

The SEC’s proxy rules permit companies and intermediaries, such as brokers, banks and other nominees, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicative information that stockholders receive and lowers printing and mailing costs for companies.

We are householding proxy materials for stockholders of record in connection with the Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of common stock through a broker, bank or other nominee that has determined to household proxy materials, only one set of proxy materials will be delivered to multiple stockholders sharing an address unless you notify your broker, bank or other nominee to the contrary.

We will promptly deliver you a separate copy of the proxy materials for the Annual Meeting if you so request by calling us at (337) 237-0410 or by writing to our Secretary at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, or you may contact your broker, bank or other nominee to make a similar request.

Please contact us or your broker, bank or other nominee directly if you have questions or wish to receive separate copies of our proxy materials in the future. You should also contact us or your broker, bank or other nominee if you wish to request delivery of a single copy if you are currently receiving multiple copies. These options are available to you at any time.

2014 Annual Report

Our 2014 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the SEC, is being furnished to our stockholders primarily via the Internet and mailed to all stockholders who have requested to receive paper copies of the proxy materials. The 2014 Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the financial statements and the financial statement schedules, if any, but not including exhibits, is also available at http://www.edocumentview.com/SGY and a copy will be furnished at no charge to each person to whom a Notice of Internet Availability of Proxy Materials is delivered upon the written request of such person addressed to the following:

Stone Energy Corporation

Attention: Chief Financial Officer 625 E. Kaliste Saloom Road Lafayette, Louisiana 70508

Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expense in furnishing the requested exhibit(s).

Appendix A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

STONE ENERGY CORPORATION

Stone Energy Corporation (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify, in accordance with Section 242 of the Delaware General Corporation Law:

FIRST: That the Board of Directors of the Company duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Company, which Certificate of Incorporation was filed with the Secretary of the State of Delaware on March 15, 1993, as amended by a Certificate of Amendment filed with the Secretary of the State of Delaware on June 4, 1993, as further amended by a Certificate of Amendment filed with the Secretary of the State of Delaware on February 1, 2001, approving said amendment, declaring it to be advisable and recommending said amendment to the stockholders of the Company for approval thereof. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that this Board of Directors hereby determines that it is desirable and in the best interests of the Company and its stockholders to amend the Company’s Certificate of Incorporation, as amended, to increase the number of shares of authorized Common Stock (the “Certificate of Amendment”):

RESOLVED, that, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), and authority granted to and vested in the Board of Directors by the provisions of the Company’s Certificate of Incorporation, as amended, the Board of Directors hereby approves the following proposed amendment to the Company’s Certificate of Incorporation, as amended, and directs that such amendment be submitted to the stockholders of the Company for approval at the 2015 Annual Meeting of the Stockholders of the Company:

The first sentence of Article FOURTH of the Company’s Certificate of Incorporation, as amended, be, and it hereby is, amended to read as follows:

“FOURTH: The total number of shares of capital stock of the corporation shall be 155,000,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $.01 per share, and 150,000,000 shares of Common Stock, par value of $.01 per share.”

RESOLVED, that, if the stockholders shall have voted for the Certificate of Amendment in the form set forth herein above, the officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to prepare, execute and file with the Secretary of State of the State of Delaware the Certificate of Amendment to the Certificate of Incorporation, as amended, in such form with such changes therein as the officers executing the same shall approve, the signature of such officers of the Company thereon to be conclusive evidence of the approval of such changes.

SECOND: That at the annual meeting of the stockholders held on May 21, 2015, the foregoing amendment was duly approved by more than a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon, in accordance with Section 242 of the Delaware General Corporation Law.

A-1

Appendix B

SECOND AMENDMENT TO THE

STONE ENERGY CORPORATION

2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Second Amendment”) to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan, as amended from time to time (the “Plan”), is made by Stone Energy Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company;

WHEREAS, Article X of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time without approval of the stockholders of the Company, subject to certain exceptions including the requirement that any amendment to the Plan to increase the number of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan must be approved by the stockholders of the Company;

WHEREAS, the Board desires to increase the number of shares of Common Stock available under the Plan and to make certain other revisions determined to be advisable by the Chief Executive Officer of the Company; and

WHEREAS, in connection with such approval, the Company hereby adopts this Second Amendment, effective as of May 21, 2015 (the “Effective Date”) and subject to approval by the stockholders of the Company, to (i) increase the number of shares of Common Stock available for issuance under the Plan, (ii) extend the term of the Plan, and (iii) make certain other clarifying changes under the Plan.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.	Paragraph III of the Plan is hereby amended and restated in its entirety to read as follows:

III.    EFFECTIVE DATE AND DURATION OF THE PLAN

The 2004 Plan, the 2001 Plan, the 2000 Plan, and the 1993 Plan were effective on the dates provided therein. The Plan was amended and restated effective and approved by the stockholders of the Company as of May 28, 2009. The Plan was further amended effective May 20, 2011. This Second Amendment shall be effective as of May 21, 2015, provided this Second Amendment is approved by the stockholders of the Company at a duly called meeting of the stockholders (or any adjournment thereof) held on May 21, 2015 (or, if applicable, on the date of such adjournment). If this Second Amendment is not so approved by the stockholders, then this Second Amendment shall be void ab initio, and the Plan shall continue in effect as if this Second Amendment had not been made. No further Awards may be granted under the Plan after May 21, 2025. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired and all Restricted Stock Awards granted under the Plan have vested or been forfeited. No “Bonus Stock Award” (as such term is defined in the 2004 Plan) shall be granted to any individual who was not eligible to receive such award prior to May 28, 2009, under the terms of the 2004 Plan.

B-1

2.	Subparagraph V(a) of the Plan is hereby amended and restated in its entirety to read as follows:

(a) Shares Subject to the Plan. Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan, and the maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 10,125,000 shares (which number includes the number of shares of Common Stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) granted under the 2004 Plan, the 2001 Plan, the 2000 Plan, or the 1993 Plan). Shares of Common Stock subject to an Award under this Plan that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (Restricted Stock Awards shall not be considered “delivered shares” for this purpose), will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award, (ii) shares that were subject to an Option or a Stock Appreciation Right but were not issued or delivered as a result of the net settlement or net exercise of such Option or Stock Appreciation Right and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards under this Plan. The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.

3.    Except as expressly amended or modified in this Second Amendment, all terms and provisions of the Plan are and shall remain in full force and effect and all references therein to such Plan shall henceforth refer to the Plan as modified by this Second Amendment.

B-2

Appendix C

THIRD AMENDMENT TO THE

STONE ENERGY CORPORATION

2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN

THIS THIRD AMENDMENT (this “Third Amendment”) to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan, as amended from time to time (the “Plan”), is made by Stone Energy Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company;

WHEREAS, Article X of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time;

WHEREAS, the Board has previously approved the Second Amendment the Plan to increase the number of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) available under the Plan and to make certain other revisions determined to be advisable by the Chief Executive Officer of the Company;

WHEREAS, in connection with the increase of share of Common Stock, the Board desires to submit the material terms of the Plan to the stockholders of the Company and to make certain other changes to the Plan to provide for the flexibility to make cash payments or awards related to Common Stock intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, in connection with such approval, the Company hereby adopts this Third Amendment, effective as of May 21, 2015 (the “Effective Date”) and subject to approval by the stockholders of the Company, to provide for the award of “performance-based compensation” within the meaning of section 162(m) of the Code pursuant to the Plan.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.	Paragraph VI of the Plan is hereby amended and restated in its entirety to read as follows:

VI. ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are Employees or Nonemployee Directors (collectively “Eligible Persons”). An award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Cash Award, or any combination thereof.

2.	A new Paragraph XII is hereby added to the Plan to read as follows:

XII. PERFORMANCE AWARDS

(a) General. The Committee is authorized to designate any of the Awards granted under the Plan as Performance Awards and to grant Cash Awards (which may or may not be designated as Performance Awards). The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under this Paragraph XII in the case of a Section 162(m) Award. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

(b) Section 162(m) Awards. If the Committee determines that a Performance Award granted to a Covered Employee is intended to qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Paragraph XII provided, however, that nothing in this Paragraph XII or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

(i) Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

(ii) Performance Criteria.

(A) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow from operations; (5) cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction or management; (21) market share; (22) Fair Market Value of the Stock; (23) operating income; (24) share price; (25) effective equipment utilization; (26) achievement of savings from business improvement projects; (27) capital projects deliverables; (28) performance against environmental targets; (29) safety performance and/or incident rate; (30) human resources management targets, including medical cost reductions and time to hire; (31) satisfactory internal or external audits; (32) sales; and (33) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The terms above are used as applied under generally accepted accounting principles, as applicable.

(B) Effect of Certain Events. The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (k) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) marked-to-market adjustments for financial instruments. In addition, Section 162(m) Awards may be adjusted by the Committee in accordance with the provisions of Paragraph IX. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Award to fail to qualify as “performance-based compensation” under section 162(m) of the Code.

(iii) Timing for Establishing Performance Goals. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Committee shall establish (i) the Eligible Persons who will be granted Section 162(m) Awards, and (ii) the objective formula used to calculate the amount of cash or stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected by the Committee from the list set forth in Paragraph XII(b)(ii)(A).

(iv) Section 162(m) Award Pool. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected from the list set forth in this Paragraph XII during the given performance period, as specified by the Committee for the purpose of granting Section 162(m) Awards. The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to such business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the business criteria.

(v) Settlement or Payout of Awards; Other Terms. Except as otherwise permitted under section 162(m) of the Code, after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each business criteria established with respect to each Section 162(m) Award and shall determine the amount of cash or Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Section 162(m) Award.

(vi) Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (A) the establishment of performance goals and performance period with respect to the selected business criteria, (B) the establishment of the objective formula used to calculate the amount of cash or stock payable, if any, based on the level of achievement of such performance goals, and (C) the certification of the level of performance achieved during the performance period with regard to each business criteria selected, shall each be made in writing. Consistent with the terms of Paragraph IV(a), when taking any action with respect to Section 162(m) Awards, the Committee shall be made up entirely of outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder). Further, the Committee may not delegate any responsibility relating to a Section 162(m) Award that would cause the Award to fail to so qualify.

(vii) Options and SARs. Notwithstanding the foregoing provisions of this Paragraph XII, Options and SARs with an Exercise Price or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established performance goal or goals with respect to the business criteria listed above.

(viii) Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of this Plan as in effect on the date of adoption of any Award Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(ix) Limits on Awards to Covered Employees. In each calendar year during any part of which this Plan is in effect, a Covered Employee may not be granted Awards intended to the Section 162(m) Awards, (i) to the extent such Award is based on a number of shares of Stock, relating to more than 500,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Paragraph IX and (ii) to the extent such award is designated to be paid only in cash, or an Award the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $10,000,000.

(e) Additional Defined Terms.

“Cash Award” means an award denominated in cash granted under the Plan including any Performance Award denominated in cash. Cash Awards will constitute Awards for all purposes under the Plan.

“Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified fiscal year.

“Performance Award” means a right to receive Awards based upon performance criteria specified by the Committee.

“Section 162(m) Award” means a Performance Award granted under Paragraph XII hereof to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code.

3. Except as expressly amended or modified in this Third Amendment, all terms and provisions of the Plan are and shall remain in full force and effect and all references therein to such Plan shall henceforth refer to the Plan as modified by this Third Amendment.

Appendix D

Set forth below is the text of the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan and the First Amendment to the 2009 Amended and Restated Stock Incentive Plan. This Appendix D does not reflect the effect of the changes if the proposed Second Amendment and the proposed Third Amendment to the 2009 Amended and Restated Stock Incentive Plan are approved at the annual meeting. For the text of the proposed Second Amendment and the proposed Third Amendment to the 2009 Amended and Restated Stock Incentive Plan, please see Appendix B and Appendix C to this proxy statement.

STONE ENERGY CORPORATION

2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN

I.            PURPOSE

The STONE ENERGY CORPORATION 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN (the “Plan”) is intended to promote the interests of STONE ENERGY CORPORATION, a Delaware corporation (the “Company”), and its stockholders by providing a means whereby Employees and Nonemployee Directors may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, or any combination of the foregoing, as is best suited to circumstances of the particular Employee or Nonemployee Director as provided herein.

The Plan as set forth herein constitutes an amendment and restatement of the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan previously adopted by the Company, and shall supersede and replace in its entirety such plan.

II.            DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Administrator” means the individual or individuals responsible for the administration of the Plan as provided in Subparagraph IV(a).

(b) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(c) “Award” means, individually or collectively, any Option or Restricted Stock Award.

(d) “Board” means the Board of Directors of the Company.

(e) “CEO” means the Chief Executive Officer of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) “Committee” means a committee of the Board that is selected by the Board as provided in Subparagraph IV(a).

(h) “Common Stock” means the common stock of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph IX.

(i) “Company” means Stone Energy Corporation, a Delaware corporation.

(j) “Corporate Change” shall have the meaning assigned to such term in Subparagraph IX(c).

(k) “Employee” means any person in an employment relationship with the Company or any Affiliate.

(l) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Administrator); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Administrator in such manner as it deems appropriate.

(m) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(n) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(o) “1993 Plan” means the Stone Energy Corporation 1993 Nonemployee Directors’ Stock Option Plan.

(p) “Nonemployee Director” means an individual who is a member of the Board but is not an Employee.

(q) “Option” means an Award granted under Paragraph VII and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(r) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(s) “Participant” means an Employee or Nonemployee Director who has been granted an Award.

(t) “Plan” means the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan, as amended from time to time.

(u) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(v) “Restricted Stock Award” means an Award granted under Paragraph VIII.

(w) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(x) “Section 16” means Section 16 of the 1934 Act (including any successor to the same or similar effect).

(y) “Stock Appreciation Right” shall have the meaning assigned to such term in Subparagraph VII(d).

(z) “2000 Plan” means the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan.

(aa) “2001 Plan” means the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan.

(bb) “2004 Plan” means the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan.

III.        EFFECTIVE DATE AND DURATION OF THE PLAN

[PLEASE NOTE THAT PARAGRAPH III WILL BE REPLACED IN ITS ENTIRETY IF THE PROPOSED SECOND AMENDMENT TO THE 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN IS APPROVED BY STOCKHOLDERS. PLEASE SEE APPENDIX B TO THIS PROXY STATEMENT FOR THE FULL TEXT OF THE PROPOSED SECOND AMENDMENT.] The 2004 Plan, the 2001 Plan, the 2000 Plan, and the 1993 Plan were effective on the dates provided therein. This amendment and restatement shall be effective as of May 28, 2009, provided this amendment and restatement is adopted by the Board on or before such date and approved by the stockholders of the Company at a duly called meeting of the stockholders (or any adjournment thereof) held on May 28, 2009 (or, if applicable, on the date of such adjournment). If this amendment and restatement is not so approved by the stockholders, then this amendment and restatement shall be void ab initio, and the 2004 Plan shall continue in effect as if this amendment and restatement had not occurred, and any awards previously granted under the 2004 Plan shall continue in effect under the terms of the grant; provided, further, that thereafter awards may continue to be granted pursuant to the terms of the 2004 Plan, as in effect prior to this amendment and as may be otherwise amended hereafter. No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired and all Restricted Stock Awards granted under the Plan have vested or been forfeited. No “Bonus Stock Award” (as such term is defined in the 2004 Plan) shall be granted to any individual who was not eligible to receive such award prior to May 28, 2009, under the terms of the 2004 Plan.

IV.        ADMINISTRATION

(a) Administrator. The Plan shall be administered by the Administrator, which shall mean (i) in the context of Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is subject to Section 16 (other than a Nonemployee Director), the Committee, (ii) in the context of Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any Nonemployee Director, the Board, or (iii) in the context of Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is not subject to Section 16, the CEO (or, if the CEO is not a member of the Board, the Committee), unless the Plan specifies that the Committee shall take specific action (in which case such action may only be taken by the Committee) or the Committee (as to any Award described in this clause (iii) or the administration or interpretation of any specific provision of the Plan) specifies that it shall serve as Administrator. The Board may from time to time, in its sole discretion, put any conditions, restrictions and limitations on the powers that may be exercised under the Plan by the Chief Executive Officer in his capacity as Administrator as provided in the preceding sentence. The Committee shall be a committee of, and appointed by, the Board that shall be comprised solely of two or more directors who are both (A) outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (B) non-employee directors (within the meaning of Rule 16b-3).

(b) Powers. Subject to the express provisions of the Plan, the Administrator shall have sole authority, in its discretion, to select which Employees and Nonemployee Directors shall receive an Award, the time or times when such Award shall be made, the type of the Award that shall be made, and the number of shares to be subject to each Award. In making such determinations, the Administrator may take into account the nature of the services rendered by the respective Employees and Nonemployee Directors, their present and potential contributions to the Company’s success and such other factors as the Administrator in its discretion shall deem relevant.

(c) Additional Powers. The Administrator shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Administrator to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Administrator shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Administrator with respect to the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be final; provided, however, that in the event of any conflict in any such determination or decision as between the Committee and the CEO, each acting in capacity as Administrator of the Plan, the determination of the Committee shall be conclusive.

V.            SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a) Shares Subject to the Plan and Award Limits. [PLEASE NOTE THAT PARAGRAPH V(a) WILL BE REPLACED IN ITS ENTIRETY IF THE PROPOSED SECOND AMENDMENT TO THE 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN IS APPROVED BY STOCKHOLDERS. PLEASE SEE APPENDIX B TO THIS PROXY STATEMENT FOR THE FULL TEXT OF THE PROPOSED SECOND AMENDMENT.] Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan, and the maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 5,725,000 shares (which number includes the number of shares of Common Stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) granted under the 2004 Plan, the 2001 Plan, the 2000 Plan, or the 1993 Plan); provided, however, that the aggregate number of shares shall not include any shares of Common Stock issued pursuant to an automatic “Bonus Stock Award”

(as defined in and granted under the provisions of the 2004 Plan). Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan to any one individual during the period beginning on May 28, 2009 and ending on the last day of the term of the Plan may not exceed 50% of the number of additional shares made subject to the Plan as of May 28, 2009 (subject to adjustment from time to time in accordance with the provisions of the Plan). The limitation set forth in the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options granted to Employees that are canceled or repriced.

(b) Grant of Awards. The Administrator may from time to time grant Awards to one or more Employees or Nonemployee Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c) Stock Offered. Subject to the limitations set forth in Subparagraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company’s stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Restricted Stock Award or stock settlement of any other form of Award.

VI.        ELIGIBILITY

[PLEASE NOTE THAT PARAGRAPH VI WILL BE REPLACED IN ITS ENTIRETY IF THE PROPOSED THIRD AMENDMENT TO THE 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN IS APPROVED BY STOCKHOLDERS. PLEASE SEE APPENDIX C TO THIS PROXY STATEMENT FOR THE FULL TEXT OF THE PROPOSED THIRD AMENDMENT.] Awards may be granted only to persons who, at the time of grant, are Employees or Nonemployee Directors. An award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, or any combination thereof.

VII.        STOCK OPTIONS

(a) Option Period. The term of each Option shall be as specified by the Administrator at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Administrator.

(c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Administrator shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment or (ii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Administrator with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor (“Stock Appreciation Rights”), on such terms and conditions as the Administrator in its sole discretion may prescribe; provided, that, except as provided in Subparagraph IX(c), the Administrator shall retain final authority (i) to determine whether a Participant shall be permitted or (ii) to approve an election by a Participant, to receive cash in full or partial settlement of Stock Appreciation Rights. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Administrator may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

(e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Administrator but, subject to adjustment as provided in Paragraph IX, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Administrator. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Administrator. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(f) Restrictions on Repricing of Options. Except as provided in Paragraph IX, the Administrator may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to reduce the option price of outstanding Options or cancel any outstanding Options in exchange for cash, other awards or Options with an option price that is less than the option price of the original Options.

(g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

VIII.        RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Administrator. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Administrator that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Administrator, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Administrator, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Administrator, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Administrator, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Administrator, (10) the economic value added, (11) the return on capital, assets, or stockholders’ equity achieved by the Company, or (12) the total stockholders’ return achieved by the Company, (ii) the Participant’s continued employment with the Company or its parent or subsidiary corporation or continued service as a Nonemployee Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or its parent or subsidiary corporation, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Administrator.

(b) Other Terms and Conditions. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Administrator pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Administrator may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Nonemployee Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c) Payment for Restricted Stock. The Administrator shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Administrator’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Administrator may, in its discretion and as of a date determined by the Administrator, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Administrator pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, except in connection with a Corporate Change, the Administrator may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treasury regulation §1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

(e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Administrator may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph VIII(d) above, the Administrator may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX.        RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of the directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph IX(d) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d) Change of Control Value. For the purposes of clause (2) in Subparagraph IX(c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate

Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph or Subparagraph IX(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph IX, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Award so as to prevent the dilution or enlargement of rights. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph IX, the aggregate number of shares available under the Plan, the aggregate number of shares that may be issued under the Plan through Incentive Stock Options, the maximum number of shares that may be subject to Awards granted to any one individual, and any conditions, restrictions or limitations on the Awards that may be granted by the CEO shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

(g) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

X.            AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to materially increase the benefits accruing to Nonemployee Directors participating in the Plan, (b) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (c) amend or delete Subparagraph VII(f).

XI.            MISCELLANEOUS

(a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Administrator shall be deemed to give an Employee or Nonemployee Director any right to be granted an Option, a Restricted Stock Award, or any other rights hereunder except as may be evidenced by an Option Agreement or a Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment relationship at any time. Nothing contained in the Plan shall confer upon any Nonemployee Director any right with respect to continuation of membership on the Board.

(c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Administrator deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations.

(d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Subparagraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Administrator.

(f) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

[PLEASE NOTE THAT A NEW PARAGRAPH XII WILL BE ADDED IF THE PROPOSED THIRD AMENDMENT TO THE 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN IS APPROVED BY STOCKHOLDERS. PLEASE SEE APPENDIX C TO THIS PROXY STATEMENT FOR THE FULL TEXT OF THE PROPOSED THIRD AMENDMENT.]

FIRST AMENDMENT TO

STONE ENERGY CORPORATION

2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN

WHEREAS, STONE ENERGY CORPORATION, a Delaware corporation (the “Company”), has heretofore adopted the STONE ENERGY CORPORATION 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows:

1. The first sentence of Paragraph V(a) of the Plan shall be deleted and the following shall be substituted therefor:

[PLEASE NOTE THAT PARAGRAPH V(a) WILL BE REPLACED IN ITS ENTIRETY IF THE PROPOSED SECOND AMENDMENT TO THE 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN IS APPROVED BY STOCKHOLDERS. PLEASE SEE APPENDIX B TO THIS PROXY STATEMENT FOR THE FULL TEXT OF THE PROPOSED SECOND AMENDMENT.] “Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan, and the maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 8,525,000 shares (which number includes the number of shares of Common Stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) granted under the Plan, the 2004 Plan, the 2001 Plan, the 2000 Plan, or the 1993 Plan); provided, however, that the aggregate number of shares shall not include any shares of Common Stock issued pursuant to an automatic “Bonus Stock Award” (as defined in and granted under the provisions of the 2004 Plan).”

2. This amendment to the Plan shall be effective as of the date of the 2011 annual meeting of the Company’s stockholders provided that this amendment to the Plan is approved by the stockholders of the Company at such meeting. If this amendment to the Plan is not so approved at such meeting, then this amendment to the Plan shall be void ab initio.

3. As amended hereby, the Plan is specifically ratified and reaffirmed.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2015.

Vote by Internet • Go to www.envisionreports.com/SGY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3, 4, 5 and 6.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - George R. Christmas	☐	☐	☐	02 - B.J. Duplantis	☐	☐	☐	03 - Peter D. Kinnear	☐	☐	☐
04 - David T. Lawrence	☐	☐	☐	05 - Robert S. Murley	☐	☐	☐	06 - Richard A. Pattarozzi	☐	☐	☐
07 - Donald E. Powell	☐	☐	☐	08 - Kay G. Priestly	☐	☐	☐	09 - Phyllis M. Taylor	☐	☐	☐
10 - David H. Welch	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015	☐	☐	☐	3. Advisory vote to approve named executive officer compensation	☐	☐	☐

4. Proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock from 100,000,000 shares to 150,000,000 shares	☐	☐	☐	5. Proposal to approve the Second Amendment to the Company’s Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan by 1,600,000 shares	☐	☐	☐

6.  Proposal to approve the Third Amendment to the Company’s Stock Incentive Plan setting forth the eligible employees, business criteria and maximum annual per person compensation limits under the Stock Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code

☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

2015 Annual Meeting

Stone Energy Corporation Stockholders

Thursday, May 21, 2015, at 10:00 a.m., Central Time

Windsor Court Hotel

300 Gravier Street

New Orleans, LA 70130

Directions to the Stone Energy Corporation 2015 Annual Meeting of Stockholders

Traveling I-10 Eastbound: Head southeast on US 90 Bus W. Take Exit 11C, Tchoupitoulas/South Peters St. Turn left onto South Peters St. Cross Poydras, turn left onto Gravier St., Windsor Court Hotel is on left. 300 Gravier St.

Traveling I-10 Westbound: Exit 235B. Merge onto S. Derbigny St. Turn right onto Canal St. Turn right onto Tchoupitoulas St. Turn left onto Gravier St., Windsor Court Hotel is on right. 300 Gravier St.

Traveling US-90 Business: Head west on US 90 E. Take Exit 11C, Tchoupitoulas St. Proceed straight through intersection at base of ramp. Turn left at next intersection, S. Peters St. Cross Poydras, turn left onto Gravier St., Windsor Court Hotel is on left. 300 Gravier St.

Parking: Valet offered at Windsor Court. Public parking is offered at 542 Tchoupitoulas St., continue straight on Tchoupitoulas St. passing Gravier St., cross Poydras St., parking lot on left.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — Stone Energy Corporation

Notice of 2015 Annual Meeting of Stockholders

Windsor Court Hotel

300 Gravier Street, New Orleans, LA 70130

Proxy Solicited by Board of Directors for Annual Meeting – May 21, 2015

David H. Welch, Richard A. Pattarozzi and B.J. Duplantis, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Stone Energy Corporation to be held on May 21, 2015 or at any postponement or adjournment thereof.

A Stockholder’s shares represented by this proxy will be voted on the proposals in accordance with such Stockholder’s instructions. If no such instructions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposals 2, 3, 4, 5 and 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

■		+
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.